Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-189385 and 333-189385-04

Prospectus Supplement to Prospectus dated November 14, 2014

$1,196,830,000

Ford Credit Auto Owner Trust 2014-C

Issuing Entity or Trust

Ford Credit Auto Receivables Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page S-12 of this prospectus supplement and on page 7 of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes(1)	$ 381,500,000	0.23000%	December 15, 2015
Class A-2 notes	508,000,000	0.61%	August 15, 2017
Class A-3 notes	504,400,000	1.06%	May 15, 2019
Class A-4 notes	105,510,000	1.56%	February 15, 2020
Class B notes	47,350,000	1.97%	April 15, 2020
Class C notes	31,570,000	2.16%	August 15, 2020
Class D notes(1)	31,570,000	2.75%	May 15, 2021
Total	$1,609,900,000

(1)            The Class A-1 and Class D notes are not being offered by this prospectus supplement or the prospectus.

•      The notes will be backed by a pool of car, light truck and utility vehicle receivables purchased by Ford Credit from dealers.

•      The trust will pay interest and principal on the notes on the 15th day of each month (or if not a business day, the next business day).  The first payment date will be December 15, 2014.  The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full prior to that date.

•      The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

•      The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-2 notes	99.99664%	0.170%	99.82664%
Class A-3 notes	99.98529%	0.220%	99.76529%
Class A-4 notes	99.97752%	0.270%	99.70752%
Class B notes	99.97829%	0.300%	99.67829%
Class C notes	99.99153%	0.330%	99.66153%
Total	$1,196,702,061.65	$2,504,388.00	$1,194,197,673.65

(1)                Before deducting expenses estimated to be $1,100,000 and any selling concessions rebated to the depositor by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

BofA Merrill Lynch
Citigroup
RBC Capital Markets
RBS

The date of this prospectus supplement is November 18, 2014

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus provide information about Ford Credit Auto Owner Trust 2014-C and the terms of the notes to be issued by the trust.  You should only rely on information provided or referenced in this prospectus supplement and the prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•                  Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the credit enhancement available for the notes,

•                  Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•                  Summary — describes the main terms of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus supplement contain more detailed descriptions of the notes and the structure of this securitization transaction.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus.  The Table of Contents contains references to key topics.

An index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based on information and assumptions Ford Credit and the depositor consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation.  Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes.  You should read this prospectus supplement and the prospectus in their entirety for a more detailed description of this securitization transaction.

(1)      The reserve account will be funded on the closing date at 0.50% of the initial pool balance.

(2)      Overcollateralization is the amount by which the pool balance or the adjusted pool balance exceeds the principal amount of the notes.  The “adjusted pool balance” is the pool balance reduced by the yield supplement overcollateralization amount.  Initially, the Class A, Class B and Class C notes will be approximately fully collateralized on an adjusted pool balance basis and together with the Class D notes will be undercollateralized by approximately 2.00% on an adjusted pool balance basis.

(3)      The targeted overcollateralization amount will adjust each period and is calculated as described under “Credit Enhancement — Overcollateralization” in this prospectus supplement.

(4)      The yield supplement overcollateralization amount is a component of the targeted overcollateralization amount and is calculated as described under “Credit Enhancement — Overcollateralization” in this prospectus supplement.

(5)     Excess spread is available, as a component of available funds, to make required principal payment on the notes and, as a result, provides a source of funds to absorb losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.

(6)      All notes other than the Class D notes benefit from subordination of more junior classes to more senior classes.  The subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred.  For a more detailed description of subordination within this securitization transaction, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

(7)      All available funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used, first, to pay principal of the Class A-1 notes until paid in full and, thereafter, to pay principal on the remaining notes until the targeted overcollateralization amount is reached.

(8)      The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction.  Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes.  It does not contain all of the information that you should consider in making your investment decision.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus supplement, especially “Risk Factors” beginning on page S-12, and the prospectus in their entirety.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase from Ford Credit a pool of retail installment sale contracts, or “receivables,” that were purchased by Ford Credit from motor vehicle dealers.  The trust will issue the notes to the depositor in exchange for the receivables on the closing date.  The depositor will sell the offered notes to the underwriters who will sell them to investors.

Transaction Parties

Sponsor, Servicer and Administrator

Ford Motor Credit Company LLC, or “Ford Credit”

Depositor

Ford Credit Auto Receivables Two LLC

Issuing Entity or Trust

Ford Credit Auto Owner Trust 2014-C

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon.

For more information about the transaction parties, you should read “Transaction Parties” in this prospectus supplement.

Closing Date

The trust expects to issue the notes on or about November 25, 2014, or the “closing date.”

Cutoff Date

The trust will be entitled to collections on the receivables applied on or after November 1, 2014, or the “cutoff date.”

Notes

The trust will issue the following classes of notes:

	Principal Amount	Interest Rate
Class A-1 notes(1)	$381,500,000	0.23000%
Class A-2 notes	$508,000,000	0.61%
Class A-3 notes	$504,400,000	1.06%
Class A-4 notes	$105,510,000	1.56%
Class B notes	$47,350,000	1.97%
Class C notes	$31,570,000	2.16%
Class D notes(1)	$31,570,000	2.75%

(1)     The Class A-1 and Class D notes are not being offered by this prospectus supplement or the prospectus.

The Class A-1, Class A-2, Class A-3 and Class A-4 notes are collectively referred to as the “Class A notes.”  The Class A-2, Class A-3, Class A-4, Class B and Class C notes are being offered by this prospectus supplement and the prospectus and are collectively referred to as the “offered notes” and, together with the Class A-1 and Class D notes, or the “notes.”

The depositor will initially retain the Class D notes and the residual interest in the trust.

Payment Dates

The trust will pay interest and principal on the notes on “payment dates” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be December 15, 2014.

The notes, except the Class A-1 notes, will accrue interest on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to December 15, 2014, for the first period).

The Class A-1 notes will accrue interest on an “actual/360” basis from the prior payment date (or from the closing date to December 15, 2014, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.  It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

Final Scheduled Payment Date
Class A-1 notes	December 15, 2015
Class A-2 notes	August 15, 2017
Class A-3 notes	May 15, 2019
Class A-4 notes	February 15, 2020
Class B notes	April 15, 2020
Class C notes	August 15, 2020
Class D notes	May 15, 2021

For a more detailed description of the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase all of the receivables on any payment date that the pool balance is 5% or less of the initial pool balance.  The servicer may exercise its clean up call option only if the purchase price for the receivables will be sufficient to pay in full the notes and all fees and expenses of the trust.  Upon the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read “Description of the Notes  — Optional Redemption or ‘Clean Up Call’ Option” in this prospectus supplement.

Form and Minimum Denomination

The notes will be issued in book-entry form.  The offered notes will be available in minimum denominations of $1,000 and in multiples of $1,000.

Trust Assets

The trust assets will include:

•                  the receivables and collections on the receivables applied on or after the cutoff date,

•                  security interests in the financed vehicles,

•                  proceeds from claims on any insurance policies covering the financed vehicles or the obligors,

•                  rights to funds in the reserve account and the collection account, and

•                 rights under the transaction documents for the repurchase of ineligible receivables and purchase of servicer impaired receivables and servicer modified receivables.

Receivables

The receivables that will be sold to the trust are retail installment sale contracts secured by new and used cars, light trucks and utility vehicles.  As of the cutoff date, the aggregate principal balance of the receivables was $1,673,565,407.25, or the “initial pool balance.”

Summary characteristics of the receivables as of the cutoff date:

Number of receivables	76,623
Average principal balance	$21,841.55
Weighted average(1) APR	3.73%
Weighted average(1) FICO® score(2)	731
Weighted average(1) remaining term	54.8 months
Weighted average(1) original term	63.4 months
Original term over 60 months(3)	43.92%
Remaining term over 60 months(3)	34.66%
Percentage new vehicle(3)	89.38%
Percentage car(3)(4)	25.77%
Percentage light truck(3)(4)	44.22%
Percentage utility(3)(4)	29.10%

(1)                 Weighted averages are weighted by the principal balance of each receivable on the cutoff date.

(2)      This weighted average excludes receivables that have obligors who did not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.

(3)                 As a percentage of initial pool balance.

(4)                 Car includes sedans, hatchbacks and coupes.  Light truck includes vans, minivans and light pick-up trucks.  Utility includes wagons, SUVs and cross-overs.  Vehicles other than Ford, Lincoln and Mercury vehicles are not categorized by Ford Credit and are excluded from these categories.

For more information about the characteristics of the receivables, you should read “Receivables — Composition of the Receivables” in this prospectus supplement.

Servicer

Ford Credit will be the servicer of the receivables.

The trust will pay the servicer a servicing fee on each payment date equal to 1/12 of 1% of the pool balance at the beginning of the prior month.

For more information about the servicer, you should read “Transaction Parties — Servicer” in this prospectus supplement.

Priority of Payments

On each payment date, the trust will use available funds for the prior month to make payments in the order of priority listed below.  Available funds will include all amounts collected on the receivables.  This priority will apply unless the notes are accelerated after an event of default.

(1)     Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $150,000 per year,

(2)     Servicing Fee — to the servicer, the servicing fee,

(3)     Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)     First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A notes, over (b) the adjusted pool balance,

(5)     Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)     Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A and Class B notes, over (b) the adjusted pool balance, which amount will be reduced by any first priority principal payment on that payment date,

(7)     Class C Note Interest — to the Class C noteholders, interest due on the Class C notes.

(8)     Third Priority Principal Payment — to the Class A, Class B and Class C noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A, Class B and Class C notes, over (b) the adjusted pool balance, which amount will be reduced by any first and second priority principal payments on that payment date,

(9)     Class D Note Interest — to the Class D noteholders, interest due on the Class D notes,

(10)  Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class D notes,

(11)  Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the greater of (a) the principal amount of the Class A-1 notes and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the targeted overcollateralization amount, which amount will be reduced by any first, second and third priority principal payments on that payment date,

(12)  Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due to the extent not paid in item (1) above, and

(13)  Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

For a more detailed description of the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.  For a more detailed description of the targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the receivables and potential shortfalls in the amount of cash available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $8,367,827.04 in the reserve account, which is 0.50% of the initial pool balance.

If collections on the receivables and other amounts are insufficient to cover the fees and expenses of the trust, including interest payments and any priority principal payments on the notes, the indenture trustee will withdraw funds from the reserve account to cover the shortfall and treat that amount as available funds.  The indenture trustee also will withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

If amounts are withdrawn from the reserve account, they will be replenished to the extent of available funds on subsequent payment dates occurring prior to the final scheduled payment date for the Class D notes after all higher priority payments are made.

For more information about the reserve account, you should read “Credit Enhancement — Reserve Account” in this prospectus supplement.

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.  The trust will not pay interest on the Class B, Class C or Class D notes until all interest due on the Class A notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (beginning with the Class A-1 notes).  The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on any payment date, the trust will pay principal to the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.

For a more detailed description of the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes.  Overcollateralization means there will be additional receivables generating collections that will be available to cover losses on the receivables and shortfalls in interest collections due to any low-APR receivables.  The initial amount of overcollateralization for the notes will be $63,665,407.25, which is 3.80% of the initial pool balance.

Overcollateralization may also be expressed as a percentage of the “adjusted pool balance,” which is the pool balance less the yield supplement overcollateralization amount.  The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the Class A, Class B and Class C notes.  On an adjusted pool balance basis, the initial amount of overcollateralization for the notes is actually negative, resulting in undercollateralization of approximately 2.00% of the adjusted pool balance, which is approximately the initial principal amount of the Class D notes.

This securitization transaction is structured to use all available funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to make principal payments on the notes until the targeted overcollateralization amount is reached.  After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level.  The targeted overcollateralization amount will adjust each month and generally will equal the sum of (a) the yield supplement overcollateralization amount for that month, plus (b) the excess, if any, of 1.50% of the current pool balance over 0.50% of the initial pool balance (the amount required to be on deposit in the reserve account).  When the pool balance has decreased to the point where 1.50% of the current pool balance is equal to or less than 0.50% of the initial pool balance, the targeted overcollateralization amount for each payment date will be the yield supplement overcollateralization amount for that payment date.  At that point, on an adjusted pool balance basis, the overcollateralization becomes zero.

For a more detailed description of the targeted overcollateralization amount, you should read

“Credit Enhancement — Overcollateralization” in this prospectus supplement.

Yield Supplement Overcollateralization Amount

A substantial number of the receivables have an annual percentage rate or “APR” less than the highest interest rate paid on the notes.  To compensate for the low APRs on these receivables, the notes are structured with a type of overcollateralization known as yield supplement overcollateralization.  The “yield supplement overcollateralization amount” for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a stated rate are less than future payments would be on those receivables if their APRs were equal to the stated rate.  The stated rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes and will at least equal the highest interest rate on the notes plus the servicing fee.  The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date.

For a more detailed description of the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Excess Spread

For any payment date, excess spread is equal to the excess of (a) the sum of the interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the prior payment date (or the closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the interest on the notes and any required deposits in the reserve account.  Any excess spread will be applied on each payment date, as a component of available funds, to make principal payments on the Class A-1 notes until paid in full and then to make principal payments on the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, excess spread provides a source of funds to absorb losses on the receivables.  To the extent the amount of excess spread exceeds the amount of any losses, it is available to pay principal on the notes.  This causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described under “Description of the Notes — Payments of Principal” in this prospectus supplement.

For a more detailed description of the use of excess spread as credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization” and “— Excess Spread” in this prospectus supplement.

Repurchases of Receivables

Ford Credit will make representations about the origination, characteristics and transfer of the receivables.  If a representation is later discovered to have been untrue and has a material adverse effect on any receivable then it was not eligible to be sold to the depositor or the trust.  Ford Credit must repurchase the ineligible receivable unless it cures the breach.  Similarly, if Ford Credit as servicer materially impairs any receivable, it must purchase the impaired receivable unless it cures the impairment.  In addition, Ford Credit as servicer will purchase a receivable from the trust if it makes specific modifications, including if it grants payment extensions resulting in the final payment date of the receivable being later than the final scheduled payment date of the most junior class of notes issued by the related trust.  The servicer also will purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled payment due dates of the receivable.

For a more detailed description of the representations made about the receivables and the repurchase obligation if these representations are breached, you should read “Transfers of the Receivables” in this prospectus supplement.  For a more detailed description of servicer impaired and servicer modified receivables and the purchase obligation for these receivables, you should read “Servicing the Receivables and the Securitization Transaction — Servicer Modifications and Obligation to Purchase Receivables” in the prospectus.

Controlling Class

Holders of the Controlling Class will control some decisions regarding the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the receivables or direct the indenture trustee to exercise other remedies following an event of default.  Holders of notes that are not part of the Controlling Class will not have these rights.

The “Controlling Class” will be the outstanding classes of the Class A notes, voting as a single class, while any Class A notes are outstanding.  After the Class A notes are paid in full, the most senior class of notes outstanding will be the Controlling Class.

Ratings

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”

The ratings of the notes will reflect the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms.  Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by the other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•                  the offered notes will be treated as debt, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement and in the prospectus.

Investment Considerations

The trust is not a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Act, commonly known as the “Volcker Rule,” and is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940.  In determining that the trust is not a “covered fund,” the trust will rely on the exemption in Rule 3a-7 of the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust.

Contact Information for the Depositor

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133

Contact Information for the Servicer

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone number: (313) 206-5899
Fax number: (313) 390-4133
Website: www.fordcredit.com

CUSIP Numbers

CUSIP
Class A-2 notes	34530P AC6
Class A-3 notes	34530P AD4
Class A-4 notes	34530P AE2
Class B notes	34530P AF9
Class C notes	34530P AG7

RISK FACTORS

In addition to the risk factors starting on page 7 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the notes.

The Class B and Class C notes will be subject to greater risk because of subordination

The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes until all interest on the Class A notes is paid in full, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full. The Class C and Class D notes bear even greater risk because of similar subordination to all more senior classes of notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes

An event of default may result in an acceleration of payments on your notes. You will suffer losses if collections on the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes. If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the Controlling Class until all interest and principal on the notes of the Controlling Class are paid in full.

For a more detailed description of events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration” in this prospectus supplement and “Description of the Notes — Events of Default and Remedies” in the prospectus. For a more detailed description of the change in the priority of payments following events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Overcollateralization may not increase as expected

The overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the pool balance from the amortization of the receivables. There can be no assurance that the targeted overcollateralization amount will be reached or maintained, or that the receivables will generate sufficient collections to pay your notes in full.

For a more detailed description of overcollateralization as a form of credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes

Some of the receivables will have APRs that are less than the interest rate on your notes plus various fees. Payments on receivables with higher APRs help compensate for the reduced payments made on receivables with lower APRs. Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes by reducing the amounts available to make interest and principal payments on your notes.

Geographic concentration may result in more risk to you

As of the cutoff date, the billing addresses of the obligors of the receivables were concentrated in Texas (15.01%), California (8.90%) and Florida (6.31%). No other state made up more than 5% of the initial pool balance. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, repossession or credit loss experience of the trust and could result in delays in payments or losses on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes

For several years following the start of the 2008 financial crisis, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in the financial markets and the secondary markets have improved, volatility remains due to several factors, including the uncertainty surrounding the level and sustainability of the sovereign debt of several European countries and the weakness in the eurozone, and future events could occur that will have an adverse effect on the liquidity of the secondary market. If the lack of liquidity in the secondary market reoccurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

An economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes

For several years following the start of the 2008 financial crisis, the United States experienced a severe economic downturn that at some times adversely affected the performance of the receivables in Ford Credit’s portfolio. During this downturn, high unemployment and a lack of availability of credit led to increased delinquency and default rates by obligors and decreased consumer demand for cars, trucks and utility vehicles. In addition, during some periods of the economic downturn there were reduced used vehicle prices, which increased the amount of losses on defaulted receivables. While some economic factors, such as the availability of credit, consumer demand and used vehicle prices, have improved, other factors, such as unemployment, have not yet improved to levels that existed prior to the financial crisis. If an economic downturn reoccurs, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit’s portfolio of U.S. retail installment sales contracts, you should read “Transaction Parties — Servicer — Delinquency, Repossession and Credit Loss Experience” in this prospectus supplement.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency’s assessment of the future performance of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that the rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the notes and the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit. The Dodd-Frank Act created the Consumer Financial Protection Bureau, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services. In addition, it will increase regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the receivables, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositor or the trust.

For a discussion of the alternative liquidation framework established by the Dodd-Frank Act for non-bank financial companies, you should read “Risk Factors — Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust” and “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Over the past several months, regulatory activity relating to the automotive finance sector and auto loan securitization has increased, particularly with respect to subprime auto finance. In September 2014, the Consumer Financial Protection Bureau proposed supervising the largest nonbank automotive finance companies, such as Ford Credit, which may lead to examinations of nonbank automotive finance companies for compliance with consumer finance protection laws as early as 2015. Since July 2014, several subprime auto lenders have reported that the U.S. Department of Justice and/or various state attorneys general have served them with subpoenas requesting information relating to their subprime auto lending practices. Separately, Ford Credit recently received a voluntary document request from the SEC in connection with its investigation into “certain practices in subprime auto loan ABS.” The SEC has informed Ford Credit that the request has been made to a number of automotive finance companies as part of an industry-wide investigation, and Ford Credit is cooperating with the request. No assurance can be given that any such regulatory activity, if applicable to Ford Credit, would not have an adverse impact on Ford Credit’s securitization programs or your notes.

TRANSACTION PARTIES

The following information identifies specific transaction parties for this securitization transaction.  For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “Sponsor and Servicer,” “Depositor,” “Issuing Entity,” “Indenture Trustee” and “Owner Trustee” in the prospectus.

Depositor

The depositor is Ford Credit Auto Receivables Two LLC.  Ford Credit is the sole member of the depositor.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Owner Trust 2014-C.  The trust’s fiscal year is the calendar year.

On the closing date, the depositor will sell the receivables to the trust and make an initial deposit in the reserve account in exchange for the notes and the residual interest in the trust.  The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$381,500,000.00
Class A-2 notes	508,000,000.00
Class A-3 notes	504,400,000.00
Class A-4 notes	105,510,000.00
Class B notes	47,350,000.00
Class C notes	31,570,000.00
Class D notes	31,570,000.00
Residual Interest — Initial Overcollateralization	63,665,407.25
Subtotal — Initial Pool Balance	$1,673,565,407.25
Reserve Account	8,367,827.04
Total	$1,681,933,234.29

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” a national banking association, acts as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $389 billion as of June 30, 2014, is the parent company of U.S. Bank.  As of June 30, 2014, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000.  As of June 30, 2014, U.S. Bank Trust was acting as owner trustee with respect to over 600 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000.  As of June 30, 2014, U.S. Bank Trust was acting as owner trustee on 85 issuances of auto-backed securities.

For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.

Sponsor

Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction.  The receivables were purchased by Ford Credit from motor vehicle dealers in the ordinary course of Ford Credit’s business.

Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles. The number of contracts purchased by Ford Credit is correlated to Ford vehicle sales and is influenced by market conditions and competitive pressures.  A substantial percentage of the contracts purchased by Ford Credit are originated under Ford-sponsored vehicle marketing incentive programs.  As a result, changes in origination volumes and the types of contracts purchased are caused primarily by changes in sales of Ford vehicles and changes in Ford-sponsored marketing programs.  The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase some retail installment sale contracts and Ford Credit may limit purchases of some types of contracts for risk management purposes.

The following table contains information about the retail installment sale contracts purchased by Ford Credit from motor vehicle dealers during each of the periods indicated.

Origination Characteristics

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Number of receivables originated	640,640	568,800	764,705	714,226	658,372	575,266	519,452
Aggregate original principal balance (in millions)	$17,431	$15,225	$20,612	$18,809	$17,083	$14,671	$12,420
Weighted average(1) original term in months	63.6	62.2	62.2	62.1	61.2	60.7	60.3
Weighted average(1) FICO® score at origination(2)	735	733	734	730	730	721	719
Subvened receivables(3)	47%	35%	36%	35%	47%	59%	64%

(1)                 Weighted averages are weighted by the original principal balance of each receivable.

(2)                 This weighted average excludes receivables that have obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.

For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus.

(3)      As a percent of the original principal balance of contracts purchased during the period.

Ford marketing programs offer either cash rebates or subvened financing through which Ford uses its marketing funds to provide low-APR financing for customers.  Ford’s marketing programs typically offer customers a choice between cash rebates and subvened financing, and the customer’s choice changes the proportion of subvened receivables purchased by Ford Credit. The relative attractiveness to customers of a cash rebate or subvened financing depends on a number of factors including the amount of the cash rebate, the amount of the subvention and the availability in the market of low rate financing for the customer.  The combination of these factors can lead to increases in subvened financing when the Ford-sponsored marketing programs emphasize low rate financing.  The combination of these factors can also lead to a decrease in subvened financing, such as beginning in 2012, when the availability in the market of low rate financing caused more high quality customers to select the Ford cash rebate over subvened financing and the principal balance of subvened receivables as a percentage of all contracts purchased decreased to approximately 35% for the year and dipped as low as 28% in the fourth quarter.  Many of those customers chose to finance with Ford Credit in order to receive cash rebates that were only available with Ford Credit financing.  Subvened financing decreased further to 24% in the first quarter of 2013 and has increased since then as Ford-sponsored marketing programs began to emphasize low rate financing.

The weighted average original term in months of the contracts purchased by Ford Credit has increased during the periods covered in the table above due to Ford-sponsored marketing programs and strong market demand for extended term contracts.  During the periods covered in the table above, contracts with terms exceeding 60 months represented approximately 35% - 50% of the principal balance of contracts purchased. The percentage of the principal balance of these contracts has increased since 2011 and was approximately 47% through September 2014. The percentage of the principal balance of 75-month contracts purchased through September 2014 represented less than 1% of the principal balance of the contracts purchased.

During the periods covered in the table above, contracts to finance the purchase of used vehicles represented approximately 9% to 19% of the principal balance of contracts purchased.  This includes certified pre-owned vehicles that have been about half of the principal balance of used vehicle contracts but increased each year since 2011 to reach approximately 65% in the third quarter of 2014.  The increase in the percentage of contracts to finance the purchase of certified pre-owned vehicles is the result of changes to Ford-sponsored marketing programs that incentivize dealers to sell certified pre-owned vehicles.  Used vehicle contracts increased to approximately 25% of the principal balance of contracts purchased in late 2008 and early 2009 due to the sharp decline in Ford’s new vehicle sales and a decrease in competition from other finance sources for used vehicle contracts.  Since the second quarter of 2009, as Ford’s new vehicle sales increased, the percentage of used vehicle contracts decreased to approximately 9% to 13%.

Some of the retail contracts purchased by Ford Credit are for customers who are either business entities or individuals who use the financed vehicles for commercial purposes.  During the periods covered in the table above, commercial vehicle financing accounted for approximately 9% to 20% of the principal balance of contracts purchased.  From 2009 through 2013, commercial contracts increased as a percentage of the principal balance of contracts purchased as macroeconomic factors such as new home construction improved leading to an increase in commercial vehicle financing. The principal balance of contracts purchased for commercial vehicles has increased through September 2014, but commercial contracts as a percentage of the principal balance of contracts purchased decreased due to a greater increase in consumer originations during the same period.

Material Changes to Origination, Purchasing and Underwriting Policies and Procedures

In April 2009, Ford Credit adjusted its consumer and commercial origination scoring models to more accurately reflect portfolio performance and macroeconomic conditions.  In April 2010, Ford Credit launched new origination scoring models for commercial lines of credit to improve their performance and accuracy.  As part of its regular cycle plan, Ford Credit launched new origination scoring models for consumer credit applicants in July 2010, for commercial credit applicants in November 2011 and for commercial line of credit applicants in May 2012.  In October 2012, Ford Credit adjusted its consumer and commercial origination scoring models to more accurately reflect portfolio performance and macroeconomic conditions.  As part of its regular cycle plan, Ford Credit again launched new origination scoring models for consumer credit applicants in December 2013.

In April 2011, Ford Credit began using FICO® scores known as “FICO® 8” after determining that the new FICO® scores improved the performance of its origination scoring models.  Although the FICO® score of individual obligors may be different using FICO® 8, the average FICO® score of the contracts Ford Credit purchases has not changed materially as a result of its use of FICO® 8.

Following the start of the 2008 financial crisis, Ford Credit adopted a more conservative electronic decisioning strategy that reduced the percentage of applications approved through the electronic decisioning process.  Since 2009, the percentage of applications approved through the electronic decisioning process has generally increased due to improved credit quality of applicants and regular updates to and expansion of the electronic decisioning strategy.  During the periods covered in the table above, electronically approved credit applications account for approximately 31% to 54% of the principal balance of contracts purchased.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its retail installment sale contract portfolio.  The restructuring included the consolidation of its origination operations into four of its existing business centers in order to improve cost effectiveness consistent with its smaller portfolio of retail installment sale contracts.

In October 2009, Ford Credit completed the consolidation of its underwriting for commercial customers and support for commercial line of credit customers into two of its business centers to improve process consistency and leverage the skills of personnel with commercial expertise.  In March 2012, to improve efficiencies and align its commercial originations processes, Ford Credit moved all of its commercial contract purchasing functions into the two business center locations responsible for underwriting commercial customers.

In October 2014, Ford Credit changed its standard policy and began purchasing 75-month contracts nationwide. Prior to this change, Ford Credit’s standard policy was to purchase contracts with terms up to 72 months, but it had purchased some 75-month contracts since March 2014 in a limited pilot program. Ford Credit began purchasing 75-month contracts nationwide as a result of the pilot program, indicating customer interest in extended term financing, and the competitive environment. However, 75-month contracts do not meet Ford Credit’s selection criteria for this transaction.

For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

Repurchases of Receivables – Prior Securitized Pools

The transaction documents for prior securitizations of retail installment sale contracts sponsored by Ford Credit contain covenants requiring the repurchase of an underlying receivable for the breach of a representation or warranty.  During the past three-year period ended December 31, 2013, none of Ford Credit, the depositor, the indenture trustee or the owner trustee received a demand to repurchase any receivable underlying any prior securitization transactions.  Ford Credit, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G with the SEC on February 7, 2014.  Ford Credit’s CIK number is 0000038009.

For more information on obtaining a copy of the report, you should read “Where You Can Find More Information” in the prospectus.

Static Pool Information — Prior Securitized Pools

Static pool information about prior pools of retail installment sale contracts that were securitized by Ford Credit is in Annex A to this prospectus supplement.  The information in Annex A consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools.  No assurance can be made that the loss, prepayment or delinquency experience of a particular pool of retail installment sale contracts will be similar to the information shown in Annex A for prior securitized pools of retail installment sale contracts.

Servicer

Ford Credit will be the servicer of the receivables for this securitization transaction.  Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer.

The following table shows Ford Credit’s delinquency, repossession and credit loss experience for its portfolio of retail installment sale contracts.  The table includes contracts sold in securitizations and other transactions that Ford Credit continues to service.  Delinquency, repossession or credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of

Ford Credit.  No assurance can be made that the delinquency, repossession or credit loss experience of a particular pool of retail installment sale contracts will be similar to the historical experience shown below or that any trends shown in the table will continue for any period.

Following the start of the 2008 financial crisis, repossessions as a percentage of average number of contracts outstanding increased due to the effects of unfavorable macroeconomic conditions, including high unemployment that contributed to an increase in both personal bankruptcy filings and customers who voluntarily surrendered their vehicles to Ford Credit.  Repossessions as a percentage of average number of contracts outstanding decreased each year since 2009.

Starting in 2009, aggregate net losses decreased reflecting lower loss severity and fewer contracts charged off. Aggregate net losses stabilized in the second half of 2012, increased in 2013 due to higher loss severity and remained at a similar level through September 2014.  Net losses as a percentage of average portfolio outstanding decreased each year from 2010 to 2012, primarily due to fewer contracts charged off and lower loss severity resulting from improved auction values.  In 2013, net losses as a percentage of average portfolio outstanding increased, primarily due to higher loss severity resulting from a decline in auction values offset partially by fewer contracts charged off and, adjusted for seasonality, that trend continued through September 2014.  Average net loss on contracts charged off began to decline in 2009 and continued to decline through 2012, primarily due to higher auction values for used vehicles.  Average net loss on contracts charged off increased in 2013 and through September 2014 primarily due to lower auction values for used vehicles, especially luxury vehicles and vehicles with more expensive option packages, and lower average number of months in the portfolio prior to repossession as a result of the increase in the average portfolio outstanding.  Auction values remain variable and can be seasonal.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s portfolio of retail installment sale contracts.  Over the periods shown, the portfolio size increased as new contracts were originated and decreased as existing receivables were paid down or liquidated.  The delinquency, repossession and credit loss percentages for a particular pool of contracts originated in any period would differ from the portfolio experience shown in the following table.

Delinquency, Repossession and Credit Loss Experience

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Average number of contracts outstanding(1)	1,879,821	1,871,192	1,866,480	2,000,202	2,182,013	2,445,670	2,823,588
Average portfolio outstanding (in millions)(2)	$34,148	$32,272	$32,475	$31,693	$31,897	$34,673	$40,575

Delinquencies

Average number of delinquencies(3)
31 - 60 days	35,810	41,192	40,972	47,906	50,354	54,095	66,788
61 - 90 days	3,088	3,316	3,426	3,397	3,456	3,563	6,518
Over 90 days	255	260	266	307	358	508	1,291
Average number of delinquencies as a percentage of average number of contracts outstanding
31 - 60 days	1.90%	2.20%	2.20%	2.40%	2.31%	2.21%	2.37%
61 - 90 days	0.16%	0.18%	0.18%	0.17%	0.16%	0.15%	0.23%
Over 90 days	0.01%	0.01%	0.01%	0.02%	0.02%	0.02%	0.05%

Repossessions and Credit Losses

Repossessions as a percentage of average number of contracts outstanding(4)	1.22%	1.39%	1.37%	1.54%	2.05%	2.54%	3.12%
Aggregate net losses (in millions)(5)	$73	$70	$106	$95	$143	$255	$620
Net losses as a percentage of average portfolio outstanding(4)	0.29%	0.29%	0.33%	0.30%	0.45%	0.74%	1.53%
Net losses as a percentage of gross liquidations(6)	0.49%	0.48%	0.55%	0.52%	0.80%	1.36%	2.98%
Number of contracts charged off	25,433	28,547	37,982	43,415	61,026	83,785	118,189
Number of contracts charged off as a percentage of average number of contracts outstanding(4)	1.80%	2.03%	2.03%	2.17%	2.80%	3.43%	4.19%
Average net loss on contracts charged off	$2,889	$2,458	$2,798	$2,197	$2,351	$3,047	$5,249

(1)                 Average of the number of contracts outstanding at the beginning and end of each month in the period.

(2)                 Average of the aggregate principal balance of contracts outstanding at the beginning and end of each month in the period.

(3)                 Average of the number of contracts delinquent at the beginning and end of each month in the period.  The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt obligors.

(4)                 For the non-annual periods, the percentages are annualized.

(5)                 Net losses are equal to the aggregate balance (principal plus accrued finance and other charges) of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period or any prior periods.  Beginning in 2012, net losses excluded all external costs associated with repossession of the vehicle prior to charge off and included all external costs associated with the disposition of the vehicle after charge off.  Prior to 2012, net losses excluded all external costs associated with repossession and disposition of the vehicle prior to charge off and included all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.  Realized losses for a securitized pool of contracts for any period are equal to the aggregate principal balance of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period or any prior periods.  In addition, realized losses for a securitized pool of contracts include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs.  Therefore, realized losses for a securitized pool of contracts may be higher or lower than net losses for those contracts.

(6)                 Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a contract.

Material Changes to Servicing Policies and Procedures

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its retail installment sale contract portfolio.  As a part of the restructuring plan, Ford Credit converted two of its business centers to loss prevention specialty centers, leveraging the skills of its seasoned loss prevention teams to address increased delinquencies and manage portfolio losses.  In March 2011, Ford Credit completed a consolidation of one of its loss prevention specialty centers into an existing business center as the loss performance improved on its portfolios.  In March 2012, Ford Credit moved all of its commercial contract loss prevention collections into the two business center locations responsible for underwriting and purchasing commercial customers in order to leverage the commercial expertise of personnel in those locations.  In July 2014, Ford Credit completed a consolidation of its bankruptcy specialty center into an existing business center due to a decline in accounts with bankrupt customers and the ability to more efficiently provide service to customers in all time zones.

In March 2009, Ford Credit adjusted its consumer behavior scoring models, used to predict the probability that an account will default, to improve their performance.  As part of its regular cycle plan, Ford Credit launched new consumer behavior scoring models in August 2011 and in September 2013.  Ford Credit launched new commercial behavior scoring models for its commercial portfolio in December 2009 and January 2013.

For more information about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections” in the prospectus.

Ratings of the Servicer

As of the date of this prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-3	F3	P-3	A-3
Long-term debt ratings	BBB(low)	BBB-	Baa3	BBB-
Outlook	Stable	Positive	Stable	Stable

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections on the receivables to the trust’s collection account within two business days of applying collections to the obligor’s account.

For more information about the deposit of collections, you should read “Servicing the Receivables and the Securitization Transaction — Deposit of Collections” in the prospectus.

Administrator

Ford Credit will be the administrator of the trust under an administration agreement.  The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.

For a description of the duties and responsibilities of the administrator, you should read “Issuing Entity” in the prospectus.

RECEIVABLES

On the closing date, Ford Credit will sell the receivables to the depositor and the depositor will sell the receivables to the trust effective as of the cutoff date.  The trust will pledge the receivables to the indenture trustee to secure the notes.

Criteria for Selecting the Receivables

The receivables were randomly selected by Ford Credit from its U.S. portfolio of retail installment sale contracts that meet the selection criteria.  Ford Credit did not use selection procedures believed to be adverse to the noteholders in selecting the receivables from its portfolio of receivables that meet the selection criteria.  The selection criteria include that, as of the cutoff date, each receivable:

•                  is a simple interest receivable with level monthly payments,

•                  has an original term of not greater than 72 months,

•                  is secured by a car, light truck or utility vehicle,

•                  is currently not more than 30 days delinquent (Ford Credit considers a receivable delinquent if more than $49.99 of a scheduled payment is overdue), although it may have been more than 30 days delinquent in the past,

•                  has not been granted a payment extension or rewritten, and

•                  is not subject to a bankruptcy proceeding.

Ford Credit has changed its selection criteria for the securitization transactions included in Annex A over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices.  Ford Credit’s portfolio of retail installment sale contracts available for this securitization program changes over time as a result of changes in Ford Credit’s origination, purchasing and underwriting policies, Ford marketing programs and Ford Credit’s sales of receivables in securitization and other funding transactions and programs, some of which may use different selection criteria than this program.

Review of Receivables

The depositor performed a review of the receivables designed and effected to provide reasonable assurance that the disclosures about the receivables in this prospectus supplement and the prospectus are accurate in all material respects.

For more information about this review, you should read “Depositor Review of Receivables” in this prospectus supplement.

Composition of the Receivables

The following tables show the characteristics or distributions of some characteristics of the pool of receivables on the cutoff date.  The percentages in the following tables may not sum to 100.00% due to rounding.

Number of Receivables	76,623
Initial Pool Balance	$1,673,565,407.25
Principal Balance:
Average	$21,841.55
Highest	$90,784.76
Lowest	$258.87
Original Amount Financed:
Average	$28,007.84
Highest	$109,368.47
Lowest	$1,000.00
Annual Percentage Rate (APR):
Weighted average(1)	3.73%
Highest	23.49%
Lowest	0.00%
Original Term:
Weighted average(1)	63.4 months
Original term greater than 60 months (by principal balance)	43.92%
Longest	72 months
Shortest	8 months
Remaining Term:
Weighted average(1)	54.8 months
Remaining term greater than 60 months (by principal balance)	34.66%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(2)	2.40 years
Weighted Average Months After Origination (Seasoning)(1)	8.5 months
Financed Vehicle — New:
Aggregate principal balance	$1,495,788,213.29
Percentage of initial pool balance	89.38%
Financed Vehicle — Used:
Aggregate principal balance	$177,777,193.96
Percentage of initial pool balance	10.62%
Financed Vehicle — Car(3):
Aggregate principal balance	$431,347,929.81
Percentage of initial pool balance	25.77%
Financed Vehicle — Light Truck(3):
Aggregate principal balance	$740,076,368.69
Percentage of initial pool balance	44.22%
Financed Vehicle — Utility(3):
Aggregate principal balance	$487,006,851.74
Percentage of initial pool balance	29.10%
Credit Score:
Weighted average(1) FICO® score(4) at origination	731
Weighted average(1) FICO® score(4) at origination for receivables with original terms greater than 60 months	701

(1)                 Weighted averages are weighted by the principal balance of each receivable on the cutoff date.

(2)                 The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(3)                 Car includes sedans, hatchbacks and coupes.  Light truck includes vans, minivans and light pick-up trucks.  Utility includes wagons, SUVs and cross-overs.  Vehicles other than Ford, Lincoln and Mercury vehicles, representing 0.90% of the initial pool balance, are not categorized by Ford Credit and are excluded from these categories.

(4)                 This weighted average excludes receivables representing 17.10% of the initial pool balance that have obligors who did not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus.  There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor’s credit score would not be lower if obtained as of the cutoff date.

Distribution by Make, Model and Vehicle Type of the Receivables(1)

Make	Model	Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Ford	F-150	Light Truck	17,591	$412,302,670.80	24.64%
Ford	Escape	Utility	10,293	197,379,467.81	11.79
Ford	Fusion	Car	8,637	161,581,268.32	9.65
Ford	F-250	Light Truck	4,429	131,250,659.25	7.84
Ford	Focus	Car	7,338	112,549,807.34	6.73
Ford	F-350	Light Truck	3,301	106,036,518.29	6.34
Ford	Edge	Utility	4,261	89,095,406.07	5.32
Ford	Explorer	Utility	3,057	85,233,818.98	5.09
Ford	Expedition	Utility	1,471	41,288,004.45	2.47
Ford	Mustang	Car	1,794	37,573,858.56	2.25
Ford	Fiesta	Car	2,420	35,624,103.49	2.13
Ford	Taurus	Car	1,514	29,679,781.08	1.77
Lincoln	MKX	Utility	1,022	27,504,706.13	1.64
Lincoln	MKZ	Car	982	23,089,912.64	1.38
Ford	Flex	Utility	853	20,089,748.24	1.20
Ford	C-Max	Car	847	19,871,218.21	1.19
Ford	F-550	Light Truck	511	19,358,548.74	1.16
Ford	Transit Connect	Light Truck	925	16,830,288.21	1.01
Other			5,377	107,225,620.64	6.41
Total			76,623	$1,673,565,407.25	100.00%

(1)                 The table shows models representing greater than 1.00% of initial pool balance.

Geographic Distribution of the Receivables on the Cutoff Date(1)

State	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Texas	10,035	$251,277,889.89	15.01%
California	6,628	148,935,546.67	8.90
Florida	4,993	105,585,835.19	6.31
Illinois	3,413	71,149,728.27	4.25
Ohio	3,242	63,253,234.50	3.78
Pennsylvania	3,315	62,618,984.72	3.74
North Carolina	2,545	55,412,612.95	3.31
New York	2,703	54,780,880.27	3.27
Georgia	2,317	52,168,011.44	3.12
Other	37,432	808,382,683.35	48.30
Total	76,623	$1,673,565,407.25	100.00%

(1)                 The table shows the states with concentrations greater than 3.00% of the initial pool balance based on the billing addresses of the obligors.

Distribution by FICO® Score of the Receivables(1)

FICO® Score(2) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Greater than 749	31,413	$629,595,878.76	37.62%
700 – 749	11,251	246,161,714.47	14.71
650 – 699	10,121	232,560,598.26	13.90
600 – 649	7,018	166,217,280.76	9.93
250 – 599	4,774	112,796,461.98	6.74
Commercial(3)	10,486	260,895,380.46	15.59
No FICO® score(4)	1,560	25,338,092.56	1.51
Total	76,623	$1,673,565,407.25	100.00%

(1)                 The table shows the distribution of the receivables by FICO® score of obligors on their origination dates.

(2)                 For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus.  There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor’s credit score would not be lower if obtained as of the cutoff date.

(3)                 Represents receivables with obligors that do not have FICO® scores because they are not individuals and that use financed vehicles for commercial purposes.  For a description of commercial accounts, you should read “Sponsor and Servicer – Commercial Accounts” in the prospectus.

(4)                 Represents receivables with obligors who are individuals with minimal or no recent credit history.

Distribution by APR of the Receivables

APR Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0.00 – 0.99%	18,821	$429,263,922.00	25.65%
1.00 – 1.99	11,459	264,188,916.33	15.79
2.00 – 2.99	2,899	58,820,179.87	3.51
3.00 – 3.99	9,370	191,371,883.70	11.43
4.00 – 4.99	8,598	186,269,951.13	11.13
5.00 – 5.99	10,019	220,806,734.33	13.19
6.00 – 6.99	6,646	141,720,314.84	8.47
7.00 – 7.99	2,081	43,465,937.51	2.60
8.00 – 8.99	2,158	49,092,819.12	2.93
9.00 – 9.99	1,515	30,562,899.04	1.83
10.00 – 10.99	1,023	21,648,136.50	1.29
11.00 – 11.99	731	14,031,752.18	0.84
12.00 – 12.99	497	9,245,464.55	0.55
13.00 – 13.99	292	5,242,501.35	0.31
14.00 – 14.99	186	3,022,232.87	0.18
15.00 – 15.99	134	2,195,657.00	0.13
16.00 – 16.99	80	1,138,658.54	0.07
17.00 – 17.99	53	759,932.88	0.05
18.00 – 18.99	28	344,959.34	0.02
19.00 – 19.99	15	188,690.44	0.01
20.00 – 24.99	18	183,863.73	0.01
Total	76,623	$1,673,565,407.25	100.00%

TRANSFERS OF THE RECEIVABLES

Representations About the Receivables

Ford Credit will make representations about the receivables to the depositor.  Generally, these representations relate to legal standards for origination and transfer of the receivables, terms of the contracts, and the security interest in the receivables.  Ford Credit also will represent that the receivables satisfy the selection criteria, including those described under “Receivables — Criteria for Selecting the Receivables” in this prospectus supplement.

In addition, Ford Credit will represent that:

•                  the receivables are enforceable payment obligations of the obligors and no obligor has asserted any right of rescission, setoff or defenses against the receivable,

•                  immediately before the sale of the receivables to the depositor, Ford Credit had good title to each receivable, free and clear of any liens not permitted by the transaction documents,

•                  it has a first priority perfected security interest or has begun procedures that will result in the perfection of a first priority security interest in the related financed vehicles in favor of Ford Credit, and

•                  the receivables were originated and have been serviced in compliance with applicable laws in all material respects.

The depositor will make similar representations to the trust.  The depositor also will represent that the trust will own the receivables free and clear of any liens not permitted by the transaction documents and have a perfected security interest in the receivables following the transfer of the receivables by the depositor to the trust.

Obligation to Repurchase Receivables on Breach

If any of the representations made by Ford Credit about a receivable was untrue when made, the receivable was not eligible to be sold to the depositor or the trust.  If Ford Credit has actual knowledge, or receives notice from the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on the receivable, Ford Credit will be allowed to cure the breach.  If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must repurchase the receivable on or before the payment date following the end of the cure period.  Ford Credit must deposit in the collection account an amount equal to the remaining principal balance of the receivable plus 30 days of interest at the applicable APR.

The depositor will be subject to the same repurchase requirement if any of its representations about a receivable was untrue when made and the breach has a material adverse effect on the receivable.

Ford Credit and the depositor will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,”  learns of the breach.  Ford Credit and the depositor will designate to the indenture trustee its responsible persons for this purpose.  A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.

These repurchase obligations for ineligible receivables will be the sole remedy of the trust, the indenture trustee and the noteholders for any losses resulting from a breach of the representations of Ford Credit or the depositor.  None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to investigate whether any receivable may be an ineligible receivable.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement.  Ford Credit determined these dates (a) for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period following the date of pricing of those notes, (b) for the Class A-2, Class A-3, Class A-4, Class B and Class C notes, by selecting the first payment date that is three months or, for the Class A-4 notes, six months after the latest originally scheduled payment date calculated assuming all receivables pay as scheduled with no delays, defaults or prepayments and (c) for the Class D notes, by selecting the first payment date that is six months after the last scheduled maturity date of the latest maturing receivable.  Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than that class’s final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the obligors on the receivables.

Higher than anticipated rates of prepayment and defaults on the receivables will cause principal to be paid to the noteholders faster than expected.  Noteholders will bear the risk of not being able to reinvest any principal paid faster than expected at a rate of return that is equal to or greater than the rate of return on the notes.  In the case of notes purchased at a discount, noteholders should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual rate of return that is less than the anticipated rate of return.

In addition, higher rates of prepayments and defaults on high APR receivables will reduce the amount of interest collected on the receivables and result in lower excess spread on subsequent payment dates.

Weighted Average Life of the Notes

Prepayments on the receivables can be measured relative to a prepayment standard or model.  This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of receivables in a pool.  ABS assumes that all receivables are the same size and maturity and amortize at the same rate and that in each month each receivable will be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month.  ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.  Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by assuming the receivables will prepay at a 1.4% ABS rate.

The ABS tables below were prepared by (a) classifying the pool of receivables that will be sold to the trust into sub-pools based on APR, original term, and age, (b) determining a level monthly payment for each of the sub-pools that fully amortizes the pool by the end of its remaining term to maturity, assuming that each monthly payment is made on the last day of each month and each month has 30 days and (c) making the following assumptions:

•                  each sub-pool prepays at the stated constant monthly ABS rate, and otherwise pays as scheduled with no delays, defaults or repurchases,

•                  interest accrues on the Class A-1 notes at 0.31000%, the Class A-2 notes at 0.75%,the Class A-3 notes at 1.22%, the Class A-4 notes as 1.79%, the Class B notes at 2.27%, the Class C notes at 2.49% and the Class D notes at 3.09%,

•                  payments on the notes are made on the 15th of each month, and

•                  the servicer exercises its clean up call option on the first payment date that the option is available.

The sub-pools used in this analysis are shown in the table below.

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Term (In Months)	Weighted Average Remaining Term (In Months)
1	$33,582,115.18	3.303%	35	33
2	5,078,693.14	7.924	34	33
3	11,514,594.98	2.801	35	29
4	1,948,775.91	8.132	35	29
5	19,970,928.97	2.799	35	21
6	3,788,483.00	7.869	35	21
7	36,161,262.51	3.255	48	46
8	7,815,401.59	8.152	48	46
9	14,481,528.32	3.060	48	42
10	2,896,729.92	8.588	48	42
11	30,570,611.47	3.193	48	31
12	8,038,727.88	8.114	48	29
13	305,969,433.06	2.045	60	58
14	46,639,646.21	7.745	60	58
15	103,655,133.91	1.974	60	54
16	16,357,774.58	8.063	60	54
17	249,874,934.71	2.141	60	41
18	40,393,276.28	7.907	60	41
19	298,987,831.90	3.050	72	70
20	92,328,725.00	8.530	72	70
21	95,139,731.63	3.177	72	66
22	31,341,618.87	8.824	72	66
23	151,526,516.01	3.499	72	51
24	65,502,932.22	8.496	72	52
Total	$1,673,565,407.25

The results shown in the ABS tables should approximate the results that would be obtained if the analysis had been based on similar assumptions using the actual pool of receivables that will be sold to the trust, rather than on sub-pools.  The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS tables.  The ABS tables only give a general sense of how each class of notes may amortize at different assumed ABS rates with other assumptions held constant.  It is unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the receivables will prepay at the same ABS rate.  The diverse terms of the receivables could produce slower or faster prepayment rates for any payment date, including for payment dates early in the transaction, which would result in principal payments occurring earlier or later than indicated in the ABS tables.  Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

For a discussion of factors which may affect the rate of principal payments on the notes, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in the prospectus.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-1						Class A-2
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2014	91.35	89.10	86.61	84.38	82.54	80.51	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2015	82.81	78.39	73.50	69.15	65.54	61.56	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	74.26	67.76	60.58	54.18	48.88	43.04	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	65.70	57.21	47.83	39.48	32.57	24.94	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	57.13	46.74	35.26	25.04	16.59	7.27	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	48.55	36.35	22.87	10.88	0.97	0.00	100.00	100.00	100.00	100.00	100.00	92.52
June 15, 2015	39.97	26.04	10.66	0.00	0.00	0.00	100.00	100.00	100.00	97.74	89.25	79.89
July 15, 2015	31.37	15.81	0.00	0.00	0.00	0.00	100.00	100.00	98.98	87.53	78.13	67.76
August 15, 2015	22.77	5.66	0.00	0.00	0.00	0.00	100.00	100.00	91.04	78.53	68.19	56.79
September 15, 2015	14.15	0.00	0.00	0.00	0.00	0.00	100.00	98.58	83.28	69.69	58.47	46.11
October 15, 2015	5.53	0.00	0.00	0.00	0.00	0.00	100.00	92.06	75.62	61.03	48.98	35.72
November 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	100.00	85.57	68.07	52.54	39.72	25.62
December 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	95.91	79.12	60.63	44.22	30.69	15.80
January 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	90.34	72.71	53.29	36.08	21.89	6.28
February 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	84.74	66.33	46.07	28.11	13.31	0.00
March 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	79.11	59.98	38.95	20.32	4.97	0.00
April 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	73.45	53.67	31.94	12.70	0.00	0.00
May 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	67.75	47.40	25.04	5.26	0.00	0.00
June 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	62.03	41.16	18.25	0.00	0.00	0.00
July 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	56.28	34.96	11.57	0.00	0.00	0.00
August 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	50.49	28.79	5.01	0.00	0.00	0.00
September 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	44.90	22.86	0.00	0.00	0.00	0.00
October 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	39.28	16.97	0.00	0.00	0.00	0.00
November 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	33.63	11.11	0.00	0.00	0.00	0.00
December 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	27.96	5.29	0.00	0.00	0.00	0.00
January 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	22.25	0.00	0.00	0.00	0.00	0.00
February 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	16.51	0.00	0.00	0.00	0.00	0.00
March 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	10.74	0.00	0.00	0.00	0.00	0.00
April 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	4.94	0.00	0.00	0.00	0.00	0.00
May 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	0.50	0.41	0.34	0.29	0.26	0.24	1.77	1.49	1.23	1.05	0.93	0.83
Weighted Average Life to Maturity (years)(2)	0.50	0.41	0.34	0.29	0.26	0.24	1.77	1.49	1.23	1.05	0.93	0.83

(1)                 The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-3						Class A-4
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	97.02	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	88.02	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	96.84	79.31	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	88.90	70.91	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	97.98	81.21	62.80	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	90.85	73.75	54.93	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	83.90	66.53	47.30	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	98.71	77.27	59.65	40.08	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	92.49	70.81	52.91	33.16	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	86.38	64.54	46.41	26.53	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	80.38	58.39	40.14	20.21	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	99.50	74.49	52.37	34.12	14.19	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	93.71	68.72	46.54	28.33	8.47	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	87.96	63.05	40.89	22.79	3.06	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	82.24	57.42	35.42	17.48	0.00	100.00	100.00	100.00	100.00	100.00	90.25
May 15, 2017	99.26	76.69	52.00	30.22	12.48	0.00	100.00	100.00	100.00	100.00	100.00	69.61
June 15, 2017	93.52	71.18	46.69	25.20	7.72	0.00	100.00	100.00	100.00	100.00	100.00	51.16
July 15, 2017	87.94	65.87	41.62	20.44	3.24	0.00	100.00	100.00	100.00	100.00	100.00	35.93
August 15, 2017	82.34	60.54	36.66	15.86	0.00	0.00	100.00	100.00	100.00	100.00	95.21	21.38
September 15, 2017	76.95	55.42	31.97	11.59	0.00	0.00	100.00	100.00	100.00	100.00	76.50	7.85
October 15, 2017	71.53	50.34	27.38	7.48	0.00	0.00	100.00	100.00	100.00	100.00	58.87	0.00
November 15, 2017	66.08	45.29	22.91	3.55	0.00	0.00	100.00	100.00	100.00	100.00	42.32	0.00
December 15, 2017	60.54	40.28	18.54	0.00	0.00	0.00	100.00	100.00	100.00	98.98	26.86	0.00
January 15, 2018	54.95	35.30	14.28	0.00	0.00	0.00	100.00	100.00	100.00	81.84	12.68	0.00
February 15, 2018	49.33	30.37	10.13	0.00	0.00	0.00	100.00	100.00	100.00	65.53	0.44	0.00
March 15, 2018	43.69	25.46	6.09	0.00	0.00	0.00	100.00	100.00	100.00	50.07	0.00	0.00
April 15, 2018	38.01	20.60	2.17	0.00	0.00	0.00	100.00	100.00	100.00	35.45	0.00	0.00
May 15, 2018	33.79	16.91	0.00	0.00	0.00	0.00	100.00	100.00	95.50	23.09	0.00	0.00
June 15, 2018	29.63	13.31	0.00	0.00	0.00	0.00	100.00	100.00	81.25	11.47	0.00	0.00
July 15, 2018	25.44	9.73	0.00	0.00	0.00	0.00	100.00	100.00	67.37	0.42	0.00	0.00
August 15, 2018	21.23	6.18	0.00	0.00	0.00	0.00	100.00	100.00	53.84	0.00	0.00	0.00
September 15, 2018	17.00	2.66	0.00	0.00	0.00	0.00	100.00	100.00	40.69	0.00	0.00	0.00
October 15, 2018	12.95	0.00	0.00	0.00	0.00	0.00	100.00	96.70	28.42	0.00	0.00	0.00
November 15, 2018	8.87	0.00	0.00	0.00	0.00	0.00	100.00	80.83	16.51	0.00	0.00	0.00
December 15, 2018	4.78	0.00	0.00	0.00	0.00	0.00	100.00	65.06	4.96	0.00	0.00	0.00
January 15, 2019	0.66	0.00	0.00	0.00	0.00	0.00	100.00	49.42	0.00	0.00	0.00	0.00
February 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	83.33	33.90	0.00	0.00	0.00	0.00
March 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	66.45	20.65	0.00	0.00	0.00	0.00
April 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	50.91	8.50	0.00	0.00	0.00	0.00
May 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	35.29	0.00	0.00	0.00	0.00	0.00
June 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	21.82	0.00	0.00	0.00	0.00	0.00
July 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	8.28	0.00	0.00	0.00	0.00	0.00
August 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	3.29	2.96	2.58	2.25	2.00	1.76	4.44	4.18	3.80	3.36	2.98	2.62
Weighted Average Life to Maturity (years)(2)	3.29	2.96	2.58	2.25	2.00	1.76	4.44	4.18	3.80	3.36	2.98	2.62

(1)                 The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class B						Class C
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	88.75	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	61.43	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	35.54	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2018	100.00	100.00	100.00	100.00	76.63	0.00	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2018	100.00	100.00	100.00	100.00	54.12	0.00	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2018	100.00	100.00	100.00	100.00	32.82	0.00	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
July 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
August 15, 2018	100.00	100.00	100.00	77.62	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
September 15, 2018	100.00	100.00	100.00	55.62	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2018	100.00	100.00	100.00	35.64	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
November 15, 2018	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
December 15, 2018	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
January 15, 2019	100.00	100.00	86.11	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
February 15, 2019	100.00	100.00	61.99	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
March 15, 2019	100.00	100.00	41.01	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
April 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
May 15, 2019	100.00	92.09	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
June 15, 2019	100.00	69.02	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
July 15, 2019	100.00	46.11	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
August 15, 2019	88.11	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
September 15, 2019	57.61	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	4.84	4.64	4.30	3.86	3.44	3.04	4.89	4.72	4.39	3.97	3.56	3.14
Weighted Average Life to Maturity (years)(2)	4.90	4.67	4.32	3.88	3.45	3.05	5.29	5.07	4.71	4.28	3.82	3.35

(1)                 The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class D
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00
July 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00
August 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00
September 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2018	100.00	100.00	100.00	100.00	0.00	0.00
November 15, 2018	100.00	100.00	100.00	0.00	0.00	0.00
December 15, 2018	100.00	100.00	100.00	0.00	0.00	0.00
January 15, 2019	100.00	100.00	100.00	0.00	0.00	0.00
February 15, 2019	100.00	100.00	100.00	0.00	0.00	0.00
March 15, 2019	100.00	100.00	100.00	0.00	0.00	0.00
April 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
May 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
June 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
July 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
August 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
September 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	4.89	4.72	4.39	3.97	3.56	3.14
Weighted Average Life to Maturity (years)(2)	5.64	5.55	5.33	4.86	4.27	3.67

(1)                 The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee.  The following summary is not a complete description of all the provisions of the notes or the indenture.  For more information about the notes and the indenture, you should read “Description of the Notes” in the prospectus and the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.

Available Funds

Payments on the notes will be made from “Available Funds,” which for any payment date generally will be equal to collections on the receivables for the prior month, amounts paid to the trust by the depositor or Ford Credit to repurchase ineligible receivables or by the servicer to purchase servicer impaired receivables or receivables modified by the servicer for the prior month and amounts withdrawn from the reserve account.  For each month, “collections” generally will include (a) all principal and interest collected on the receivables and applied by the servicer during the period, (b) all amounts received under physical damage, credit life and disability insurance on the financed vehicles or obligors, (c) rebates of cancelled service contracts, insurance and similar products, (d) proceeds from the liquidation of financed vehicles, or “liquidation proceeds,” including net auction proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts and (e) net recoveries on charged off accounts.

The following diagram shows the sources of Available Funds for each payment date.  Available Funds, including amounts withdrawn from the reserve account to cover shortfalls, are the only funds that will be used to make payments to the noteholders on each payment date.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class stated on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date.  Interest on the Class A-1 notes will accrue on an “actual/360” basis from the prior payment date to the following payment date (or from the closing date to December 15, 2014, for the first period).  Interest on all other classes of notes will accrue on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to December 15, 2014, for the first period).

All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on the unpaid amount at the applicable interest rate.  Failure to pay interest that is due on the Controlling Class that continues for five days will be an Event of Default.  Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.

The trust will make interest payments on the notes on each payment date from Available Funds.  Interest payments will not be made on any subordinated class of notes until all interest payments due on all more senior classes of notes are paid in full.

If the amount of Available Funds, including the amount withdrawn from the reserve account, is insufficient to pay all interest due on any class of notes on any payment date, each holder of that class of notes will receive its pro rata share of the amount that is available.  Any priority principal payments on all more senior classes of notes will be made before the payment of interest due on the Class B, Class C or Class D notes.

For a more detailed description of the priority of payments made from Available Funds on each payment date, including priority payments of principal on senior classes of notes, you should read “— Priority of Payments” in this prospectus supplement.

If the notes are accelerated after an Event of Default, interest due on the Class B notes will not be paid until interest and principal on the Class A notes are paid in full.  Thereafter, interest due on any subordinated classes of notes will not be paid until both interest and principal on all more senior classes of notes are paid in full.

For a more detailed description of the payment priorities following an acceleration of the notes, you should read “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Payments of Principal

The trust will make principal payments on the notes on each payment date in the amounts described below.  Principal payments will be made sequentially to each class of notes in order of seniority, starting with the Class A-1 notes.  The trust will not make principal payments on any class of notes until the principal amounts of all more senior classes are paid in full.  The principal amount of each class of notes is expected to be repaid by that class’s final scheduled payment date.  On the final scheduled payment date for each class of notes, no interest will be paid on any subordinated class of notes until both interest and principal on the maturing class of notes are paid in full.  If the principal amount of any class of notes is not repaid in full by its final scheduled payment date, an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The Class A-1 notes benefit from a “turbo” feature that will apply all Available Funds remaining after payment of the senior fees and expenses of the indenture trustee, the owner trustee and the trust, the servicing fee, the interest on the notes and any required deposits in the reserve account, including the portion of the remaining Available Funds that is excess spread, to pay principal of the Class A-1 notes until paid in full.  After the Class A-1 notes have been paid in full, Available Funds remaining after payment of those amounts are applied to pay principal of the other classes of notes until the Targeted Overcollateralization Amount is reached before any funds will be distributed to the holder of the residual interest.

After the Targeted Overcollateralization Amount is reached, principal generally will be paid on the notes on each payment date in an amount equal to the excess of (a) the principal amount of the notes as of the end of the prior payment date over (b) the excess of the pool balance as of the last day of the prior month over the Targeted Overcollateralization Amount for the current payment date.  In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the pool balance for the prior month less the decrease in the Targeted Overcollateralization Amount for the current payment date, unless the actual amount of overcollateralization is greater than the Targeted Overcollateralization Amount.  All Available Funds, including collections of interest on the receivables, will be used to make these principal payments.

Unless a priority principal payment is required, principal will be paid to noteholders on each payment date only after all interest due on the notes is paid in full and any required deposit to the reserve fund is made.  Priority principal payments are required when the Adjusted Pool Balance is less than the principal amount of one or more classes of notes.  Priority principal payments are also required when any class of notes is not paid in full before its final scheduled payment date.  These priority principal payments will be made on all more senior classes of notes before payments of interest on subordinated classes of notes.  The “priority principal payments” for a payment date are:

•                  a “First Priority Principal Payment” payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date) over the Adjusted Pool Balance, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full,

•                  a “Second Priority Principal Payment” payable to the Class A and Class B noteholders, equal to (1) the excess of the principal amount of the Class A and Class B notes on the prior payment date (after giving effect to payments on that date) over the Adjusted Pool Balance, minus (2) the amount of any First Priority Principal Payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full, and

•                  a “Third Priority Principal Payment” payable to the Class A, Class B and Class C noteholders, equal to (1) the excess of the principal amount of the Class A, Class B and Class C notes on the prior payment date (after giving effect to payments on that date) over the Adjusted Pool Balance, minus (2) the amount of any First Priority Principal Payment and Second Priority Principal Payment, except that on and after the final scheduled payment date for the Class C notes, this amount will equal the principal amount of the Class C notes until paid in full.

The Regular Principal Payment will be paid to the notes after all interest due on the notes is paid in full.  The Regular Principal Payment includes the “turbo” feature described above that pays the Class A-1 notes in full and then pays principal on the other classes of notes to the extent required to reach the Targeted Overcollateralization Amount before any funds are distributed to the holder of the residual interest.  The “Regular Principal Payment” for a payment date is equal to:

•                  the greater of (a) the principal amount of the Class A-1 notes on the prior payment date (after giving effect to payments on that date) and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the Targeted Overcollateralization Amount, minus

•                  the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment made on that payment date,

except that on and after the final scheduled payment date for the Class D notes, the Regular Principal Payment will equal the principal amount of the Class D notes until paid in full.

The amount of the Regular Principal Payment will be limited by the remaining Available Funds after all more senior payments are made.

Priority of Payments

On each payment date, the servicer will instruct the indenture trustee to use Available Funds to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due.  This priority will apply unless the notes are accelerated after an Event of Default:

(1)                       to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $150,000 per year,

(2)                       to the servicer, all servicing fees due,

(3)                       to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the prior payment date,

(4)                       to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the First Priority Principal Payment, if any,

(5)                       to the Class B noteholders, interest due on the Class B notes,

(6)                       to the Class A and Class B noteholders, sequentially by class, principal in an amount equal to the Second Priority Principal Payment, if any,

(7)                       to the Class C noteholders, interest due on the Class C notes,

(8)                       to the Class A, Class B and Class C noteholders, sequentially by class, principal in an amount equal to the Third Priority Principal Payment, if any,

(9)                       to the Class D noteholders, interest due on the Class D notes,

(10)                to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class D notes,

(11)                to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(12)                to the indenture trustee and the owner trustee and to or at the direction of the trust, all amounts due but not paid under item (1), and

(13)                to the holder of the residual interest in the trust, all remaining Available Funds.

If Available Funds on any payment date are insufficient to cover all amounts payable under items (1) through (9) (including to pay the Class A, Class B and Class C notes in full on their final scheduled payment dates), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay items (1) through (9) (including to pay the Class A, Class B and Class C notes in full on their final scheduled payment dates).  Amounts on deposit in the reserve account will also be available to pay the Class D notes in full on their scheduled final payment date under item (11).

The following diagram shows how payments from Available Funds are made on each payment date.  The priority of payments shown in the diagram will not apply if the notes are accelerated after an Event of Default.

Available Funds for the Payment Date
Indenture trustee, owner trustee and trust amounts due up to a maximum
Servicing fees
Interest due on the Class A notes, pro rata based on the principal amount
First Priority Principal Payment, if any
Interest due on the Class B notes
Second Priority Principal Payment, if any
Interest due on the Class C notes
Third Priority Principal Payment, if any
Interest due on the Class D notes
Amount, if any, required to replenish the reserve account
Regular Principal Payment
Indenture trustee, owner trustee and trust amounts due, to the extent not paid above
Remaining Available Funds to the holder of the residual interest in the trust
Principal payments on the notes will be made in the following order of priority:
First, to pay principal on the Class A-1 notes until paid in full
Second, to pay principal on the Class A-2 notes until paid in full
Third, to pay principal on the Class A-3 notes until paid in full
Fourth, to pay principal on the Class A-4 notes until paid in full
Fifth, to pay principal on the Class B notes until paid in full
Sixth, to pay principal on the Class C notes until paid in full
Seventh, to pay principal on the Class D notes until paid in full

Events of Default and Acceleration

Each of the following will be an “Event of Default” under the indenture:

•                  failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•                  failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                  breach by the trust of its covenants or representations, not cured within 60 days after being notified of the breach, and

•                  a bankruptcy or dissolution of the trust.

Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.  Upon any other Event of Default, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will not pay interest on notes that are not part of the Controlling Class until both interest and principal on the Controlling Class are paid in full.

For a more detailed description of Events of Default and the rights of noteholders following an Event of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Post-Acceleration Priority of Payments

If the notes are accelerated after an Event of Default, on each payment date, the servicer will instruct the indenture trustee to use all amounts on deposit in the collection account for the prior month and all amounts on deposit in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due:

(1)                       to the indenture trustee and the owner trustee, all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred according to the transaction documents,

(2)                       to the servicer, all unpaid servicing fees,

(3)                       to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes as of the end of the prior payment date,

(4)                       to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)                       to the Class B noteholders, interest due on the Class B notes,

(6)                       to the Class B noteholders, principal of the Class B notes until paid in full,

(7)                       to the Class C noteholders, interest due on the Class C notes,

(8)                       to the Class C noteholders, principal of the Class C notes until paid in full,

(9)                       to the Class D noteholders, interest due on the Class D notes,

(10)                to the Class D noteholders, principal of the Class D notes until paid in full, and

(11)                to the holder of the residual interest in the trust, any remaining amounts.

For a more detailed description of Events of Default and your rights following an Event of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Residual Interest; Issuance of Additional Securities

The depositor will hold the residual interest in the trust initially and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits to the reserve account.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if specific conditions are satisfied.  The depositor may register those additional securities and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

For more information about the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in the prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the receivables from the trust on any payment date that the pool balance as of the end of the prior month is 5% or less of the initial pool balance.  The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised.  The servicer will exercise the option by depositing the purchase price for the receivables in the collection account on the business day prior to the payment date on which the option is exercised, and the trust will transfer the receivables to the servicer.  The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes.  The servicer may exercise its clean up call option only if the purchase price for the receivables plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the trust.  The purchase price paid by the servicer for the receivables will be the remaining principal balance of the receivables.  It is expected that the clean up call option will become available to the servicer when the Class B, Class C and Class D notes are still outstanding.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest and principal on the notes and decreases the likelihood that losses on the receivables will impair the trust’s ability to do so.  The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances.  The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The depositor will establish the reserve account with the indenture trustee for the benefit of the noteholders.  On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $8,367,827.04, which is 0.50% of the initial pool balance.

If, on any payment date, collections on the receivables and amounts, if any, paid by the sponsor, the depositor or the servicer to purchase any receivables are insufficient to pay stated fees and expenses of the indenture trustee and owner trustee, the servicing fee, interest payments and any priority principal payments on the notes, the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfalls.  In addition, if any class of notes would not otherwise be paid in full on its final scheduled payment date, the servicer will direct the indenture trustee to withdraw from the reserve account the amount required to pay those notes in full, to the extent available.  It is not expected that any withdrawals from the reserve account will be required for this purpose.

If a withdrawal from the reserve account is made on any payment date, other than the final scheduled payment date for the Class D notes, the trust will deposit Available Funds into the reserve account on future payment dates after making all more senior payments until the reserve account is replenished to its initial level.

Upon payment of the notes in full, the trust will withdraw any amounts remaining in the reserve account and distribute them to the holder of the residual interest.  Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described under “Servicing the Receivables and the Securitization Transaction — Servicing Fees” in the prospectus and will not be available to the trust.

For more information about how amounts in the reserve account may be invested, you should read “Servicing the Receivables and the Securitization Transaction — Trust Bank Accounts” in the prospectus.

Subordination

This securitization transaction is structured so that the trust will pay interest on all classes of the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.  In addition, if a priority principal payment is required on any payment date, the trust will pay principal on the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will pay interest and principal sequentially by class, beginning with the Class A notes (paying interest on the Class A notes, pro rata, and principal on the Class A notes sequentially, beginning with the Class A-1 notes), and will not pay interest or principal on the Class B, Class C and Class D notes until all more senior classes of notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes.  Overcollateralization means there will be excess receivables generating collections that will be available to cover losses on the receivables and shortfalls in interest collections due to any low APR receivables.  The initial amount of overcollateralization will be $63,665,407.25, which is 3.80% of the initial pool balance.  Overcollateralization may also be expressed as a percentage of the Adjusted Pool Balance, in order to identify the overcollateralization exclusive of the Yield Supplement Overcollateralization Amount.  The Adjusted Pool Balance as of the closing date will be approximately equal to the aggregate initial principal amount of the Class A, Class B and Class C notes.  On an Adjusted Pool Balance basis, the initial amount of overcollateralization for the notes is actually negative, resulting in undercollateralization of approximately 2.00% of the Adjusted Pool Balance, which is approximately the principal amount of the Class D notes.  Overcollateralization expressed as a percentage of initial pool balance will vary among the depositor’s securitization transactions as a result of changes in interest rates on the notes, the APRs of the underlying receivables and the stated rate used to determine the yield supplement overcollateralization amount.  Overcollateralization expressed as a percentage of initial Adjusted Pool Balance, however, is expected to stay the same.

The following table shows the notes as a percentage of the initial pool balance and as a percentage of the initial Adjusted Pool Balance.  The percentages may not sum due to rounding.

	Percentage of Initial Pool Balance		Percentage of Adjusted Pool Balance
Class A notes	89.	59%	95.	00%
Class B notes	2.	83	3.	00
Class C notes	1.	89	2.	00
Class D notes	1.	89	2.	00
Total	96.	20%	102.	00%

This securitization transaction is structured to use all Available Funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any Priority Principal Payments and any required deposits in the reserve account, including the portion of the remaining Available Funds that is excess spread, to make principal payments on the notes until the Targeted Overcollateralization Amount is reached.

The “Targeted Overcollateralization Amount” for each payment date will be equal to the sum of:

•                  the Yield Supplement Overcollateralization Amount, plus

•                  the excess, if any, of (a) 1.50% of the current pool balance over (b) 0.50% of the initial pool balance (the amount required to be deposited in the reserve account).

Thus, the Targeted Overcollateralization Amount will generally adjust each month based on (a) decreases in the pool balance due to actual payments (including prepayments) of principal made on the receivables and losses on charged off receivables, and (b) the scheduled decrease in the Yield Supplement Overcollateralization Amount for that month.

To increase the amount of overcollateralization on any payment date and reach the Targeted Overcollateralization Amount, the trust must make principal payments on the notes in an amount greater than the decline in the pool balance for the prior month.  The use of excess spread to make Regular Principal Payments and priority principal payments is expected to increase overcollateralization as a percentage of each class’s principal amount.  The class of notes receiving principal payments will experience the greatest increase in overcollateralization.  When the actual amount of overcollateralization is less than the Targeted Overcollateralization Amount, principal payments will be made to the noteholders from Available Funds until the Targeted Overcollateralization Amount is reached.

When the pool balance has decreased to the point where 1.50% of the current pool balance is equal to or less than 0.50% of the initial pool balance, the Targeted Overcollateralization Amount will be equal to the Yield Supplement Overcollateralization Amount for that payment date.  Therefore, after that point, the principal payable on the notes on each payment date will be equal to the decrease in the pool balance for the prior month less the scheduled decrease in the Yield Supplement Overcollateralization Amount for the current payment date, unless the actual amount of overcollateralization is greater than the Targeted Overcollateralization Amount.

Because the pool of receivables includes a substantial number of low APR receivables, the pool could generate less collections of interest than the sum of the senior fees and expenses of the trust, the interest payments on the notes and any required deposits in the reserve account if the low APR receivables are not adequately offset by high APR receivables in the pool.  The Yield Supplement Overcollateralization Amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a stated rate are less than future payments would be on those receivables if their APRs were equal to the stated rate.  The stated rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes, and will at least equal the highest interest rate on the notes plus the servicing fee.  The inclusion of the Yield Supplement Overcollateralization Amount in the Targeted Overcollateralization Amount and thus in the Regular Principal Payment has the effect of supplementing interest collections for low APR receivables with principal collections.

The “Yield Supplement Overcollateralization Amount” for the closing date and any payment date is equal to the sum of the excess, if any, for each receivable of (a) the present value of all future payments due on the receivable discounted at the APR of the receivable over (b) the present value of all future payments due on the receivable discounted at a stated rate of 6.00%.  For purposes of this calculation, future payments on each receivable are assumed to be equal monthly payments made over the remaining scheduled term regardless of any prepayments prior to the cutoff date and without any delays, defaults or prepayments.  The Yield Supplement Overcollateralization Amount is calculated as of the cutoff date for all future payment dates and will not be recalculated to give effect to delays, defaults or prepayments.  Thus, if a low APR receivable prepays, the related portion of the Yield Supplement Overcollateralization Amount will continue to provide credit enhancement for the notes and yield enhancement for other low APR receivables as a component of the Targeted Overcollateralization Amount.

The Yield Supplement Overcollateralization Amount for the closing date and each payment date will be:

Closing Date	$95,235,565.82	November 2017	$14,992,663.43
December 2014	91,928,288.66	December 2017	13,847,065.87
January 2015	88,683,885.86	January 2018	12,754,094.51
February 2015	85,502,749.91	February 2018	11,713,508.24
March 2015	82,384,771.00	March 2018	10,725,010.58
April 2015	79,329,791.63	April 2018	9,788,224.50
May 2015	76,337,878.52	May 2018	8,902,803.71
June 2015	73,408,920.58	June 2018	8,068,449.38
July 2015	70,542,746.88	July 2018	7,284,579.70
August 2015	67,739,184.05	August 2018	6,550,528.17
September 2015	64,998,018.72	September 2018	5,865,386.54
October 2015	62,319,020.92	October 2018	5,228,109.85
November 2015	59,701,981.72	November 2018	4,637,679.81
December 2015	57,146,776.14	December 2018	4,092,694.41
January 2016	54,653,469.78	January 2019	3,591,813.83
February 2016	52,222,054.08	February 2019	3,133,984.50
March 2016	49,852,377.91	March 2019	2,718,027.39
April 2016	47,544,281.14	April 2019	2,342,528.77
May 2016	45,297,703.93	May 2019	2,006,301.71
June 2016	43,112,247.95	June 2019	1,707,936.84
July 2016	40,987,645.63	July 2019	1,445,325.75
August 2016	38,923,739.87	August 2019	1,216,214.26
September 2016	36,920,238.55	September 2019	1,017,383.12
October 2016	34,976,493.37	October 2019	845,074.24
November 2016	33,092,115.06	November 2019	695,269.73
December 2016	31,266,595.45	December 2019	563,936.23
January 2017	29,499,751.67	January 2020	447,756.06
February 2017	27,791,401.88	February 2020	346,403.09
March 2017	26,141,287.48	March 2020	259,482.49
April 2017	24,549,022.04	April 2020	186,641.03
May 2017	23,014,389.32	May 2020	127,495.19
June 2017	21,537,092.14	June 2020	81,332.36
July 2017	20,116,710.72	July 2020	46,935.26
August 2017	18,752,763.99	August 2020	23,129.63
September 2017	17,444,618.20	September 2020	8,572.27
October 2017	16,191,513.99	October 2020	1,815.75

Excess Spread

For any payment date, excess spread is equal to the excess of (a) the sum of (i) the interest collections for the prior month and (ii) the principal collections equal to the decline in the Yield Supplement Overcollateralization Amount from the prior payment date (or closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the interest on the notes and any required deposits in the reserve account.  Any excess spread will be applied on each payment date, as a component of Available Funds, to make principal payments on the Class A-1 notes until paid in full and then to make principal payments on the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, having excess spread available to pay principal on the notes provides a source of funds to absorb losses on the receivables.  To the extent the amount of excess spread used to pay principal exceeds the amount of any losses, it causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described under “Description of the Notes — Payments of Principal” in this prospectus supplement.

TRANSACTION FEES AND EXPENSES

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee and the servicer.  On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, from Available Funds in the order of priority described under “Description of the Notes — Priority of Payments” in this prospectus supplement.  These fees will not change during the term of this securitization transaction.  The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount
Indenture trustee fee	1/12 of $7,500
Owner trustee fee	1/12 of $3,500
Servicing fee	1/12 of 1.00% of the pool balance

The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee’s duties under the indenture.  The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement.  The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator.  The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator.  For information about indemnities applicable to the indenture trustee and the owner trustee you should read “Indenture Trustee” and “Owner Trustee” in the prospectus.  The servicing fee is paid to the servicer for the servicing of the receivables under the sale and servicing agreement.  The servicer will be responsible for its own expenses under the servicing agreement except that the servicer may net from collections the costs and expenses of the repossession and disposition of financed vehicles and external costs of collection on charged off accounts.

MONTHLY INVESTOR REPORTS

On or about the 10th day of each month, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies.  Each investor report will contain information about payments to be made on the notes on the payment date, the performance of the receivables during the prior month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  The servicer will file the investor reports with the SEC on Form 10-D within 15 days after each payment date.  The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.  The investor report will contain the following information for each payment date:

•                  collections on the receivables for the prior month allocated by interest and principal,

•                  fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•                  servicing fee payable to the servicer,

•                  the amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•                  the Regular Principal Payment and any priority principal payments,

•                  the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•                  information on the performance of the receivables for the prior month, including the pool balance, collections and the aggregate amount paid by Ford Credit or the depositor to repurchase ineligible receivables, servicer impaired receivables or receivables modified by the servicer, any repurchase demand activity, the number of receivables remaining in the pool and the pool factor,

•                  delinquency, repossession and credit loss information on the receivables for the prior month,

•                  the Targeted Overcollateralization Amount and the Yield Supplement Overcollateralization Amount, and

•                  the amount of Available Funds released to the holder of the residual interest.

If any required payments are past due and unpaid, the investor report will indicate any changes to the amount unpaid.  The servicer will use the investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date.  The indenture trustee will have no obligation to verify calculations made by the servicer.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare or obtain a number of annual reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies the following:

•                  Compliance Certificate:  a certificate stating that the servicer has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the prior year or, if there has been a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•                  Assessment of Compliance:  copies of any report by the servicer and any other “servicer” (as defined in Regulation AB under the Securities Act of 1933) on its assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the prior year covering securitization transactions sponsored by Ford Credit involving retail installment sale contracts that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that servicer, and

•                  Attestation Report:  copies of any report by a registered public accounting firm that attests to, and reports on, the assessments made by the servicer and any other “servicer” (as defined in Regulation AB under the Securities Act of 1933) of compliance with the minimum servicing criteria during the prior year covering securitization transactions sponsored by Ford Credit involving retail installment sale contracts that were subject to Regulation AB, which must be made according to standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.

DEPOSITOR REVIEW OF RECEIVABLES

The depositor performed a review of the receivables designed and effected to provide reasonable assurance that the disclosure about the receivables in this prospectus supplement and the prospectus is accurate in all material respects.  This review consisted of a statistical data review, a contract review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review.  The depositor also engaged a third party to assist it in its statistical data review and the contract review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the receivables.  The depositor takes full responsibility for the review of the receivables, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

A quality assurance review of the receivables selected for this securitization transaction was performed in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the receivables meet the selection criteria described in “Receivables – Criteria for Selecting the Receivables” in this prospectus supplement as of the cut-off date.  As part of the pool selection process, the data and information about the receivables that was transferred from Ford Credit’s receivables system and other system sources to Ford Credit’s securitization system was systematically verified back to the source systems and the depositor found no discrepancies.

The pool composition and stratification tables in “Summary – Receivables” and “Composition of the Receivables” in this prospectus supplement were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  The data and information in these tables were reviewed and verified by Ford Credit’s securitization funding personnel as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data.  The depositor found no discrepancies in the pool composition and stratification tables.

The depositor reviewed a sample of 75 contract files randomly selected from the retail installment sale contracts in the receivables pool and compared specific contract information in the sample contracts relevant to the data and information about the receivables in this prospectus supplement to the same information in Ford Credit’s receivables system.  The depositor found no errors out of 1,125 data points reviewed or compared in the sample contracts.  The depositor considers that the review indicates no systemic errors in the receivables data or other errors that could have a material adverse effect on the data and information about the receivables in this prospectus supplement.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the receivables contained in this prospectus supplement and the prospectus.  The descriptions of the general information about the receivables and how they were originated were reviewed and confirmed as accurate by relevant senior managers and legal office personnel at Ford Credit.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the receivables accurately reflect the terms of the forms of retail installment sale contracts purchased by Ford Credit, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and warranties and the remedies available for breach of these representations and warranties accurately reflect the terms of the securitization transaction documents.

The depositor’s review of the receivables is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including receivables contract purchasing, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, contract purchases and securitization processes.  In addition, Ford Credit has an integrated network of computer applications to make sure that information about the receivables is accurately entered, captured and maintained in its receivables and other systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor has concluded that it has reasonable assurance that the disclosure about the receivables in this prospectus supplement and the prospectus is accurate in all material respects.

AFFILIATIONS AND RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the receivables originated by motor vehicle dealers that are being securitized and the servicer of the receivables.  As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions.  Ford Credit is the sole member of the depositor.  Ford Credit has caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust.  The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.

TAX CONSIDERATIONS

Prospective investors should consider the following discussion of anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion under “Tax Considerations” in the prospectus.  This discussion is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect.  This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor to noteholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor:

•                  the notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be treated as debt, and

•                  assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the offered notes with any original issue discount, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.

If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.

ERISA CONSIDERATIONS

Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes.  Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor because the notes:

•                  are expected to be treated as debt for U.S. federal income tax purposes, and

•                  should not be deemed to have any “substantial equity features.”

Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.  Any plan subject to laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases, holds or disposes of the notes will be deemed to represent that its purchase, holding and disposition of the notes is not and will not result in a non-exempt violation of these similar laws or regulations.  References to the purchase, holding and disposition of the notes in this section also refer to the purchase, holding and disposition of a beneficial interest in the notes.

For more information about the treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement.  Subject to specific conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$127,000,000	$126,100,000	$26,378,000
Citigroup Global Markets Inc.	127,000,000	126,100,000	26,378,000
RBC Capital Markets, LLC	127,000,000	126,100,000	26,377,000
RBS Securities Inc.	127,000,000	126,100,000	26,377,000
Total	$508,000,000	$504,400,000	$105,510,000

Underwriters	Class B Notes	Class C Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$11,837,000	$7,893,000
Citigroup Global Markets Inc.	11,837,000	7,893,000
RBC Capital Markets, LLC	11,838,000	7,892,000
RBS Securities Inc.	11,838,000	7,892,000
Total	$47,350,000	$31,570,000

The depositor will initially retain the Class D notes. These notes may be sold, subject to the requirements in the indenture, directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the notes.  If these notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions.  These notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-2 notes	0.102%	0.068%
Class A-3 notes	0.132%	0.088%
Class A-4 notes	0.162%	0.108%
Class B notes	0.180%	0.120%
Class C notes	0.198%	0.132%

Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL OPINIONS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and U.S. federal income tax and other matters for the trust, the depositor and the servicer.  Bingham McCutchen LLP (or a firm succeeding to the representation) will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.  Bingham McCutchen LLP has from time to time represented Ford Credit and its affiliates in connection with other matters.

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

ABS	S-28	NRSROs	S-14
adjusted pool balance	S-9	offered notes	S-6
APR	S-10	owner trustee	S-16
Available Funds	S-34	payment dates	S-6
Class A notes	S-6	priority principal payments	S-36
clean up call	S-7, S-40	rating agencies	S-11
closing date	S-6	receivables	S-6
collections	S-34	Regular Principal Payment	S-36
Controlling Class	S-11	responsible person	S-27
cutoff date	S-6	Second Priority Principal Payment	S-36
Event of Default	S-39	Targeted Overcollateralization Amount	S-42
First Priority Principal Payment	S-36	Third Priority Principal Payment	S-36
Ford Credit	S-6	turbo	S-35
indenture trustee	S-17	U.S. Bank	S-16
initial pool balance	S-7	U.S. Bank Trust	S-16
liquidation proceeds	S-34	Yield Supplement Overcollateralization Amount	S-43
notes	S-6

Annex A

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

Footnotes:

(1)                       Weighted averages are weighted by the principal balance of each receivable on the cutoff date for the prior securitized pool.

(2)                       Percentage of initial pool balance.

(3)                       The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that all payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(4)                       Car includes sedans, hatchbacks and coupes.  Light truck includes vans, minivans and light pick-up trucks.  Utility includes wagons, SUVs and cross-overs.  Other includes primarily non-Ford, Lincoln and Mercury vehicles which Ford Credit does not categorize.

(5)                       Based on the billing addresses of the obligors on the cutoff date for the prior securitized pool.

(6)                       This weighted average excludes receivables with obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.

(7)                       End-of-Month Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the month, after giving effect to all payments received from obligors, liquidation proceeds, purchase amounts to be deposited by the servicer, the sponsor or the depositor, and all realized losses.

(8)                       Cumulative Net Losses are the aggregate principal balance of all receivables that the servicer determined to be uncollectible less any liquidation proceeds (primarily auction proceeds) and other recoveries.  Net Losses include all external costs associated with repossession and disposition of the financed vehicle and with continued collection efforts after charge off.

(9)                       Prepayments are the aggregate principal balance of all receivables prepaid in full during the month.

(10)                The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due.  The dollar amounts represent the aggregate outstanding principal balances of the delinquent accounts as of the end of the month.

Ford Credit Auto Owner Trust 2006-A

Original Pool Characteristics

Closing Date	February 22, 2006	Scheduled Weighted Average Life(3)	2.32 years
Cutoff Date	February 1, 2006	Weighted Average Months After Origination (Seasoning)	8.5 months
Number of Receivables	187,903	Percentage New Vehicle(2)	82.19%
Initial Pool Balance	$3,164,999,892	Percentage Car(2)(4)	16.64%
Principal Balance		Percentage Light Truck(2)(4)	45.16%
Average	$16,844	Percentage Utility(2)(4)	26.30%
Highest	$99,213	Percentage Other(2)(4)	11.90%
Lowest	$252	Percentage of Top 10 Makes/Models(2)	64.40%
Original Amount Financed		Ford F-150	21.74%
Average	$22,473	Ford Explorer	8.31
Highest	$120,887	Ford F-250	6.64
Lowest	$1,016	Ford Expedition	6.08
Annual Percentage Rate (APR)		Ford F-350	5.80
Weighted average(1)	6.65%	Ford Escape	4.13
Highest	29.99%	Ford Focus	3.22
Lowest	0.00%	Ford Ranger	3.04
APR greater than or equal to 20 percent(2)	0.42%	Ford Five Hundred	2.73
Original Term		Ford Mustang	2.71
Weighted average(1)	60.5 months	Percentage in Top 5 States(2)(5)	39.44%
Original term greater than 60 months(2)	28.58%	California	11.87%
Longest	72 months	Texas	10.02
Shortest	4 months	Florida	9.72
Remaining Term		Georgia	4.10
Weighted average(1)	52.0 months	Illinois	3.73
Remaining term greater than 60 months(2)	22.68%	Weighted average(1) FICO® score(6) at origination	707
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	1 month	for original term greater than 60 months	701

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Feb-06	$3,035,610,528	$10,153	$59,722,354	$13,986,233	$–	$–	$–
2	Mar-06	2,897,305,654	163,332	62,183,923	14,950,824	760,151	–	19,399
3	Apr-06	2,787,043,508	451,419	47,396,814	17,254,975	820,754	177,684	–
4	May-06	2,669,434,126	926,774	48,829,430	21,582,015	1,378,169	180,122	80,081
5	Jun-06	2,563,284,996	1,617,571	41,833,076	18,878,767	2,027,401	238,802	154,493
6	Jul-06	2,464,617,008	2,291,024	37,989,897	24,912,283	1,873,811	605,751	218,760
7	Aug-06	2,366,393,179	3,167,604	37,917,017	22,073,480	2,211,698	450,505	408,855
8	Sep-06	2,273,707,447	4,093,338	37,013,927	24,184,908	2,256,410	522,799	540,748
9	Oct-06	2,186,322,844	5,044,226	28,559,097	23,687,491	1,874,944	826,756	578,474
10	Nov-06	2,106,231,732	5,934,411	26,718,417	22,829,374	2,438,884	338,680	948,482
11	Dec-06	2,029,762,218	7,218,427	26,093,639	25,093,891	2,695,725	749,212	669,868
12	Jan-07	1,947,875,714	8,204,399	27,713,107	24,034,974	2,509,560	720,584	820,351
13	Feb-07	1,874,421,613	9,171,587	24,327,664	21,881,524	2,196,502	716,921	888,013
14	Mar-07	1,791,416,038	10,067,955	29,962,753	23,021,570	2,278,991	853,928	969,808
15	Apr-07	1,711,992,503	10,980,159	29,587,160	22,331,514	2,572,691	910,625	1,060,698
16	May-07	1,636,570,531	11,786,210	26,938,118	24,697,387	2,592,517	750,183	1,138,582
17	Jun-07	1,563,154,967	12,668,497	27,529,566	25,032,043	3,377,740	835,709	1,297,970
18	Jul-07	1,490,434,823	13,581,524	25,779,287	26,921,199	2,961,472	1,104,137	1,376,457
19	Aug-07	1,419,596,364	14,739,373	24,757,330	24,173,553	2,779,856	846,750	1,609,766
20	Sep-07	1,357,822,168	15,748,810	21,484,006	25,785,149	3,942,010	934,713	1,750,111
21	Oct-07	1,290,081,880	17,021,146	21,695,208	25,872,432	2,748,151	1,161,750	2,028,405
22	Nov-07	1,229,511,832	18,044,346	19,705,313	26,025,033	3,124,828	885,980	2,306,301
23	Dec-07	1,172,987,461	19,288,479	16,224,217	28,665,424	3,718,627	973,950	2,303,124
24	Jan-08	1,114,432,065	20,517,551	17,969,537	25,245,374	2,949,170	837,645	2,336,881
25	Feb-08	1,058,456,660	21,589,714	17,388,305	23,414,417	2,586,312	1,102,532	2,237,543
26	Mar-08	1,001,534,735	22,568,364	17,802,291	23,339,640	2,750,276	941,592	2,402,967
27	Apr-08	947,332,827	23,540,535	17,872,880	21,924,790	2,974,185	864,780	2,234,592
28	May-08	896,479,787	24,610,265	14,787,857	23,471,542	2,623,830	1,010,696	2,245,494
29	Jun-08	847,427,951	25,660,450	13,170,855	23,025,537	3,395,507	920,887	2,338,243
30	Jul-08	798,906,815	26,982,339	12,815,344	21,146,915	3,543,920	1,022,196	2,453,893
31	Aug-08	756,419,172	27,999,067	10,966,063	20,726,108	3,240,853	1,195,568	2,540,951
32	Sep-08	712,379,243	29,174,995	10,966,178	20,481,872	2,997,078	997,627	2,868,404
33	Oct-08	670,237,218	30,544,319	10,126,358	19,455,882	2,603,152	895,281	2,945,451
34	Nov-08	635,976,711	31,303,702	6,661,244	20,009,176	2,936,984	878,546	2,974,312
35	Dec-08	598,139,953	32,623,950	7,455,006	21,863,223	3,482,207	971,293	2,896,634
36	Jan-09	562,022,304	33,692,817	7,565,576	18,835,215	3,142,767	826,885	3,052,489
37	Feb-09	527,424,376	35,115,473	6,957,799	16,326,114	2,148,747	633,106	2,953,892
38	Mar-09	490,011,644	36,088,883	7,582,072	15,900,299	2,412,350	591,978	2,886,510
39	Apr-09	455,907,432	36,926,655	7,176,305	14,613,105	2,036,900	744,072	2,756,131
40	May-09	425,491,139	37,711,367	6,083,637	13,974,318	2,428,055	673,972	2,831,580
41	Jun-09	392,364,438	38,515,442	6,395,568	14,059,385	2,098,945	839,685	2,836,482
42	Jul-09	361,676,611	39,287,846	5,809,888	14,211,956	2,033,448	628,259	2,821,539
43	Aug-09	332,548,007	40,072,397	5,655,645	13,839,905	1,815,246	539,530	2,830,589
44	Sep-09	305,820,116	40,506,354	5,001,636	12,846,131	1,469,087	501,734	2,897,329
45	Oct-09	279,954,790	41,130,322	4,922,578	12,207,532	1,150,551	467,962	2,881,338
46	Nov-09	256,365,237	41,609,515	4,205,631	12,244,967	1,425,806	446,912	2,857,153
47	Dec-09	233,393,042	42,223,427	3,615,037	12,368,167	1,259,383	278,662	2,890,317
48	Jan-10	212,612,620	42,561,359	3,569,528	10,381,301	1,230,526	228,810	2,928,587
49	Feb-10	192,891,654	42,676,913	3,493,668	6,993,637	1,003,382	285,140	2,893,299
50	Mar-10	171,084,261	42,817,099	4,273,509	6,824,596	726,513	377,455	2,782,268
51	Apr-10	152,957,163	42,833,196	3,485,862	5,989,438	669,343	232,547	2,882,638

Final Payment Date:  May 17, 2010

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2006-B

Original Pool Characteristics

Closing Date	August 29, 2006	Scheduled Weighted Average Life(3)	2.51 years
Cutoff Date	August 1, 2006	Weighted Average Months After Origination (Seasoning)	5.3 months
Number of Receivables	154,834	Percentage New Vehicle(2)	82.77%
Initial Pool Balance	$3,149,999,910	Percentage Car(2)(4)	20.15%
Principal Balance		Percentage Light Truck(2)(4)	43.12%
Average	$20,344	Percentage Utility(2)(4)	28.18%
Highest	$99,006	Percentage Other(2)(4)	8.54%
Lowest	$255	Percentage of Top 10 Makes/Models(2)	68.90%
Original Amount Financed		Ford F-150	20.52%
Average	$23,575	Ford Explorer	8.02
Highest	$130,658	Ford F-250	6.88
Lowest	$914	Ford Expedition	6.79
Annual Percentage Rate (APR)		Ford Escape	6.31
Weighted average(1)	5.80%	Ford F-350	6.12
Highest	29.90%	Ford Focus	3.94
Lowest	0.00%	Ford Fusion	3.73
APR greater than or equal to 20 percent(2)	0.45%	Ford Mustang	3.30
Original Term		Ford Five Hundred	3.29
Weighted average(1)	61.7 months	Percentage in Top 5 States(2)(5)	39.73%
Original term greater than 60 months(2)	35.29%	California	11.08%
Longest	72 months	Texas	11.04
Shortest	6 months	Florida	9.24
Remaining Term		Georgia	4.20
Weighted average(1)	56.4 months	Illinois	4.17
Remaining term greater than 60 months(2)	31.66%	Weighted average(1) FICO® score(6) at origination	706
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	1 month	for original term greater than 60 months	691

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Aug-06	$3,038,975,492	$3,352	$50,238,249	$16,918,692	$66,253	$–	$–
2	Sep-06	2,941,511,036	235,653	41,384,333	22,144,705	1,519,949	72,831	–
3	Oct-06	2,847,578,366	807,996	33,667,238	24,419,023	1,737,293	492,465	53,531
4	Nov-06	2,763,390,987	1,644,421	28,593,516	25,312,393	2,024,481	535,300	219,067
5	Dec-06	2,684,134,557	3,143,076	25,206,193	28,524,871	2,766,667	340,539	151,078
6	Jan-07	2,599,405,503	4,266,221	26,699,144	27,364,600	2,943,150	812,062	250,772
7	Feb-07	2,520,418,973	5,427,608	25,792,528	22,840,719	2,111,838	887,345	549,570
8	Mar-07	2,433,465,480	6,874,406	28,910,565	25,447,349	1,897,947	633,117	548,432
9	Apr-07	2,352,366,966	7,870,793	27,859,388	27,252,170	3,183,527	808,696	830,784
10	May-07	2,270,898,982	9,018,379	28,511,225	30,372,415	2,993,884	1,036,628	942,868
11	Jun-07	2,191,579,389	10,241,657	27,576,371	29,356,013	3,621,755	1,203,884	1,131,619
12	Jul-07	2,111,462,689	11,586,431	27,499,662	33,261,848	3,799,150	1,255,376	1,623,177
13	Aug-07	2,031,105,211	13,400,479	28,398,272	30,582,448	4,417,334	1,149,160	1,714,088
14	Sep-07	1,961,595,329	14,962,038	23,083,201	34,346,030	4,580,250	1,399,146	1,820,307
15	Oct-07	1,883,925,145	17,099,076	24,592,759	33,309,763	4,443,548	1,153,748	1,823,262
16	Nov-07	1,814,320,013	18,978,909	21,503,379	34,594,772	4,511,959	1,374,079	2,097,946
17	Dec-07	1,749,729,372	21,075,444	17,421,191	41,256,926	5,110,858	1,387,103	2,191,026
18	Jan-08	1,680,847,754	22,977,926	20,920,992	35,760,290	4,140,185	1,275,328	2,493,135
19	Feb-08	1,613,917,003	25,091,348	20,323,527	30,807,387	3,617,698	1,090,403	2,541,177
20	Mar-08	1,544,360,634	26,984,125	22,427,910	33,354,028	3,651,840	1,182,891	2,459,477
21	Apr-08	1,478,310,336	28,737,643	21,452,057	29,648,002	4,165,772	1,121,361	2,745,168
22	May-08	1,415,207,472	30,673,200	18,955,702	33,761,664	4,480,714	1,299,116	2,550,692
23	Jun-08	1,355,648,992	32,585,502	15,885,532	34,651,158	5,514,515	1,194,320	2,463,872
24	Jul-08	1,295,260,041	34,727,459	16,490,214	29,442,273	4,495,142	1,882,089	2,522,482
25	Aug-08	1,241,219,182	37,002,447	13,398,681	31,322,861	4,645,302	1,449,185	2,714,118
26	Sep-08	1,185,609,063	39,140,181	13,634,538	29,565,578	4,878,998	1,631,444	2,697,025
27	Oct-08	1,131,660,880	41,287,434	12,533,653	29,798,894	4,112,444	1,399,292	3,223,456
28	Nov-08	1,087,334,584	43,009,655	8,468,243	30,260,033	4,887,159	1,437,670	3,488,927
29	Dec-08	1,037,859,125	45,260,234	9,363,474	35,058,565	5,566,484	1,434,470	3,585,185
30	Jan-09	990,262,068	47,143,644	9,157,675	29,066,357	5,313,461	1,755,429	3,547,144
31	Feb-09	943,611,517	49,122,838	9,344,427	23,815,470	3,498,348	1,575,241	3,826,673
32	Mar-09	892,102,062	51,286,124	10,307,042	26,761,012	3,184,166	1,287,070	3,777,041
33	Apr-09	845,012,275	52,744,917	10,147,883	23,513,465	4,058,056	1,070,394	3,655,565
34	May-09	801,541,108	54,190,105	9,764,806	23,294,626	3,489,043	1,340,180	3,668,733
35	Jun-09	754,269,161	55,532,744	10,202,907	23,650,518	3,654,728	980,290	3,877,109
36	Jul-09	709,298,932	56,795,467	10,010,369	24,127,430	2,986,709	1,318,980	3,749,290
37	Aug-09	668,044,053	58,153,601	8,400,228	24,673,033	3,151,696	1,045,561	3,930,000
38	Sep-09	629,284,196	59,007,519	7,990,445	23,353,193	2,529,414	966,400	3,940,391
39	Oct-09	590,526,135	60,267,320	8,089,805	22,906,830	2,677,227	802,966	3,830,633
40	Nov-09	554,325,088	61,340,403	7,313,328	23,208,567	3,339,238	969,922	3,851,624
41	Dec-09	518,500,074	62,671,998	6,880,334	22,301,326	2,643,320	974,800	3,931,583
42	Jan-10	484,989,285	63,611,747	6,609,232	19,423,435	2,212,520	882,989	4,215,171
43	Feb-10	452,492,938	64,046,805	6,453,930	13,699,533	1,293,041	786,601	4,451,938
44	Mar-10	415,232,490	64,628,272	8,429,901	13,099,384	1,738,587	537,019	4,553,224
45	Apr-10	383,661,507	65,151,915	6,723,257	12,443,516	1,199,202	664,526	4,255,958
46	May-10	355,544,530	65,310,203	6,135,979	12,072,184	1,053,000	458,269	4,379,658
47	Jun-10	325,875,473	65,395,039	6,306,568	12,412,999	1,551,691	498,592	4,371,765
48	Jul-10	298,377,030	65,645,192	6,106,675	12,130,479	1,131,282	629,453	4,349,659
49	Aug-10	272,414,271	65,856,387	5,570,384	12,149,828	1,070,207	488,040	4,395,965
50	Sep-10	247,886,825	66,047,197	4,999,773	10,997,249	1,146,264	486,221	4,444,385
51	Oct-10	225,846,391	66,176,712	3,927,527	9,550,316	989,439	370,185	4,498,394
52	Nov-10	203,351,972	66,466,968	4,167,899	10,252,354	1,008,951	317,737	4,394,283
53	Dec-10	182,180,155	66,730,189	3,441,330	10,420,006	866,302	395,711	4,314,314
54	Jan-11	162,623,376	66,829,533	3,301,168	8,933,155	1,160,956	230,411	4,342,663
55	Feb-11	144,457,363	66,858,413	3,390,808	7,336,537	908,474	276,580	4,338,611

Final Payment Date:  March 15, 2011

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2006-C

Original Pool Characteristics

Closing Date	November 22, 2006	Scheduled Weighted Average Life(3)	2.55 years
Cutoff Date	November 1, 2006	Weighted Average Months After Origination (Seasoning)	5.1 months
Number of Receivables	153,149	Percentage New Vehicle(2)	86.27%
Initial Pool Balance	$3,299,999,280	Percentage Car(2)(4)	20.94%
Principal Balance		Percentage Light Truck(2)(4)	45.72%
Average	$21,548	Percentage Utility(2)(4)	26.47%
Highest	$99,170	Percentage Other(2)(4)	6.88%
Lowest	$250	Percentage of Top 10 Makes/Models(2)	71.96%
Original Amount Financed		Ford F-150	21.40%
Average	$25,149	Ford Explorer	8.67
Highest	$180,341	Ford F-250	8.62
Lowest	$1,005	Ford F-350	6.45
Annual Percentage Rate (APR)		Ford Expedition	6.31
Weighted average(1)	4.40%	Ford Escape	5.20
Highest	29.99%	Ford Mustang	4.95
Lowest	0.00%	Ford Fusion	4.31
APR greater than or equal to 20 percent(2)	0.31%	Ford Focus	3.04
Original Term		Ford Five Hundred	3.01
Weighted average(1)	63.5 months	Percentage in Top 5 States(2)(5)	39.28%
Original term greater than 60 months(2)	46.19%	Texas	11.15%
Longest	72 months	California	10.58
Shortest	6 months	Florida	9.31
Remaining Term		Georgia	4.20
Weighted average(1)	58.4 months	Illinois	4.04
Remaining term greater than 60 months(2)	43.25%	Weighted average(1) FICO® score(6) at origination	708
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	1 month	for original term greater than 60 months	701

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-06	$3,206,380,649	$47,913	$32,731,717	$16,045,762	$76,716	$21,033	$–
2	Dec-06	3,120,417,478	176,493	27,801,329	21,614,112	1,373,327	24,684	21,033
3	Jan-07	3,027,138,886	706,990	29,710,886	23,658,958	2,267,312	294,900	24,684
4	Feb-07	2,943,048,795	1,565,202	25,685,415	20,605,134	2,167,017	769,580	60,582
5	Mar-07	2,852,651,970	2,615,226	27,018,828	22,787,379	1,711,334	645,972	340,405
6	Apr-07	2,766,264,132	3,818,518	26,201,327	24,690,048	2,179,585	514,063	506,353
7	May-07	2,681,692,646	4,682,730	26,254,426	27,552,891	2,328,493	703,442	471,850
8	Jun-07	2,601,354,373	5,798,102	24,094,912	27,468,239	3,121,465	681,876	675,192
9	Jul-07	2,516,821,005	7,149,527	26,098,401	31,291,959	3,685,978	1,050,670	763,758
10	Aug-07	2,433,625,869	8,475,601	26,228,723	29,469,764	3,747,450	992,005	1,042,991
11	Sep-07	2,361,719,542	10,032,069	21,051,716	33,085,721	4,551,687	1,287,568	1,011,453
12	Oct-07	2,281,115,117	12,199,196	23,289,195	33,132,728	3,763,099	1,222,051	1,130,734
13	Nov-07	2,208,467,412	14,409,759	19,793,615	33,087,201	5,005,113	777,046	1,459,495
14	Dec-07	2,138,905,277	16,330,350	18,539,282	41,507,595	4,896,713	1,321,344	1,278,430
15	Jan-08	2,066,210,654	18,349,202	19,679,838	35,567,485	4,814,959	1,319,637	1,603,522
16	Feb-08	1,995,420,819	20,619,329	19,146,008	30,633,564	3,808,624	1,237,966	1,624,263
17	Mar-08	1,922,117,654	22,426,860	22,581,172	31,939,523	3,774,005	1,025,862	1,844,119
18	Apr-08	1,851,730,807	24,633,753	20,704,300	31,907,374	3,866,860	1,147,157	1,797,647
19	May-08	1,784,408,599	26,498,860	19,058,619	33,982,644	4,529,048	1,156,202	1,883,626
20	Jun-08	1,719,795,157	28,327,933	16,754,360	35,043,074	5,295,300	1,344,683	1,857,346
21	Jul-08	1,654,790,176	30,534,564	16,360,649	30,959,756	4,367,623	1,651,546	2,041,590
22	Aug-08	1,594,700,073	32,628,035	15,084,172	33,095,933	4,189,682	1,541,552	2,104,907
23	Sep-08	1,533,008,895	34,737,621	15,023,641	32,501,411	4,491,577	1,505,499	2,299,612
24	Oct-08	1,473,602,989	37,288,009	12,328,482	32,158,851	4,157,206	1,523,802	2,249,589
25	Nov-08	1,422,849,206	39,565,596	9,248,722	32,160,548	5,214,832	1,522,124	2,221,249
26	Dec-08	1,367,111,694	42,396,763	9,507,160	37,751,370	5,203,432	1,949,723	2,358,592
27	Jan-09	1,313,422,037	44,372,745	10,379,225	31,741,801	5,433,744	1,626,443	2,832,405
28	Feb-09	1,261,115,970	46,892,889	10,013,234	29,729,136	4,008,951	1,489,335	2,788,887
29	Mar-09	1,202,002,989	49,254,802	12,281,215	29,378,411	3,986,224	1,288,898	2,914,656
30	Apr-09	1,146,425,570	51,543,201	12,368,951	26,622,486	4,217,431	1,564,036	2,786,948
31	May-09	1,094,951,079	53,449,947	11,440,556	27,212,834	3,876,445	1,485,105	3,034,881
32	Jun-09	1,040,925,905	55,135,107	11,755,670	28,464,918	3,957,630	1,441,149	3,185,415
33	Jul-09	986,362,249	56,761,838	12,618,268	27,604,722	3,626,003	1,527,390	3,453,390
34	Aug-09	936,685,557	58,190,199	10,908,860	28,447,758	3,645,243	1,245,487	3,601,198
35	Sep-09	889,223,909	59,403,968	10,053,495	27,877,931	3,008,544	1,314,176	3,720,380
36	Oct-09	842,082,300	61,005,277	10,191,576	27,879,313	3,014,157	1,305,691	3,974,755
37	Nov-09	797,729,475	62,282,399	9,925,213	27,462,602	3,926,517	1,154,011	4,195,029
38	Dec-09	753,074,805	63,589,364	9,636,826	26,482,610	3,129,407	1,160,466	4,300,848
39	Jan-10	711,910,572	64,640,752	8,717,324	24,429,480	2,707,154	929,044	4,524,076
40	Feb-10	671,328,180	65,694,960	8,637,702	16,864,868	1,960,861	1,037,875	4,413,684
41	Mar-10	625,530,125	66,365,568	10,483,033	16,095,765	1,380,429	773,796	4,450,042
42	Apr-10	586,002,172	66,744,084	9,202,283	15,668,313	1,536,688	761,149	4,421,047
43	May-10	550,549,441	66,976,605	7,996,892	14,946,211	1,487,318	753,588	4,447,100
44	Jun-10	511,358,724	67,452,870	9,354,797	15,956,734	1,991,960	639,253	4,700,046
45	Jul-10	475,140,187	67,677,087	8,542,973	15,375,658	1,526,322	726,205	4,660,956
46	Aug-10	439,783,613	68,117,897	8,813,409	14,286,011	1,863,164	610,622	4,622,743
47	Sep-10	406,891,485	68,535,798	7,395,510	14,120,207	1,537,101	764,271	4,573,489
48	Oct-10	376,386,663	68,670,490	6,259,916	12,344,360	1,399,139	607,315	4,621,989
49	Nov-10	347,092,106	68,862,550	5,735,722	13,259,097	1,489,354	648,268	4,737,426
50	Dec-10	318,200,573	69,218,256	5,354,192	13,156,342	1,398,654	551,347	4,730,364
51	Jan-11	291,198,174	69,393,130	5,238,853	11,850,314	1,415,690	480,679	4,751,006
52	Feb-11	265,516,245	69,633,693	5,142,315	9,939,521	1,154,778	480,025	4,636,940
53	Mar-11	237,606,743	69,668,205	6,404,095	8,676,483	859,120	466,364	4,492,337
54	Apr-11	214,262,652	69,742,934	4,986,313	8,778,905	942,206	496,181	4,349,676
55	May-11	191,747,961	69,766,904	4,538,506	9,071,296	886,933	323,626	4,353,134
56	Jun-11	170,643,630	69,920,537	3,976,584	7,597,634	858,602	320,935	4,192,243
57	Jul-11	152,521,233	69,998,969	3,279,425	6,771,156	662,274	283,240	4,066,117

Final Payment Date:  August 15, 2011

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2007-A

Original Pool Characteristics

Closing Date	June 27, 2007	Scheduled Weighted Average Life(3)	2.48 years
Cutoff Date	June 1, 2007	Weighted Average Months After Origination (Seasoning)	6 months
Number of Receivables	102,246	Percentage New Vehicle(2)	86.95%
Initial Pool Balance	$2,224,998,964	Percentage Car(2)(4)	18.07%
Principal Balance		Percentage Light Truck(2)(4)	46.52%
Average	$21,761	Percentage Utility(2)(4)	26.65%
Highest	$99,573	Percentage Other(2)(4)	8.76%
Lowest	$263	Percentage of Top 10 Makes/Models(2)	69.60%
Original Amount Financed		Ford F-150	22.29%
Average	$25,884	Ford F-250	8.55
Highest	$178,058	Ford Explorer	7.32
Lowest	$799	Ford F-350	6.52
Annual Percentage Rate (APR)		Ford Escape	5.62
Weighted average(1)	4.39%	Ford Expedition	5.57
Highest	29.90%	Ford Fusion	4.25
Lowest	0.00%	Ford Mustang	4.10
APR greater than or equal to 20 percent(2)	0.27%	Ford Focus	3.09
Original Term		Ford Five Hundred	2.29
Weighted average(1)	62.5 months	Percentage in Top 5 States(2)(5)	40.91%
Original term greater than 60 months(2)	39.51%	Texas	11.82%
Longest	72 months	California	10.88
Shortest	12 months	Florida	9.44
Remaining Term		Georgia	4.40
Weighted average(1)	56.5 months	Illinois	4.37
Remaining term greater than 60 months(2)	35.50%	Weighted average(1) FICO® score(6) at origination	705
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	688

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-07	$2,163,725,231	$8,264	$18,779,943	$12,807,206	$10,234	$–	$–
2	Jul-07	2,101,470,055	130,121	18,200,360	14,993,834	1,130,849	–	11,952
3	Aug-07	2,041,066,208	487,333	17,789,819	18,004,514	1,741,524	198,733	–
4	Sep-07	1,987,203,304	1,136,765	15,416,313	20,855,007	2,155,732	532,181	109,713
5	Oct-07	1,926,777,827	2,294,941	16,599,195	19,876,520	1,864,063	520,894	188,106
6	Nov-07	1,870,708,807	3,162,973	16,934,418	21,258,738	2,362,637	555,630	259,968
7	Dec-07	1,817,761,586	4,464,678	13,751,438	27,069,063	3,678,180	661,512	322,176
8	Jan-08	1,762,635,335	5,644,505	15,516,300	24,012,410	3,380,777	889,898	569,922
9	Feb-08	1,708,922,116	7,010,713	14,564,251	23,028,249	2,761,667	988,180	574,048
10	Mar-08	1,652,349,888	8,275,012	17,118,099	22,642,268	2,823,053	746,683	893,883
11	Apr-08	1,597,982,475	9,937,439	15,465,975	21,241,840	2,859,032	540,002	918,737
12	May-08	1,545,898,208	11,542,418	14,194,391	25,576,568	2,710,339	769,002	723,642
13	Jun-08	1,496,016,847	13,134,709	11,759,335	24,745,690	3,851,782	780,986	932,793
14	Jul-08	1,445,436,170	15,009,332	12,679,679	24,439,105	2,898,731	1,177,873	928,078
15	Aug-08	1,398,391,153	17,072,802	11,454,089	26,224,797	3,587,842	834,485	1,295,016
16	Sep-08	1,349,204,021	18,803,547	11,770,104	22,866,485	4,186,795	984,633	1,221,542
17	Oct-08	1,300,645,955	21,223,789	10,761,523	24,425,868	3,336,459	1,252,721	1,414,950
18	Nov-08	1,259,882,517	23,244,438	7,882,873	24,673,522	4,240,826	964,203	1,595,783
19	Dec-08	1,215,273,311	25,347,811	8,307,458	29,379,458	4,656,925	1,594,219	1,504,634
20	Jan-09	1,171,410,083	27,392,365	8,653,404	27,807,653	3,651,052	1,340,954	1,909,098
21	Feb-09	1,127,281,670	30,036,773	8,950,146	21,822,370	3,083,197	717,590	1,715,349
22	Mar-09	1,078,263,166	32,303,552	10,486,246	24,202,056	2,681,266	915,366	1,653,757
23	Apr-09	1,033,548,176	33,834,579	10,476,596	20,506,984	3,221,392	1,128,526	1,749,322
24	May-09	991,772,075	35,319,514	9,667,691	22,882,773	3,188,680	1,087,747	1,906,428
25	Jun-09	947,067,954	36,625,399	10,352,525	22,226,383	3,369,116	1,095,319	1,722,026
26	Jul-09	901,547,961	37,989,906	10,584,263	22,661,492	3,254,069	1,147,278	1,934,346
27	Aug-09	860,733,951	39,288,583	8,567,061	25,104,030	3,095,721	958,254	2,202,118
28	Sep-09	820,215,324	40,555,555	9,034,493	23,839,681	2,622,997	872,276	2,269,770
29	Oct-09	779,527,603	41,803,013	9,618,545	23,598,463	2,691,380	920,282	2,455,535
30	Nov-09	741,823,819	43,241,812	8,533,140	24,482,780	3,023,485	962,253	2,541,431
31	Dec-09	703,517,097	44,543,696	8,731,984	23,522,807	2,920,013	938,397	2,688,033
32	Jan-10	667,291,543	45,698,451	8,174,334	22,366,314	2,333,592	952,141	3,015,072
33	Feb-10	633,143,392	46,583,770	7,203,866	14,479,029	1,669,365	739,127	3,091,945
34	Mar-10	593,397,964	47,295,156	10,192,635	14,765,574	1,726,924	726,433	2,979,985
35	Apr-10	558,473,851	48,034,932	9,470,134	13,343,281	1,679,218	840,153	2,911,158
36	May-10	527,056,823	48,432,739	8,593,202	12,593,627	1,450,893	941,477	2,910,634
37	Jun-10	494,151,445	48,862,629	8,344,235	15,101,319	1,464,046	723,865	3,201,206
38	Jul-10	463,250,612	49,165,290	7,788,127	14,491,269	1,508,521	693,470	3,268,770
39	Aug-10	432,453,713	49,404,995	8,305,910	13,689,480	1,327,066	854,309	3,282,554
40	Sep-10	403,811,208	49,773,858	6,919,148	12,732,566	1,559,256	549,715	3,535,419
41	Oct-10	377,004,955	50,073,914	6,387,907	11,555,235	1,456,990	683,454	3,455,952
42	Nov-10	349,787,194	50,549,712	6,472,069	12,920,706	1,632,041	518,666	3,505,538
43	Dec-10	324,141,521	50,780,062	5,694,710	12,213,059	1,422,865	584,216	3,453,829
44	Jan-11	300,419,943	51,063,298	5,118,211	11,931,569	1,267,422	417,465	3,464,687
45	Feb-11	277,493,159	51,230,651	5,056,211	9,913,710	1,300,269	373,075	3,379,530
46	Mar-11	251,902,893	51,288,482	6,507,542	8,474,881	737,498	396,057	3,319,474
47	Apr-11	230,652,124	51,366,194	4,912,523	8,506,585	855,650	228,150	3,337,085
48	May-11	209,739,503	51,463,429	4,907,268	9,123,925	830,370	368,856	3,206,761
49	Jun-11	190,277,032	51,564,310	4,006,420	7,553,388	723,967	266,946	3,256,508
50	Jul-11	172,949,566	51,534,660	3,463,736	6,949,517	628,684	279,707	3,124,671
51	Aug-11	154,761,841	51,649,292	3,942,224	7,133,134	753,583	267,841	3,070,182
52	Sep-11	138,687,335	51,748,131	3,274,793	6,546,354	629,876	230,310	3,028,698
53	Oct-11	123,945,554	51,873,659	2,610,545	6,776,086	552,825	218,363	2,932,028
54	Nov-11	109,969,499	51,949,076	2,594,516	6,366,304	511,249	196,067	2,881,290

Final Payment Date: December 15, 2011

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2007-B

Original Pool Characteristics

Closing Date	October 17, 2007	Scheduled Weighted Average Life(3)	2.17 years
Cutoff Date	October 1, 2007	Weighted Average Months After Origination (Seasoning)	12.2 months
Number of Receivables	199,541	Percentage New Vehicle(2)	86.89%
Initial Pool Balance	$3,369,998,998	Percentage Car(2)(4)	17.94%
Principal Balance		Percentage Light Truck(2)(4)	43.20%
Average	$16,889	Percentage Utility(2)(4)	28.81%
Highest	$99,827	Percentage Other(2)(4)	10.06%
Lowest	$254	Percentage of Top 10 Makes/Models(2)	66.55%
Original Amount Financed		Ford F-150	21.68%
Average	$25,169	Ford Explorer	8.88
Highest	$166,323	Ford F-250	6.64
Lowest	$951	Ford Expedition	6.07
Annual Percentage Rate (APR)		Ford F-350	5.37
Weighted average(1)	4.36%	Ford Escape	4.63
Highest	29.99%	Ford Mustang	4.04
Lowest	0.00%	Ford Fusion	3.37
APR greater than or equal to 20 percent(2)	0.21%	Ford Focus	3.14
Original Term		Mazda Mazda 3	2.73
Weighted average(1)	61.5 months	Percentage in Top 5 States(2)(5)	38.81%
Original term greater than 60 months(2)	34.82%	California	10.80%
Longest	72 months	Texas	10.57
Shortest	6 months	Florida	8.19
Remaining Term		New York	4.95
Weighted average(1)	49.3 months	Pennsylvania	4.30
Remaining term greater than 60 months(2)	21.87%	Weighted average(1) FICO® score(6) at origination	712
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	692

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Oct-07	$3,248,778,394	$6,087	$32,890,112	$20,231,273	$174,881	$21,535	$–
2	Nov-07	3,139,676,846	153,918	27,178,509	23,263,694	1,921,351	57,464	–
3	Dec-07	3,034,073,235	643,845	25,048,789	30,554,608	2,771,262	568,150	–
4	Jan-08	2,926,961,406	1,627,926	25,099,027	27,448,534	2,748,230	788,546	230,921
5	Feb-08	2,820,626,761	3,228,200	26,424,263	24,726,631	2,231,668	816,367	598,944
6	Mar-08	2,711,275,391	4,716,001	28,760,310	25,815,228	2,602,080	827,186	714,450
7	Apr-08	2,605,898,968	6,161,609	29,243,953	25,521,881	2,865,155	699,200	830,875
8	May-08	2,507,168,116	8,012,225	24,146,894	30,322,361	3,384,689	881,442	898,092
9	Jun-08	2,412,719,152	9,593,927	21,317,031	31,481,691	4,959,764	1,234,630	999,601
10	Jul-08	2,318,322,239	12,000,568	20,926,219	30,615,349	3,836,222	1,474,939	1,095,705
11	Aug-08	2,232,882,840	14,110,350	18,322,408	31,581,953	4,620,779	1,305,078	1,403,941
12	Sep-08	2,143,528,477	16,635,580	19,680,201	30,419,245	4,075,106	1,619,984	1,498,929
13	Oct-08	2,058,093,283	19,077,417	17,853,456	31,576,475	4,651,066	1,138,919	1,837,857
14	Nov-08	1,986,953,361	21,189,905	12,248,911	31,875,563	4,932,227	1,173,212	1,957,777
15	Dec-08	1,907,812,570	24,066,531	13,138,523	37,430,396	5,365,984	1,895,588	1,974,386
16	Jan-09	1,832,530,390	26,435,164	12,932,119	33,113,606	5,950,440	1,459,589	2,647,240
17	Feb-09	1,759,998,637	29,215,264	13,019,695	29,034,153	4,043,385	1,876,711	2,367,560
18	Mar-09	1,678,273,926	32,062,589	16,301,994	32,124,976	3,683,938	1,516,649	2,814,710
19	Apr-09	1,603,407,797	34,301,763	15,616,532	28,427,538	4,541,290	1,449,580	2,931,152
20	May-09	1,534,602,894	36,602,517	13,679,884	29,874,568	4,205,709	1,632,674	2,832,431
21	Jun-09	1,460,652,817	38,753,857	16,400,109	29,456,197	4,413,974	1,312,562	2,853,265
22	Jul-09	1,387,913,692	40,555,751	16,235,217	31,889,532	3,788,912	1,341,223	2,866,518
23	Aug-09	1,321,457,196	42,354,769	13,798,146	32,472,534	3,781,954	1,516,167	2,843,656
24	Sep-09	1,256,472,688	44,220,682	13,854,325	31,356,292	3,745,857	1,331,482	2,735,974
25	Oct-09	1,193,994,108	45,675,582	13,867,436	31,501,970	3,394,047	1,522,774	2,845,472
26	Nov-09	1,134,068,007	47,522,912	13,482,750	32,995,588	4,038,006	1,756,063	2,997,166
27	Dec-09	1,075,122,849	49,391,654	12,441,395	32,707,057	3,748,406	1,105,834	3,230,402
28	Jan-10	1,021,117,636	50,725,288	11,504,132	28,701,266	4,107,244	1,106,731	3,315,877
29	Feb-10	967,506,305	51,809,194	11,226,312	20,850,253	2,691,667	1,146,842	3,263,471
30	Mar-10	904,819,778	52,854,453	16,146,486	20,582,249	2,138,845	978,795	3,246,639
31	Apr-10	851,480,214	53,602,140	13,862,955	20,042,603	2,466,630	934,880	3,273,047
32	May-10	803,998,440	54,060,723	12,135,373	19,258,822	2,434,474	948,304	3,288,455
33	Jun-10	753,109,764	54,743,703	13,203,480	20,028,194	2,552,062	1,148,700	3,535,651
34	Jul-10	705,935,880	55,281,142	12,328,537	19,324,433	2,316,748	1,323,976	3,760,136
35	Aug-10	660,298,338	55,961,315	12,493,115	18,206,516	2,072,875	983,057	4,002,973
36	Sep-10	618,341,768	56,724,599	10,689,215	17,348,043	1,781,868	877,237	3,935,243
37	Oct-10	580,219,172	57,167,050	9,615,159	15,695,842	2,037,810	810,232	4,001,213
38	Nov-10	542,616,298	57,568,384	9,325,220	17,349,373	2,118,985	887,003	4,043,114
39	Dec-10	506,604,276	58,015,593	7,990,980	17,946,634	1,679,462	873,329	4,139,389
40	Jan-11	472,352,769	58,438,511	8,143,139	16,711,321	2,374,151	448,450	4,304,772
41	Feb-11	439,997,778	58,831,573	7,125,420	13,796,282	1,842,466	699,393	4,131,314
42	Mar-11	403,132,733	59,029,433	10,433,124	12,527,500	1,410,826	387,105	4,129,967
43	Apr-11	372,322,419	59,200,364	7,577,417	12,745,047	1,258,545	677,408	3,839,096
44	May-11	342,911,637	59,320,660	6,896,292	13,696,725	1,455,712	665,760	3,943,536
45	Jun-11	313,884,270	59,481,046	6,782,742	11,406,270	1,086,609	507,996	3,908,221
46	Jul-11	288,239,413	59,687,353	5,763,430	10,462,984	1,070,163	512,286	3,804,756
47	Aug-11	261,803,713	59,965,657	5,854,228	10,579,296	1,205,492	523,235	3,753,200
48	Sep-11	238,203,638	59,995,094	4,953,865	9,693,225	982,100	430,205	3,644,381
49	Oct-11	216,368,102	60,192,132	4,244,263	10,331,763	862,412	517,186	3,565,528
50	Nov-11	195,598,361	60,265,014	3,950,549	9,355,823	923,651	428,505	3,534,821
51	Dec-11	175,840,376	60,465,834	3,650,525	9,786,801	698,192	289,155	3,455,974
52	Jan-12	156,577,576	60,442,360	3,747,619	7,966,237	727,719	266,818	3,393,910

Final Payment Date: February 15, 2012

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-A

Original Pool Characteristics

Closing Date	January 23, 2008	Scheduled Weighted Average Life(3)	2.18 years
Cutoff Date	January 1, 2008	Weighted Average Months After Origination (Seasoning)	11.9 months
Number of Receivables	140,730	Percentage New Vehicle(2)	86.15%
Initial Pool Balance	$2,399,999,233	Percentage Car(2)(4)	17.83%
Principal Balance		Percentage Light Truck(2)(4)	42.65%
Average	$17,054	Percentage Utility(2)(4)	29.03%
Highest	$99,625	Percentage Other(2)(4)	10.50%
Lowest	$253	Percentage of Top 10 Makes/Models(2)	66.48%
Original Amount Financed		Ford F-150	21.65%
Average	$25,368	Ford Explorer	8.34
Highest	$176,269	Ford F-250	6.40
Lowest	$1,347	Ford Expedition	5.80
Annual Percentage Rate (APR)		Ford F-350	5.12
Weighted average(1)	4.51%	Ford Escape	4.51
Highest	29.99%	Ford Mustang	4.32
Lowest	0.00%	Ford Edge	3.57
APR greater than or equal to 20 percent(2)	0.23%	Ford Fusion	3.43
Original Term		Ford Focus	3.34
Weighted average(1)	61.3 months	Percentage in Top 5 States(2)(5)	39.79%
Original term greater than 60 months(2)	34.83%	California	12.53%
Longest	72 months	Texas	10.52
Shortest	9 months	Florida	7.99
Remaining Term		New York	4.66
Weighted average(1)	49.4 months	Illinois	4.09
Remaining term greater than 60 months(2)	22.64%	Weighted average(1) FICO® score(6) at origination	711
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	689

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-08	$2,319,126,566	$7,928	$20,990,186	$16,942,607	$117,305	$–	$3,712
2	Feb-08	2,240,142,290	97,101	20,379,165	16,407,551	984,832	–	–
3	Mar-08	2,158,686,354	536,671	21,868,956	17,946,484	1,817,168	301,124	–
4	Apr-08	2,080,126,968	1,100,473	21,424,413	17,989,318	1,471,405	563,301	112,555
5	May-08	2,005,243,063	2,168,214	18,620,037	22,575,349	2,150,495	376,740	487,300
6	Jun-08	1,932,218,984	3,410,284	17,267,480	22,657,143	2,962,440	562,982	258,420
7	Jul-08	1,860,761,139	5,003,648	16,195,010	21,565,833	3,142,387	946,018	300,613
8	Aug-08	1,796,620,701	6,271,085	13,660,223	23,917,995	2,797,993	1,007,832	645,386
9	Sep-08	1,729,598,870	8,041,286	13,966,900	23,002,710	3,644,357	1,169,102	729,143
10	Oct-08	1,664,101,274	10,027,727	13,107,548	23,948,162	3,005,992	1,118,448	818,329
11	Nov-08	1,609,684,073	11,810,074	9,117,073	25,644,522	3,194,358	1,200,696	960,675
12	Dec-08	1,548,567,113	14,177,585	10,295,137	29,206,253	4,286,737	1,315,853	1,517,254
13	Jan-09	1,491,069,457	15,772,703	10,236,098	27,456,993	4,082,969	1,233,892	1,855,288
14	Feb-09	1,434,418,803	18,208,534	10,193,509	23,376,176	3,266,916	871,750	1,629,624
15	Mar-09	1,371,083,520	20,511,313	12,440,457	23,880,783	3,247,956	1,135,991	1,619,862
16	Apr-09	1,313,061,296	22,487,669	12,450,165	23,150,668	3,623,150	1,384,565	1,693,082
17	May-09	1,259,525,718	24,193,604	11,054,408	23,188,129	3,838,455	1,292,779	2,066,438
18	Jun-09	1,202,445,581	26,341,819	11,752,681	24,518,433	3,294,434	1,253,387	2,011,373
19	Jul-09	1,146,962,173	27,911,164	12,244,472	25,354,863	2,933,007	1,296,689	2,084,040
20	Aug-09	1,095,134,913	29,259,423	11,240,863	27,412,868	3,242,482	1,184,310	2,289,346
21	Sep-09	1,044,770,997	30,289,560	11,027,977	25,464,375	3,150,655	938,649	2,451,070
22	Oct-09	993,965,181	31,911,123	11,387,458	24,510,212	2,811,427	935,036	2,531,815
23	Nov-09	947,707,044	33,398,945	9,955,450	26,517,406	3,305,331	956,784	2,531,448
24	Dec-09	900,864,068	34,858,780	10,587,538	27,443,439	2,255,783	840,300	2,820,014
25	Jan-10	857,213,825	35,987,533	9,613,374	23,968,083	2,959,961	903,309	2,944,569
26	Feb-10	815,311,104	36,920,260	8,987,163	17,358,179	2,126,723	952,855	2,938,947
27	Mar-10	764,885,402	38,093,320	12,611,719	16,703,891	1,850,264	804,209	2,997,363
28	Apr-10	721,983,286	39,006,212	10,793,666	16,241,523	1,977,119	756,613	2,976,619
29	May-10	684,018,829	39,510,413	9,519,356	15,497,607	1,737,910	587,887	2,832,274
30	Jun-10	642,733,618	40,225,679	10,401,041	17,470,343	1,781,502	814,124	2,893,395
31	Jul-10	604,845,105	40,721,667	9,577,299	15,859,041	2,340,320	823,141	3,114,909
32	Aug-10	567,625,566	41,139,838	10,392,998	16,545,892	1,683,479	899,208	3,173,136
33	Sep-10	532,557,340	41,781,627	9,219,533	15,747,968	1,852,800	775,137	3,297,048
34	Oct-10	500,139,002	42,154,677	8,450,192	13,920,568	1,520,556	721,213	3,312,405
35	Nov-10	468,591,947	42,637,287	7,908,331	15,626,007	2,119,812	821,121	3,326,582
36	Dec-10	438,489,218	43,193,330	7,125,492	14,947,365	1,553,901	728,883	3,331,056
37	Jan-11	409,974,362	43,566,186	6,960,036	14,459,992	1,735,932	527,588	3,402,011
38	Feb-11	383,327,538	43,750,022	6,053,964	12,486,076	1,493,323	561,889	3,309,610
39	Mar-11	353,006,467	44,032,525	8,380,172	10,026,582	1,099,133	538,243	3,306,281
40	Apr-11	327,810,823	44,162,187	6,439,099	10,714,410	1,069,332	469,332	3,176,404
41	May-11	303,084,181	44,263,548	6,199,526	11,406,508	1,538,553	554,959	3,150,060
42	Jun-11	279,054,548	44,472,000	6,164,596	9,993,202	1,391,884	358,567	3,128,539
43	Jul-11	257,161,734	44,627,620	5,296,534	9,363,420	1,242,085	380,985	3,111,894
44	Aug-11	234,921,418	44,768,920	5,428,620	9,677,653	1,092,823	376,956	2,993,554
45	Sep-11	214,956,990	44,945,039	4,390,860	9,073,283	905,346	466,066	2,862,047
46	Oct-11	196,477,542	45,106,761	3,662,463	9,664,011	807,472	438,112	2,824,166
47	Nov-11	178,914,240	45,173,374	3,758,347	8,801,512	881,109	395,907	2,764,640
48	Dec-11	161,866,786	45,343,259	3,465,548	8,671,410	737,792	263,327	2,733,062
49	Jan-12	145,704,905	45,439,709	3,224,980	7,237,250	852,299	180,135	2,716,625
50	Feb-12	130,413,497	45,440,429	3,092,240	5,453,924	572,545	297,684	2,569,818
51	Mar-12	115,590,998	45,491,586	3,112,175	5,732,969	368,147	271,693	2,438,617

Final Payment Date: April 16, 2012

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-B

Original Pool Characteristics

Closing Date	April 22, 2008	Scheduled Weighted Average Life(3)	2.31 years
Cutoff Date	April 1, 2008	Weighted Average Months After Origination (Seasoning)	9.2 months
Number of Receivables	94,331	Percentage New Vehicle(2)	84.61%
Initial Pool Balance	$1,739,998,150	Percentage Car(2)(4)	17.94%
Principal Balance		Percentage Light Truck(2)(4)	43.78%
Average	$18,446	Percentage Utility(2)(4)	27.16%
Highest	$95,916	Percentage Other(2)(4)	11.12%
Lowest	$250	Percentage of Top 10 Makes/Models(2)	68.06%
Original Amount Financed		Ford F-150	21.45%
Average	$25,185	Ford F-250	7.09
Highest	$159,246	Ford Explorer	6.56
Lowest	$542	Ford F-350	5.71
Annual Percentage Rate (APR)		Ford Expedition	5.67
Weighted average(1)	4.84%	Ford Escape	4.83
Highest	29.99%	Ford Focus	4.81
Lowest	0.00%	Ford Edge	4.46
APR greater than or equal to 20 percent(2)	0.30%	Ford Mustang	4.23
Original Term		Mazda Mazda 3	3.25
Weighted average(1)	61.3 months	Percentage in Top 5 States(2)(5)	40.36%
Original term greater than 60 months(2)	35.26%	Texas	12.76%
Longest	72 months	California	11.35
Shortest	12 months	Florida	7.99
Remaining Term		Illinois	4.20
Weighted average(1)	52.1 months	New York	4.06
Remaining term greater than 60 months(2)	26.03%	Weighted average(1) FICO® score(6) at origination	707
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	1 month	for original term greater than 60 months	685

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Apr-08	$1,680,758,046	$1,008	$19,616,367	$10,299,666	$22,718	$–	$–
2	May-08	1,625,363,479	184,917	16,282,132	14,321,995	967,582	–	–
3	Jun-08	1,571,852,847	550,610	14,547,766	14,675,145	1,737,930	156,495	–
4	Jul-08	1,518,880,370	1,365,688	13,855,508	16,172,489	1,894,700	694,888	13,859
5	Aug-08	1,471,709,473	2,142,488	11,382,912	17,011,281	2,131,901	567,799	321,327
6	Sep-08	1,423,390,941	2,941,920	10,797,149	17,309,528	2,634,553	582,879	447,372
7	Oct-08	1,375,848,307	4,507,540	9,768,385	18,355,195	2,054,564	585,809	559,742
8	Nov-08	1,335,987,937	5,951,803	6,657,025	18,723,269	2,827,562	585,572	321,727
9	Dec-08	1,292,372,906	7,322,143	7,321,902	24,608,746	4,046,463	742,411	592,312
10	Jan-09	1,249,611,494	8,478,376	8,651,854	21,765,206	3,289,733	1,014,332	693,272
11	Feb-09	1,207,847,025	10,364,374	7,223,810	18,307,923	2,684,936	1,016,215	851,672
12	Mar-09	1,160,341,497	12,059,472	9,956,916	20,445,946	1,944,822	610,637	1,226,001
13	Apr-09	1,117,052,795	13,497,790	9,518,142	18,841,738	3,000,676	737,130	1,167,355
14	May-09	1,077,932,857	14,676,701	7,720,442	19,575,231	2,757,183	983,036	896,004
15	Jun-09	1,034,970,995	16,167,421	9,211,752	20,811,456	3,679,410	837,184	1,199,608
16	Jul-09	991,616,366	17,659,645	9,835,608	23,108,750	2,940,483	1,129,236	1,107,105
17	Aug-09	951,503,201	19,014,448	8,678,597	22,915,444	3,670,352	1,075,836	1,335,194
18	Sep-09	912,169,252	20,223,009	8,919,854	22,172,006	2,834,970	1,322,590	1,508,301
19	Oct-09	872,956,535	21,772,333	9,061,129	21,613,706	2,631,343	1,081,490	1,781,427
20	Nov-09	836,009,643	23,258,684	8,710,113	23,657,273	3,404,052	889,673	1,987,929
21	Dec-09	799,606,689	24,485,970	7,946,802	23,730,603	2,746,394	1,052,859	1,952,026
22	Jan-10	765,302,495	25,385,380	7,813,967	21,946,891	2,764,020	863,110	2,116,807
23	Feb-10	732,061,890	26,365,023	6,599,913	14,684,671	2,182,177	727,811	2,134,213
24	Mar-10	692,185,706	27,297,936	10,440,948	14,828,689	1,750,365	878,843	2,215,825
25	Apr-10	657,333,513	28,188,917	9,570,137	14,679,405	1,913,937	654,140	2,172,042
26	May-10	625,902,686	28,871,231	8,201,633	13,607,625	1,465,902	549,887	2,257,269
27	Jun-10	592,063,863	29,171,405	9,298,584	15,675,795	2,371,103	448,144	2,325,802
28	Jul-10	560,739,764	29,651,946	8,503,846	15,912,177	2,051,739	822,304	2,225,621
29	Aug-10	528,614,737	30,343,518	9,106,855	14,962,872	1,932,029	776,947	2,504,293
30	Sep-10	498,300,700	30,866,295	8,891,209	13,349,745	1,564,774	870,136	2,514,584
31	Oct-10	471,137,301	31,260,698	6,769,688	12,487,042	1,534,676	872,154	2,456,162
32	Nov-10	444,373,362	31,854,314	6,687,133	14,610,155	2,079,830	645,229	2,688,873
33	Dec-10	418,008,703	32,353,522	6,763,729	14,867,141	1,659,318	581,797	2,722,873
34	Jan-11	393,432,667	32,768,589	6,107,003	13,836,233	1,423,878	716,464	2,856,132
35	Feb-11	370,675,281	33,002,457	5,556,378	11,419,778	1,429,581	610,671	2,991,449
36	Mar-11	344,900,850	33,348,625	7,598,951	10,626,581	1,044,860	385,601	3,065,057
37	Apr-11	323,258,709	33,526,692	6,079,714	9,660,062	1,177,923	586,217	2,867,596
38	May-11	302,200,801	33,667,034	5,595,291	11,384,151	1,010,192	497,375	2,842,925
39	Jun-11	281,444,456	33,913,587	5,393,464	9,613,870	1,204,080	427,236	2,752,159
40	Jul-11	262,691,064	34,110,575	5,049,172	8,918,207	1,050,723	392,740	2,653,885
41	Aug-11	243,217,949	34,325,166	5,090,480	9,798,596	961,734	361,211	2,718,950
42	Sep-11	225,019,060	34,544,056	4,585,707	8,928,145	840,523	400,770	2,746,847
43	Oct-11	208,107,426	34,670,442	4,105,347	9,636,727	839,548	413,583	2,745,256
44	Nov-11	191,814,758	34,684,303	3,985,676	8,391,502	1,020,337	351,763	2,635,183
45	Dec-11	176,053,997	34,981,452	3,468,938	8,591,772	776,210	347,433	2,575,091
46	Jan-12	161,120,136	34,952,752	3,461,136	7,190,117	820,646	240,832	2,521,140
47	Feb-12	146,489,819	35,065,338	3,552,022	5,699,389	582,223	249,653	2,373,122
48	Mar-12	132,367,220	35,050,522	3,562,585	6,141,470	385,715	287,311	2,358,346
49	Apr-12	119,742,275	35,112,210	3,017,428	6,101,118	570,297	152,656	2,339,751
50	May-12	107,915,933	35,064,643	2,747,772	5,550,225	562,867	186,485	2,258,958
51	Jun-12	97,386,895	35,077,206	2,205,081	5,401,723	625,013	199,449	2,253,368
52	Jul-12	86,966,037	35,067,250	2,076,725	5,167,883	594,083	247,274	2,352,893

Final Payment Date: August 15, 2012

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-C

Original Pool Characteristics

Closing Date	May 22, 2008	Scheduled Weighted Average Life(3)	2.32 years
Cutoff Date	May 1, 2008	Weighted Average Months After Origination (Seasoning)	8.7 months
Number of Receivables	338,143	Percentage New Vehicle(2)	84.14%
Initial Pool Balance	$6,254,185,031	Percentage Car(2)(4)	18.73%
Principal Balance		Percentage Light Truck(2)(4)	43.00%
Average	$18,496	Percentage Utility(2)(4)	26.83%
Highest	$99,897	Percentage Other(2)(4)	11.44%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	67.92%
Original Amount Financed		Ford F-150	21.33%
Average	$24,921	Ford F-250	6.87
Highest	$202,640	Ford Explorer	6.45
Lowest	$669	Ford Expedition	5.58
Annual Percentage Rate (APR)		Ford Focus	5.55
Weighted average(1)	4.93%	Ford F-350	5.37
Highest	29.99%	Ford Escape	4.78
Lowest	0.00%	Ford Edge	4.43
APR greater than or equal to 20 percent(2)	0.34%	Ford Mustang	4.30
Original Term		Mazda Mazda 3	3.26
Weighted average(1)	61.5 months	Percentage in Top 5 States(2)(5)	39.89%
Original term greater than 60 months(2)	35.68%	Texas	12.74%
Longest	72 months	California	10.91
Shortest	6 months	Florida	8.01
Remaining Term		Illinois	4.22
Weighted average(1)	52.8 months	New York	4.01
Remaining term greater than 60 months(2)	26.96%	Weighted average(1) FICO® score(6) at origination	707
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	686

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-08	$6,038,271,227	$14,542	$74,596,681	$42,891,482	$160,246	$26,263	$–
2	Jun-08	5,839,791,912	545,514	57,860,207	49,900,305	5,237,580	147,651	–
3	Jul-08	5,642,737,137	1,925,802	57,501,333	52,694,387	5,824,907	1,490,671	31,530
4	Aug-08	5,469,313,096	4,525,094	44,717,340	57,571,768	6,049,139	1,741,848	593,539
5	Sep-08	5,292,827,902	7,824,054	41,677,853	60,351,971	7,593,317	1,923,763	1,016,898
6	Oct-08	5,123,292,521	11,971,889	35,241,645	65,757,608	7,520,820	2,244,413	1,320,719
7	Nov-08	4,979,407,994	15,907,993	26,020,111	67,861,589	9,098,079	2,241,619	1,972,622
8	Dec-08	4,819,961,431	20,917,643	28,859,432	86,617,072	11,507,078	3,127,377	2,072,293
9	Jan-09	4,665,780,175	25,832,191	28,717,879	78,264,573	12,774,503	3,476,867	2,657,605
10	Feb-09	4,515,356,944	32,015,353	28,201,289	68,975,292	8,901,208	3,139,939	3,187,494
11	Mar-09	4,346,325,946	37,844,485	33,975,858	72,996,243	9,549,917	3,103,186	3,692,708
12	Apr-09	4,188,725,878	43,422,041	34,188,203	67,309,714	11,614,309	2,676,213	4,317,934
13	May-09	4,042,965,219	48,966,756	29,586,611	71,802,260	10,465,445	3,648,327	3,971,070
14	Jun-09	3,885,639,137	54,331,810	33,749,951	77,178,364	10,531,666	3,348,345	4,743,345
15	Jul-09	3,730,343,014	59,709,174	34,287,188	80,753,887	10,445,195	3,916,508	4,625,582
16	Aug-09	3,585,843,483	64,700,007	31,479,632	81,915,363	11,904,375	3,663,502	5,112,529
17	Sep-09	3,443,664,759	69,268,403	31,604,097	79,660,738	10,457,173	3,306,256	4,805,911
18	Oct-09	3,301,398,498	74,319,705	31,800,548	84,628,710	9,030,091	2,993,008	5,509,717
19	Nov-09	3,167,329,687	79,288,980	30,886,910	86,899,544	12,331,112	3,681,476	6,194,489
20	Dec-09	3,032,119,940	84,811,285	29,614,137	85,512,576	10,677,785	3,966,332	6,368,258
21	Jan-10	2,905,385,717	88,971,637	28,896,231	79,966,803	9,029,586	3,457,686	7,376,151
22	Feb-10	2,783,339,285	92,490,749	26,499,493	56,212,935	7,162,312	3,043,592	7,578,657
23	Mar-10	2,636,689,960	96,724,704	38,569,743	56,822,334	6,085,143	2,451,454	7,623,266
24	Apr-10	2,509,777,585	99,083,161	35,823,914	53,600,762	7,557,832	2,123,736	7,648,780
25	May-10	2,394,924,492	100,767,594	31,289,106	53,776,961	6,882,167	2,553,109	7,417,395
26	Jun-10	2,269,903,520	102,743,839	34,353,523	58,672,431	6,907,431	2,556,277	7,685,274
27	Jul-10	2,151,414,602	105,282,204	32,966,539	57,824,913	6,628,038	2,853,224	7,638,741
28	Aug-10	2,035,195,719	107,164,523	35,339,196	56,233,300	6,810,134	2,569,943	8,108,815
29	Sep-10	1,926,112,980	109,323,618	29,924,735	54,280,031	6,692,882	2,771,991	8,189,643
30	Oct-10	1,822,220,493	111,325,366	28,954,602	47,048,697	5,846,886	2,633,586	8,485,438
31	Nov-10	1,721,300,332	113,220,271	26,570,273	50,769,759	7,138,159	2,639,164	8,616,471
32	Dec-10	1,624,299,367	114,848,195	24,647,266	53,791,665	5,745,506	2,706,050	8,987,694
33	Jan-11	1,533,171,980	116,192,886	24,036,699	52,433,941	6,683,087	2,485,742	9,447,656
34	Feb-11	1,446,470,732	117,524,149	21,964,313	43,163,485	5,188,664	2,587,100	9,399,416
35	Mar-11	1,348,250,259	118,624,721	30,009,489	40,485,533	4,543,149	2,008,840	9,093,455
36	Apr-11	1,266,163,318	119,555,417	23,547,653	36,637,778	4,886,351	2,020,506	8,878,966
37	May-11	1,186,929,205	120,258,367	21,954,017	43,689,654	4,523,986	2,074,843	9,229,182
38	Jun-11	1,107,651,117	121,119,296	22,417,910	35,708,540	4,670,903	1,908,901	9,346,964
39	Jul-11	1,035,910,726	121,827,909	19,673,636	34,336,542	3,941,731	1,808,420	9,591,432
40	Aug-11	960,758,052	122,381,864	20,679,073	36,680,207	4,398,396	1,813,073	9,375,296
41	Sep-11	892,610,737	123,259,446	17,505,728	33,885,416	3,288,749	1,676,700	9,435,219
42	Oct-11	827,874,552	124,013,727	15,911,660	36,230,596	3,102,588	1,414,470	9,312,748
43	Nov-11	767,337,714	124,423,630	14,136,405	33,424,994	3,699,803	1,256,440	9,375,248
44	Dec-11	709,080,818	125,215,414	13,217,396	34,045,434	3,510,569	1,106,437	9,076,290
45	Jan-12	650,920,835	125,513,918	13,631,172	29,127,689	3,036,708	1,346,166	8,980,485
46	Feb-12	596,385,953	125,780,867	12,750,222	23,152,723	1,928,284	1,079,731	9,014,824
47	Mar-12	542,196,126	125,983,801	13,731,440	23,155,829	1,932,565	737,585	8,807,891
48	Apr-12	494,027,949	125,962,512	11,365,613	23,932,957	2,214,010	780,697	8,431,823
49	May-12	448,783,671	125,852,778	9,938,740	24,192,528	2,175,642	830,064	8,195,331
50	Jun-12	407,113,077	125,862,334	8,992,650	22,099,486	2,453,666	626,923	8,167,309
51	Jul-12	366,059,872	125,949,443	8,629,100	21,102,457	2,328,285	776,164	8,247,439
52	Aug-12	326,717,100	125,900,447	8,505,371	18,880,244	2,011,531	744,730	7,595,555
53	Sep-12	293,823,011	126,092,158	6,371,024	17,056,204	2,021,991	624,592	7,528,817

Final Payment Date: October 15, 2012

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-A

Original Pool Characteristics

Closing Date	March 25, 2009	Scheduled Weighted Average Life(3)	2.53 years
Cutoff Date	March 1, 2009	Weighted Average Months After Origination (Seasoning)	5 months
Number of Receivables	179,524	Percentage New Vehicle(2)	74.69%
Initial Pool Balance	$3,483,283,176	Percentage Car(2)(4)	22.22%
Principal Balance		Percentage Light Truck(2)(4)	36.39%
Average	$19,403	Percentage Utility(2)(4)	32.21%
Highest	$99,540	Percentage Other(2)(4)	9.18%
Lowest	$254	Percentage of Top 10 Makes/Models(2)	67.49%
Original Amount Financed		Ford F-150	18.17%
Average	$22,549	Ford Edge	6.93
Highest	$161,331	Ford Escape	6.66
Lowest	$1,099	Ford F-250	5.99
Annual Percentage Rate (APR)		Ford Focus	5.94
Weighted average(1)	7.00%	Ford Explorer	5.52
Highest	29.99%	Ford Fusion	5.32
Lowest	0.00%	Ford Expedition	4.73
APR greater than or equal to 20 percent(2)	0.62%	Ford Mustang	4.17
Original Term		Ford F-350	4.06
Weighted average(1)	61.4 months	Percentage in Top 5 States(2)(5)	37.97%
Original term greater than 60 months(2)	40.56%	California	10.24%
Longest	72 months	Texas	9.70
Shortest	3 months	Florida	7.73
Remaining Term		Michigan	5.68
Weighted average(1)	56.4 months	New York	4.62
Remaining term greater than 60 months(2)	36.91%	Weighted average(1) FICO® score(6) at origination	706
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	692

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Mar-09	$3,322,091,387	$16,546	$83,451,913	$21,991,768	$414,527	$69,930	$–
2	Apr-09	3,193,003,219	254,408	61,490,144	22,825,433	2,619,665	42,622	69,930
3	May-09	3,088,632,491	1,075,167	41,088,162	24,955,844	3,313,794	833,341	32,966
4	Jun-09	2,988,737,164	2,241,602	32,685,079	29,968,441	3,956,919	740,920	253,678
5	Jul-09	2,892,901,179	4,116,081	29,463,182	38,038,637	3,621,516	1,023,115	583,918
6	Aug-09	2,807,676,814	5,824,184	23,058,608	41,056,389	5,833,208	1,490,469	783,947
7	Sep-09	2,721,050,011	7,643,166	24,290,246	41,232,435	4,804,362	2,179,081	1,052,192
8	Oct-09	2,635,513,243	10,002,357	23,134,805	44,930,175	4,677,485	1,958,505	1,723,828
9	Nov-09	2,554,970,899	12,844,228	20,073,006	48,918,412	6,337,117	1,686,377	1,988,874
10	Dec-09	2,473,152,717	15,756,666	19,649,445	53,311,255	6,135,094	1,693,838	2,511,855
11	Jan-10	2,395,975,694	18,123,206	20,119,105	48,507,397	5,394,641	2,127,303	2,819,542
12	Feb-10	2,317,622,017	20,023,127	20,105,153	32,193,664	3,543,630	2,043,319	3,022,160
13	Mar-10	2,224,835,637	22,276,007	27,023,117	37,052,469	3,488,652	1,612,665	3,234,832
14	Apr-10	2,146,234,707	23,680,061	22,557,571	35,626,317	4,169,122	1,638,174	3,162,608
15	May-10	2,072,815,567	25,387,974	21,029,813	34,041,275	4,014,351	1,265,448	3,131,682
16	Jun-10	1,990,494,869	27,014,359	25,202,853	40,273,586	4,676,853	1,455,122	3,359,586
17	Jul-10	1,912,611,182	28,466,286	23,269,621	39,911,518	4,350,438	1,753,730	3,250,905
18	Aug-10	1,832,158,533	30,389,617	27,272,603	40,609,280	4,751,728	1,954,025	3,624,956
19	Sep-10	1,756,902,638	32,051,939	22,993,138	39,155,244	4,640,755	1,920,100	3,771,737
20	Oct-10	1,685,441,427	33,253,946	22,843,553	34,258,877	4,879,440	1,734,365	3,815,577
21	Nov-10	1,615,003,243	34,975,049	20,975,992	38,995,847	5,532,728	2,104,847	3,842,266
22	Dec-10	1,545,955,311	36,725,914	19,825,426	42,411,808	4,205,423	1,868,356	4,202,900
23	Jan-11	1,480,580,908	37,839,860	18,981,151	39,568,791	5,203,475	1,858,792	4,288,719
24	Feb-11	1,415,424,181	38,958,618	19,697,215	32,312,038	3,684,816	2,074,854	4,342,960
25	Mar-11	1,340,046,418	40,094,283	25,749,650	30,656,271	2,567,056	1,423,000	4,350,848
26	Apr-11	1,276,205,573	41,141,279	20,772,188	29,704,127	3,969,173	1,360,495	4,050,346
27	May-11	1,212,251,374	41,979,140	21,102,604	36,482,057	3,845,561	1,729,121	3,839,474
28	Jun-11	1,148,480,299	42,704,334	21,095,145	31,745,743	3,933,533	1,632,406	4,040,573
29	Jul-11	1,090,578,322	43,495,978	18,617,887	30,216,095	3,536,429	1,716,482	4,102,701
30	Aug-11	1,027,801,360	44,201,074	21,491,635	31,615,912	3,765,097	1,521,530	4,578,298
31	Sep-11	971,303,850	44,900,104	18,413,506	30,256,475	3,118,764	1,656,375	4,439,182
32	Oct-11	917,818,262	45,664,299	16,795,964	33,751,645	3,136,864	1,404,578	4,960,229
33	Nov-11	867,869,097	46,326,147	15,130,315	31,417,099	3,712,524	1,397,113	4,992,353
34	Dec-11	819,088,966	47,407,789	14,106,166	33,085,184	3,207,125	1,209,209	5,159,146
35	Jan-12	771,602,716	47,883,407	14,088,523	29,197,829	3,195,391	1,012,888	5,320,872
36	Feb-12	727,028,655	48,400,345	13,252,331	23,457,298	2,330,849	1,095,593	5,231,516
37	Mar-12	681,141,781	48,717,623	15,316,483	24,389,867	2,012,210	970,131	5,357,797
38	Apr-12	640,008,789	49,113,798	13,013,671	25,903,861	2,786,916	797,687	5,204,917
39	May-12	599,872,731	49,231,479	12,660,102	26,419,197	2,432,921	1,126,952	5,141,746
40	Jun-12	563,114,791	49,406,912	10,965,884	24,469,716	3,149,374	746,843	5,212,295
41	Jul-12	525,467,914	49,606,239	11,074,794	24,347,888	2,624,387	951,079	5,437,784
42	Aug-12	488,459,251	49,875,946	11,128,434	22,757,048	2,330,254	798,991	5,189,889
43	Sep-12	457,285,594	50,099,725	8,311,207	20,733,562	2,292,338	792,719	5,045,022
44	Oct-12	423,649,267	50,366,994	8,708,866	21,844,286	2,470,980	759,048	5,090,517
45	Nov-12	394,085,635	50,704,520	7,112,052	20,866,714	2,217,446	845,050	4,940,109
46	Dec-12	366,320,091	51,073,845	6,929,661	22,767,650	2,628,428	823,533	4,837,549
47	Jan-13	337,863,216	51,335,541	7,232,932	19,587,426	2,010,345	808,314	4,795,586

Final Payment Date: February 15, 2013

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-B

Original Pool Characteristics

Closing Date	June 9, 2009	Scheduled Weighted Average Life(3)	2.54 years
Cutoff Date	May 1, 2009	Weighted Average Months After Origination (Seasoning)	4.9 months
Number of Receivables	114,709	Percentage New Vehicle(2)	79.38%
Initial Pool Balance	$2,308,504,669	Percentage Car(2)(4)	26.66%
Principal Balance		Percentage Light Truck(2)(4)	33.49%
Average	$20,125	Percentage Utility(2)(4)	32.62%
Highest	$99,933	Percentage Other(2)(4)	7.24%
Lowest	$250	Percentage of Top 10 Makes/Models(2)	70.36%
Original Amount Financed		Ford F-150	18.73%
Average	$23,340	Ford Escape	8.39
Highest	$160,055	Ford Fusion	8.20
Lowest	$1,126	Ford Edge	7.30
Annual Percentage Rate (APR)		Ford Focus	6.24
Weighted average(1)	5.81%	Ford Mustang	5.19
Highest	29.99%	Ford F-250	5.13
Lowest	0.00%	Ford Explorer	4.27
APR greater than or equal to 20 percent(2)	0.43%	Ford Expedition	3.75
Original Term		Ford F-350	3.14
Weighted average(1)	62.3 months	Percentage in Top 5 States(2)(5)	38.06%
Original term greater than 60 months(2)	42.95%	California	10.74%
Longest	72 months	Texas	9.70
Shortest	12 months	Florida	6.85
Remaining Term		Michigan	6.22
Weighted average(1)	57.4 months	Illinois	4.55
Remaining term greater than 60 months(2)	39.36%	Weighted average(1) FICO® score(6) at origination	709
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	698

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-09	$2,215,107,287	$19,033	$47,451,933	$9,330,901	$39,398	$–	$–
2	Jun-09	2,139,289,398	104,166	29,886,054	14,762,865	994,481	39,398	–
3	Jul-09	2,065,003,145	382,178	30,447,277	17,716,945	2,028,572	378,713	50,346
4	Aug-09	2,000,671,232	1,193,868	22,348,337	21,853,885	2,431,870	680,251	182,372
5	Sep-09	1,942,178,305	2,049,873	16,892,236	22,696,591	2,707,818	829,067	353,188
6	Oct-09	1,887,313,551	2,982,607	14,017,182	24,593,258	2,346,687	952,631	665,460
7	Nov-09	1,834,209,768	4,327,030	13,262,024	26,895,260	2,685,128	836,723	804,656
8	Dec-09	1,780,500,610	5,903,968	12,723,364	27,424,606	2,878,095	756,725	946,802
9	Jan-10	1,728,621,979	7,351,539	13,034,146	27,589,049	2,740,732	792,654	1,039,439
10	Feb-10	1,678,947,368	8,523,548	11,280,683	20,467,903	1,992,584	732,083	1,026,129
11	Mar-10	1,618,410,601	9,904,567	16,309,660	20,269,328	1,807,487	723,568	1,287,258
12	Apr-10	1,564,334,112	11,023,393	15,770,110	19,882,587	2,503,340	481,782	1,150,190
13	May-10	1,514,779,389	11,830,931	13,931,532	21,428,070	2,096,019	968,248	1,196,007
14	Jun-10	1,460,520,590	12,467,343	16,040,681	23,102,455	2,617,767	681,631	1,856,120
15	Jul-10	1,407,811,181	13,212,024	15,637,550	23,379,454	2,395,144	979,634	1,552,172
16	Aug-10	1,354,371,815	14,312,031	17,157,883	23,658,789	2,735,063	1,312,285	1,557,026
17	Sep-10	1,303,116,122	15,345,775	15,933,418	24,275,429	2,278,849	1,255,137	1,975,616
18	Oct-10	1,255,146,634	16,397,552	13,754,661	22,052,586	2,638,187	1,007,939	2,080,912
19	Nov-10	1,206,520,462	17,371,428	13,972,825	24,312,983	2,878,500	1,013,406	2,169,902
20	Dec-10	1,158,287,629	18,561,490	13,691,366	25,085,372	2,419,614	1,129,589	2,209,233
21	Jan-11	1,111,724,510	19,214,605	14,262,288	25,519,241	2,891,256	1,052,456	2,304,162
22	Feb-11	1,067,293,590	19,942,670	12,329,587	21,894,568	2,892,838	1,315,541	2,444,749
23	Mar-11	1,015,376,415	20,549,887	17,947,107	18,289,485	2,476,142	1,114,134	2,551,851
24	Apr-11	970,086,934	21,146,829	15,225,896	18,857,035	2,169,223	857,423	2,547,475
25	May-11	925,591,255	21,742,372	14,243,489	22,267,201	2,220,069	905,077	2,490,423
26	Jun-11	880,882,646	22,233,187	14,915,804	19,412,432	2,358,129	798,044	2,506,099
27	Jul-11	839,293,255	22,660,390	14,229,605	18,467,923	2,159,809	1,148,992	2,463,918
28	Aug-11	795,184,998	23,168,897	15,627,137	19,422,412	2,065,169	945,494	2,666,029
29	Sep-11	755,083,076	23,643,208	13,832,447	19,014,241	2,216,125	795,568	2,569,474
30	Oct-11	717,182,357	24,154,022	12,120,318	21,252,559	2,297,532	844,515	2,696,682
31	Nov-11	680,784,227	24,599,339	11,244,247	20,018,955	2,249,032	1,048,308	2,729,590
32	Dec-11	644,708,510	25,244,211	11,118,749	21,443,320	1,753,391	881,190	2,905,988
33	Jan-12	608,862,730	25,589,927	11,279,251	18,768,895	1,754,484	773,078	3,021,469
34	Feb-12	574,448,180	25,847,997	10,801,820	14,847,498	1,552,417	698,951	3,000,783
35	Mar-12	537,946,463	26,105,443	12,896,695	15,164,580	1,324,556	641,875	2,965,771
36	Apr-12	506,203,467	26,246,848	10,245,903	15,455,886	1,581,106	503,609	2,964,645
37	May-12	475,872,373	26,421,532	9,867,575	16,310,534	1,446,508	558,758	2,925,614
38	Jun-12	447,335,569	26,583,023	9,113,923	15,622,891	1,833,173	551,635	2,831,241
39	Jul-12	418,878,065	26,791,796	8,868,964	16,261,732	1,561,562	711,917	3,063,211
40	Aug-12	390,936,856	27,105,093	8,785,520	14,348,220	1,656,015	524,871	2,928,466
41	Sep-12	367,299,136	27,265,781	6,773,603	13,684,736	1,208,303	641,467	2,841,185
42	Oct-12	341,560,765	27,402,806	7,048,687	13,654,940	1,588,727	549,760	2,891,996
43	Nov-12	319,251,444	27,667,550	5,440,172	13,349,508	1,373,609	680,627	2,857,082
44	Dec-12	297,770,980	27,957,519	5,553,492	14,968,176	1,703,878	415,775	2,911,763
45	Jan-13	275,168,816	28,249,241	6,034,831	12,268,463	1,388,055	462,036	2,870,761
46	Feb-13	254,660,225	28,277,497	5,375,645	10,191,559	895,758	442,833	2,833,279
47	Mar-13	233,575,129	28,359,939	5,736,855	7,560,039	682,536	328,258	2,856,836
48	Apr-13	213,585,444	28,328,918	5,247,935	8,327,025	966,955	218,719	2,912,631

Final Payment Date:  May 15, 2013

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-C

Original Pool Characteristics

Closing Date	July 14, 2009	Scheduled Weighted Average Life(3)	2.55 years
Cutoff Date	June 1, 2009	Weighted Average Months After Origination (Seasoning)	5.2 months
Number of Receivables	67,817	Percentage New Vehicle(2)	84.83%
Initial Pool Balance	$1,231,827,946	Percentage Car(2)(4)	24.79%
Principal Balance		Percentage Light Truck(2)(4)	33.52%
Average	$18,164	Percentage Utility(2)(4)	37.90%
Highest	$99,779	Percentage Other(2)(4)	3.80%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	73.43%
Original Amount Financed		Ford F-150	20.92%
Average	$24,547	Ford Escape	11.32
Highest	$169,899	Ford Edge	9.01
Lowest	$500	Ford Fusion	7.64
Annual Percentage Rate (APR)		Ford Mustang	5.20
Weighted average(1)	5.28%	Ford F-250	4.56
Highest	29.99%	Ford Focus	4.28
Lowest	0.00%	Ford Flex	4.00
APR greater than or equal to 20 percent(2)	0.37%	Ford Explorer	3.60
Original Term		Ford Expedition	2.90
Weighted average(1)	62.6 months	Percentage in Top 5 States(2)(5)	39.32%
Original term greater than 60 months(2)	44.34%	Texas	13.80%
Longest	72 months	California	8.58
Shortest	3 months	Michigan	6.44
Remaining Term		Florida	6.11
Weighted average(1)	57.4 months	New York	4.39
Remaining term greater than 60 months(2)	40.28%	Weighted average(1) FICO® score(6) at origination	716
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	1 month	for original term greater than 60 months	707

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-09	$1,160,575,828	$2,721	$37,716,333	$4,442,718	$–	$7,897	$–
2	Jul-09	1,111,253,840	61,991	20,469,229	8,371,574	457,743	–	–
3	Aug-09	1,066,250,784	242,682	19,056,210	9,486,948	1,052,655	134,253	–
4	Sep-09	1,024,618,543	538,233	16,099,668	12,080,115	1,053,791	424,387	113,077
5	Oct-09	989,259,025	1,093,428	10,607,453	13,185,744	1,361,962	397,654	262,252
6	Nov-09	957,833,134	1,722,387	7,466,317	13,446,144	1,462,541	510,432	343,351
7	Dec-09	927,053,845	2,464,492	6,758,952	13,588,191	1,100,996	563,130	361,204
8	Jan-10	899,746,226	2,937,308	5,369,412	14,114,557	1,320,927	548,515	531,827
9	Feb-10	871,737,884	3,519,308	6,194,493	9,756,296	1,088,825	466,165	627,780
10	Mar-10	839,472,551	3,957,862	7,803,110	9,159,708	1,065,208	476,355	705,957
11	Apr-10	811,946,688	4,514,184	6,363,865	10,666,658	1,147,346	413,157	627,968
12	May-10	786,633,520	4,976,711	6,366,079	10,603,578	1,292,909	409,588	662,734
13	Jun-10	758,869,296	5,219,712	7,742,545	12,907,418	1,202,664	506,409	925,678
14	Jul-10	733,913,009	5,610,018	6,355,391	12,931,616	1,596,647	569,585	868,849
15	Aug-10	707,222,333	6,067,913	8,494,940	11,694,265	1,250,312	704,222	920,933
16	Sep-10	682,634,870	6,572,533	7,499,342	11,679,404	1,162,440	566,137	926,174
17	Oct-10	659,264,817	7,178,787	6,706,435	10,733,428	1,308,842	379,571	1,116,032
18	Nov-10	636,334,142	7,689,772	6,080,929	12,174,064	1,508,347	506,159	1,028,809
19	Dec-10	613,833,199	8,105,546	5,974,514	12,913,968	1,488,545	702,304	955,417
20	Jan-11	592,006,504	8,585,368	5,825,934	12,848,674	1,483,962	418,200	1,237,021
21	Feb-11	570,530,536	8,921,764	6,100,110	10,549,689	1,355,778	371,082	1,192,875
22	Mar-11	545,337,768	9,441,463	8,098,173	10,127,052	1,130,857	489,736	1,110,521
23	Apr-11	523,275,508	9,759,059	7,507,732	9,281,860	882,437	728,660	1,196,990
24	May-11	501,057,878	10,007,870	7,434,597	11,733,100	949,217	406,372	1,449,028
25	Jun-11	478,619,073	10,268,586	8,184,213	9,547,910	1,360,136	374,683	1,306,345
26	Jul-11	458,419,880	10,495,130	7,160,297	10,376,768	1,196,935	574,064	1,210,232
27	Aug-11	435,910,279	10,719,723	8,567,853	10,604,892	1,293,687	367,780	1,298,137
28	Sep-11	415,185,745	10,960,379	7,346,943	10,287,070	983,129	457,028	1,020,417
29	Oct-11	395,704,969	11,251,269	6,691,405	10,714,539	1,111,645	501,474	1,115,161
30	Nov-11	377,930,176	11,383,290	5,780,985	10,033,477	1,088,233	520,100	1,202,437
31	Dec-11	359,082,478	11,703,920	6,638,890	11,372,860	1,064,679	439,665	1,135,582
32	Jan-12	341,215,874	11,894,747	5,580,545	9,656,176	1,133,685	438,249	1,190,998
33	Feb-12	323,999,491	12,114,894	5,278,643	8,539,892	862,291	434,120	1,149,744
34	Mar-12	305,615,626	12,244,654	6,511,765	7,943,749	811,804	307,365	1,114,919
35	Apr-12	288,729,897	12,448,082	5,838,972	8,489,665	845,940	388,916	1,109,321
36	May-12	271,395,325	12,403,261	6,738,215	9,073,952	824,403	250,219	1,284,128
37	Jun-12	256,768,198	12,398,780	5,241,184	9,373,385	822,504	203,098	1,371,131
38	Jul-12	242,186,451	12,474,185	4,936,499	8,741,088	1,094,798	336,355	1,392,843
39	Aug-12	227,334,879	12,591,878	5,196,964	7,431,496	811,861	328,544	1,368,964
40	Sep-12	215,396,151	12,684,116	3,594,473	6,986,592	725,746	211,817	1,437,049
41	Oct-12	201,851,042	12,847,977	4,250,789	7,833,151	671,862	256,259	1,418,806
42	Nov-12	189,853,539	12,939,062	3,573,362	7,405,509	743,966	272,531	1,419,770
43	Dec-12	178,547,597	13,053,454	3,051,550	7,969,382	1,053,958	224,667	1,388,889
44	Jan-13	166,429,258	13,171,825	3,584,829	6,391,534	742,443	232,351	1,339,096
45	Feb-13	155,341,330	13,285,822	3,009,888	5,103,635	553,032	196,120	1,344,526
46	Mar-13	144,421,839	13,326,054	3,007,805	3,920,741	489,066	175,690	1,295,895
47	Apr-13	133,692,315	13,322,001	3,048,633	4,590,439	550,142	102,348	1,299,749
48	May-13	123,362,572	13,361,106	2,729,563	4,397,574	383,800	95,534	1,235,869
49	Jun-13	114,440,150	13,374,612	2,423,105	4,016,486	537,795	42,275	1,265,481

Final Payment Date:  July 15, 2013

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-D

Original Pool Characteristics

Closing Date	September 11, 2009	Scheduled Weighted Average Life(3)	2.33 years
Cutoff Date	August 1, 2009	Weighted Average Months After Origination (Seasoning)	8.6 months
Number of Receivables	132,807	Percentage New Vehicle(2)	84.06%
Initial Pool Balance	$2,499,998,528	Percentage Car(2)(4)	23.21%
Principal Balance		Percentage Light Truck(2)(4)	35.38%
Average	$18,824	Percentage Utility(2)(4)	33.41%
Highest	$99,239	Percentage Other(2)(4)	8.00%
Lowest	$252	Percentage of Top 10 Makes/Models(2)	70.72%
Original Amount Financed		Ford F-150	22.18%
Average	$23,923	Ford Escape	9.86
Highest	$177,864	Ford Edge	7.65
Lowest	$1,000	Ford Focus	6.44
Annual Percentage Rate (APR)		Ford Fusion	5.75
Weighted average(1)	5.11%	Ford Mustang	4.59
Highest	29.99%	Ford F-250	4.14
Lowest	0.00%	Ford Explorer	3.89
APR greater than or equal to 20 percent(2)	0.24%	Ford Expedition	3.33
Original Term		Ford F-350	2.89
Weighted average(1)	61.4 months	Percentage in Top 5 States(2)(5)	40.74%
Original term greater than 60 months(2)	39.42%	Texas	16.63%
Longest	72 months	California	8.14
Shortest	4 months	Florida	5.88
Remaining Term		Michigan	5.63
Weighted average(1)	52.8 months	New York	4.46
Remaining term greater than 60 months(2)	24.57%	Weighted average(1) FICO® score(6) at origination	720
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	702

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Aug-09	$2,399,349,661	$1,816	$44,034,576	$10,003,338	$105,277	$–	$–
2	Sep-09	2,312,916,319	107,703	31,464,382	12,520,417	646,512	49,657	–
3	Oct-09	2,229,714,229	422,507	31,325,473	14,789,244	1,331,670	149,681	–
4	Nov-09	2,155,490,264	971,277	23,612,454	18,532,391	2,034,082	593,832	81,607
5	Dec-09	2,084,840,687	1,875,628	18,951,233	20,126,922	1,950,567	749,377	293,871
6	Jan-10	2,021,271,186	2,627,349	16,061,457	20,181,343	1,730,663	921,393	452,779
7	Feb-10	1,957,883,271	3,554,845	15,230,801	15,042,489	1,758,868	513,727	703,118
8	Mar-10	1,882,142,930	4,540,672	20,710,601	15,711,719	1,430,997	747,733	630,799
9	Apr-10	1,815,044,327	5,484,414	19,272,098	14,781,925	2,029,275	708,860	685,411
10	May-10	1,753,808,537	5,906,718	17,399,933	16,475,060	1,577,382	730,552	602,861
11	Jun-10	1,685,552,261	6,646,872	19,683,117	18,200,908	1,814,213	873,286	893,462
12	Jul-10	1,620,741,429	7,512,772	19,002,588	18,424,701	1,744,802	813,113	966,236
13	Aug-10	1,555,153,831	8,390,701	21,198,812	18,996,982	2,311,426	995,541	1,041,724
14	Sep-10	1,491,806,745	9,250,070	19,662,284	18,415,089	2,275,174	873,404	1,102,695
15	Oct-10	1,433,743,167	10,116,364	16,448,139	17,674,067	2,134,878	949,440	1,278,151
16	Nov-10	1,375,210,293	10,909,409	16,837,051	20,000,193	3,004,590	833,015	1,312,918
17	Dec-10	1,318,599,762	11,953,988	14,946,361	21,392,829	2,244,994	1,150,523	1,515,949
18	Jan-11	1,263,973,466	12,836,198	14,441,621	20,564,658	2,907,537	976,578	1,663,434
19	Feb-11	1,210,791,330	13,526,902	14,576,372	18,201,436	1,769,874	967,450	1,766,081
20	Mar-11	1,149,470,253	14,030,573	19,517,305	14,801,331	1,863,113	741,174	1,911,463
21	Apr-11	1,096,339,742	14,465,681	16,636,849	16,189,971	1,626,637	789,446	1,983,134
22	May-11	1,043,050,778	14,923,018	16,760,995	18,510,428	1,992,783	873,195	1,851,661
23	Jun-11	988,579,310	15,446,655	18,187,536	15,258,097	2,036,615	765,739	1,858,964
24	Jul-11	939,903,502	15,802,188	15,947,720	15,054,291	2,087,621	696,519	2,093,354
25	Aug-11	888,081,747	16,081,929	17,739,571	17,058,683	1,577,964	852,612	2,245,284
26	Sep-11	840,631,474	16,388,133	15,407,113	15,039,371	1,494,834	744,295	2,263,891
27	Oct-11	796,243,529	17,011,440	12,999,963	17,812,797	1,609,842	755,925	2,212,290
28	Nov-11	753,369,781	17,477,569	13,100,650	16,696,209	2,019,408	697,395	2,287,641
29	Dec-11	712,363,475	17,978,069	11,526,313	17,471,413	1,756,918	609,694	2,373,452
30	Jan-12	670,208,686	18,253,308	12,746,566	16,666,361	1,890,937	639,658	2,481,611
31	Feb-12	630,334,859	18,543,190	10,933,560	12,507,605	1,400,376	787,191	2,467,874
32	Mar-12	589,583,185	18,753,285	12,852,037	13,214,310	1,041,447	670,870	2,598,425
33	Apr-12	551,591,686	18,993,342	11,457,954	13,968,735	1,394,089	388,053	2,697,710
34	May-12	513,798,280	19,247,629	12,070,433	14,051,875	1,315,485	536,069	2,349,109
35	Jun-12	479,146,195	19,327,770	11,068,876	14,609,911	1,403,034	458,796	2,370,520
36	Jul-12	445,976,286	19,389,998	9,851,229	13,876,422	1,329,128	583,049	2,572,274
37	Aug-12	414,467,553	19,614,206	9,746,904	12,742,171	1,411,017	396,782	2,361,473
38	Sep-12	388,244,942	19,791,760	7,320,589	11,913,842	1,223,788	416,675	2,391,579
39	Oct-12	359,703,066	20,100,830	7,484,783	11,654,733	1,215,449	518,760	2,403,203
40	Nov-12	335,102,243	20,259,490	6,522,571	11,088,819	1,388,660	487,651	2,376,546
41	Dec-12	311,686,000	20,451,689	6,046,667	13,018,719	1,375,200	353,010	2,457,172
42	Jan-13	287,234,361	20,665,457	6,444,075	10,370,226	1,089,726	318,099	2,431,450
43	Feb-13	264,549,534	20,787,121	5,844,771	8,613,120	989,043	286,400	2,358,040
44	Mar-13	241,949,719	20,871,877	5,788,460	6,340,166	620,263	319,665	2,283,572
45	Apr-13	220,281,361	20,890,409	5,619,887	7,138,135	990,329	250,879	2,266,795
46	May-13	199,757,768	20,928,862	5,352,886	7,367,405	689,596	257,695	2,279,675
47	Jun-13	182,844,688	20,985,041	4,276,821	6,575,892	741,288	294,088	2,221,609
48	Jul-13	165,656,462	20,992,489	4,312,748	7,250,619	677,029	305,858	2,200,680
49	Aug-13	151,028,789	21,112,229	3,545,355	6,143,452	687,525	187,551	2,151,917
50	Sep-13	137,781,127	21,112,772	3,082,087	5,839,667	812,965	151,263	2,112,154
51	Oct-13	124,726,219	21,174,765	2,693,955	4,736,721	643,092	280,033	2,026,740

Final Payment Date:  November 15, 2013

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-E

Original Pool Characteristics

Closing Date	November 30, 2009	Scheduled Weighted Average Life(3)	2.36 years
Cutoff Date	November 1, 2009	Weighted Average Months After Origination (Seasoning)	6.5 months
Number of Receivables	91,401	Percentage New Vehicle(2)	84.94%
Initial Pool Balance	$1,849,663,230	Percentage Car(2)(4)	25.31%
Principal Balance		Percentage Light Truck(2)(4)	36.81%
Average	$20,237	Percentage Utility(2)(4)	32.36%
Highest	$94,966	Percentage Other(2)(4)	5.52%
Lowest	$253	Percentage of Top 10 Makes/Models(2)	72.67%
Original Amount Financed		Ford F-150	22.52%
Average	$23,917	Ford Escape	10.37
Highest	$181,294	Ford Focus	7.41
Lowest	$1,268	Ford Edge	6.87
Annual Percentage Rate (APR)		Ford Fusion	6.53
Weighted average(1)	5.05%	Ford Mustang	4.89
Highest	29.79%	Ford F-250	4.70
Lowest	0.00%	Ford Explorer	3.31
APR greater than or equal to 20 percent(2)	0.29%	Ford F-350	3.12
Original Term		Ford Expedition	2.95
Weighted average(1)	59.9 months	Percentage in Top 5 States(2)(5)	40.35%
Original term greater than 60 months(2)	37.17%	Texas	13.86%
Longest	72 months	California	8.93
Shortest	6 months	Michigan	6.90
Remaining Term		Florida	5.92
Weighted average(1)	53.4 months	New York	4.74
Remaining term greater than 60 months(2)	27.16%	Weighted average(1) FICO® score(6) at origination	719
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	697

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-09	$1,784,032,423	$3,546	$27,083,172	$9,095,736	$49,025	$–	$–
2	Dec-09	1,722,893,159	53,468	22,611,126	12,721,511	642,734	17,335	–
3	Jan-10	1,670,006,531	330,270	17,024,358	13,541,061	1,064,656	146,180	–
4	Feb-10	1,620,376,017	623,468	14,023,092	10,088,667	895,934	310,106	130,919
5	Mar-10	1,562,772,152	1,300,566	16,405,867	10,027,351	1,119,178	226,092	188,681
6	Apr-10	1,512,588,430	1,832,095	14,169,325	10,709,108	1,222,170	269,400	259,717
7	May-10	1,467,338,071	2,133,535	12,411,564	10,499,254	1,151,801	257,131	299,873
8	Jun-10	1,416,257,308	2,598,972	14,246,312	12,706,496	1,289,639	382,857	449,342
9	Jul-10	1,367,758,887	3,117,305	13,415,907	13,486,222	1,078,579	514,870	402,905
10	Aug-10	1,318,739,247	3,666,088	14,703,513	14,123,384	1,455,751	477,149	446,309
11	Sep-10	1,272,055,568	4,149,114	12,893,483	13,670,074	1,132,511	595,632	554,373
12	Oct-10	1,225,547,633	4,843,323	13,872,333	13,336,559	1,266,061	522,725	662,527
13	Nov-10	1,180,165,764	5,418,252	12,342,133	15,866,368	1,832,484	658,073	681,997
14	Dec-10	1,135,132,586	6,155,533	12,220,130	16,168,705	2,019,928	820,724	797,817
15	Jan-11	1,091,225,880	6,892,801	11,834,703	15,010,751	1,782,602	811,760	857,595
16	Feb-11	1,048,531,401	7,525,004	11,039,380	13,280,249	1,435,713	706,428	1,079,739
17	Mar-11	998,499,412	8,052,029	16,335,501	12,425,575	1,245,570	700,705	1,055,592
18	Apr-11	956,606,058	8,552,291	12,476,124	11,609,496	1,524,577	679,859	1,045,936
19	May-11	912,514,281	9,019,783	14,239,784	14,632,190	1,472,018	529,860	1,153,718
20	Jun-11	869,598,072	9,343,140	13,624,468	12,976,706	1,557,079	636,610	1,193,985
21	Jul-11	829,919,536	9,704,528	12,099,104	13,111,483	1,588,475	576,249	1,145,254
22	Aug-11	785,960,156	10,242,068	14,637,098	13,370,715	1,413,658	602,924	1,130,765
23	Sep-11	745,806,489	10,621,984	13,090,618	13,221,820	1,302,240	576,483	1,204,028
24	Oct-11	709,014,519	11,067,034	10,886,915	15,165,762	1,324,820	625,814	1,303,500
25	Nov-11	672,295,023	11,351,186	11,473,363	13,009,747	1,813,602	667,083	1,357,224
26	Dec-11	636,580,943	11,723,846	10,758,780	14,606,790	1,263,186	570,548	1,390,476
27	Jan-12	601,179,531	12,022,095	10,419,674	12,909,563	1,431,861	589,192	1,424,707
28	Feb-12	567,022,279	12,242,883	9,846,163	10,853,065	910,506	726,084	1,558,184
29	Mar-12	531,746,607	12,385,776	11,389,159	11,453,145	974,662	573,044	1,702,146
30	Apr-12	499,628,214	12,572,805	9,749,968	12,245,448	1,182,030	563,856	1,620,046
31	May-12	467,317,189	12,691,029	10,206,711	12,177,835	1,351,657	489,282	1,660,238
32	Jun-12	437,229,575	12,769,530	9,310,528	11,739,095	1,193,533	539,729	1,650,578
33	Jul-12	408,491,196	12,917,458	8,137,038	12,320,487	1,081,515	490,938	1,897,825
34	Aug-12	380,162,685	13,141,885	9,002,595	10,495,456	1,566,997	530,497	1,699,944
35	Sep-12	357,533,155	13,312,156	6,485,519	10,522,964	1,075,552	509,732	1,859,021
36	Oct-12	334,002,572	13,512,292	6,580,072	10,980,530	1,044,587	400,725	1,862,792
37	Nov-12	314,133,242	13,689,307	5,222,371	10,228,454	1,415,467	386,294	2,001,924
38	Dec-12	294,863,526	13,967,573	5,330,543	11,587,128	1,274,632	430,169	1,895,133
39	Jan-13	274,737,576	14,168,645	5,822,927	10,025,374	1,006,688	227,041	1,990,424
40	Feb-13	256,667,461	14,285,920	4,523,909	7,356,902	971,082	233,523	2,045,622
41	Mar-13	237,655,456	14,388,273	5,483,583	5,716,601	506,072	319,584	1,884,759
42	Apr-13	219,102,996	14,416,619	5,485,355	6,854,894	740,720	279,620	1,866,040
43	May-13	201,647,562	14,560,120	4,942,883	7,077,711	617,474	363,143	1,663,801
44	Jun-13	186,660,513	14,564,746	4,168,092	6,720,760	680,791	267,070	1,728,123
45	Jul-13	171,183,699	14,578,039	4,066,535	7,044,900	542,183	316,647	1,700,295
46	Aug-13	156,845,535	14,641,375	4,090,102	5,565,484	667,590	174,051	1,779,647
47	Sep-13	143,938,301	14,702,158	3,430,704	6,110,468	523,384	282,491	1,747,994
48	Oct-13	131,522,526	14,739,345	2,790,086	4,885,707	386,288	232,445	1,722,709
49	Nov-13	120,868,007	14,866,432	2,255,288	5,287,154	471,670	136,690	1,684,128
50	Dec-13	110,012,606	14,971,779	2,189,245	5,482,789	517,116	136,261	1,547,474
51	Jan-14	99,417,892	15,046,623	2,303,850	4,471,243	481,022	106,474	1,507,545
52	Feb-14	89,767,959	15,090,589	2,073,181	3,561,764	377,334	107,190	1,398,483

Final Payment Date:  March 17, 2014

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2010-A

Original Pool Characteristics

Closing Date	April 28, 2010	Scheduled Weighted Average Life(3)	2.44 years
Cutoff Date	April 1, 2010	Weighted Average Months After Origination (Seasoning)	5.3 months
Number of Receivables	56,457	Percentage New Vehicle(2)	86.06%
Initial Pool Balance	$1,199,999,886	Percentage Car(2)(4)	22.88%
Principal Balance		Percentage Light Truck(2)(4)	38.28%
Average	$21,255	Percentage Utility(2)(4)	35.52%
Highest	$99,146	Percentage Other(2)(4)	3.32%
Lowest	$256	Percentage of Top 10 Makes/Models(2)	76.33%
Original Amount Financed		Ford F-150	21.78%
Average	$25,246	Ford Escape	11.33
Highest	$158,338	Ford Edge	7.87
Lowest	$1,500	Ford F-250	6.30
Annual Percentage Rate (APR)		Ford Fusion	6.27
Weighted average(1)	4.73%	Ford Focus	5.34
Highest	29.99%	Ford Mustang	5.07
Lowest	0.00%	Ford Expedition	4.14
APR greater than or equal to 20 percent(2)	0.30%	Ford Explorer	4.12
Original Term		Ford F-350	4.11
Weighted average(1)	60.4 months	Percentage in Top 5 States(2)(5)	39.31%
Original term greater than 60 months(2)	38.04%	Texas	13.37%
Longest	72 months	California	8.35
Shortest	6 months	Michigan	7.25
Remaining Term		Florida	6.03
Weighted average(1)	55.1 months	Ohio	4.31
Remaining term greater than 60 months(2)	32.41%	Weighted average(1) FICO® score(6) at origination	720
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	1 month	for original term greater than 60 months	698

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Apr-10	$1,147,064,010	$452	$25,597,820	$3,141,495	$–	$–	$–
2	May-10	1,106,051,713	41,680	16,626,387	4,638,004	50,368	–	–
3	Jun-10	1,063,743,278	224,009	16,807,471	6,323,925	529,378	39,733	–
4	Jul-10	1,027,887,793	335,850	12,581,658	7,115,770	597,970	219,631	–
5	Aug-10	993,366,026	510,415	11,654,685	7,861,914	665,101	252,082	135,396
6	Sep-10	961,707,055	812,353	9,126,999	7,589,588	671,175	171,297	187,678
7	Oct-10	931,311,683	1,307,263	8,362,574	7,466,996	960,784	163,421	132,321
8	Nov-10	901,127,429	1,720,729	8,163,328	8,430,189	1,199,649	384,025	235,572
9	Dec-10	871,599,845	2,086,399	7,786,621	8,324,859	978,817	497,022	374,501
10	Jan-11	842,900,891	2,436,306	8,106,942	8,608,293	1,072,000	334,524	379,368
11	Feb-11	814,604,082	2,837,706	7,903,149	8,196,981	1,002,632	430,306	419,948
12	Mar-11	782,473,923	3,132,233	10,115,433	7,725,761	798,273	386,965	622,378
13	Apr-11	752,307,302	3,419,267	10,448,072	7,600,727	925,378	432,771	618,127
14	May-11	723,072,078	3,672,916	9,483,241	10,120,487	764,132	330,268	838,141
15	Jun-11	693,493,245	3,972,877	9,988,208	8,782,145	996,666	160,589	911,950
16	Jul-11	666,385,899	4,244,680	8,574,001	8,026,681	1,061,903	264,264	836,059
17	Aug-11	637,295,377	4,456,905	9,812,416	9,293,264	809,589	398,999	769,188
18	Sep-11	608,993,303	4,853,764	9,940,434	8,082,151	701,810	178,336	881,809
19	Oct-11	582,253,329	5,278,773	8,840,920	10,235,972	708,238	227,020	776,999
20	Nov-11	556,728,847	5,597,154	8,196,735	9,062,000	826,859	369,560	807,715
21	Dec-11	531,745,897	5,935,518	7,839,771	9,593,632	931,368	177,812	835,512
22	Jan-12	506,741,396	6,098,849	8,001,581	8,917,640	629,209	253,391	908,149
23	Feb-12	482,271,709	6,400,333	7,772,860	7,244,816	899,241	295,075	980,972
24	Mar-12	457,134,805	6,481,513	8,870,388	7,902,163	616,957	355,363	1,045,471
25	Apr-12	434,163,335	6,622,257	7,537,531	8,447,258	1,017,826	199,315	1,097,516
26	May-12	410,807,392	6,754,322	7,823,033	8,435,150	874,109	318,199	993,579
27	Jun-12	388,465,000	6,851,883	7,854,034	8,202,568	629,915	411,163	1,088,880
28	Jul-12	365,688,579	6,972,670	8,340,653	8,908,791	862,515	224,475	1,221,936
29	Aug-12	342,979,587	7,154,848	8,420,617	8,512,623	1,004,038	246,738	1,035,584
30	Sep-12	324,143,362	7,320,429	6,149,808	7,557,779	955,690	338,573	1,006,994
31	Oct-12	304,060,187	7,390,244	6,581,070	7,598,462	889,541	231,079	976,922
32	Nov-12	286,350,743	7,515,194	5,491,478	8,167,212	1,030,021	232,898	917,756
33	Dec-12	269,534,603	7,716,316	5,158,175	8,787,185	1,026,508	239,198	869,343
34	Jan-13	252,119,749	7,934,205	5,425,886	7,218,370	844,231	312,836	908,439
35	Feb-13	236,818,149	8,017,431	4,785,620	5,755,670	694,056	259,398	966,625
36	Mar-13	221,168,609	8,106,276	5,188,505	4,626,638	416,068	272,347	894,547
37	Apr-13	206,367,659	8,277,541	5,048,180	5,426,854	535,338	196,354	861,909
38	May-13	192,379,688	8,301,886	4,700,883	5,385,729	569,707	252,796	867,553
39	Jun-13	180,069,308	8,383,500	4,004,209	5,146,544	524,369	155,900	905,655
40	Jul-13	167,233,982	8,420,343	4,086,263	5,725,240	529,369	188,122	839,873
41	Aug-13	155,121,711	8,412,154	3,989,149	4,682,015	444,900	175,967	849,624
42	Sep-13	144,276,703	8,483,877	3,201,838	4,751,252	461,712	207,836	826,737
43	Oct-13	133,570,130	8,512,286	2,982,284	4,143,266	549,414	248,467	824,021
44	Nov-13	124,147,655	8,537,620	2,596,619	4,297,010	546,675	134,475	908,169
45	Dec-13	114,554,854	8,630,510	2,442,599	4,396,334	714,047	99,444	888,554
46	Jan-14	105,230,557	8,677,350	2,397,977	3,705,102	409,706	170,872	847,073
47	Feb-14	96,530,897	8,744,839	2,150,741	2,853,573	319,221	146,370	859,565
48	Mar-14	87,882,327	8,803,993	2,215,140	3,239,722	186,636	77,813	873,339
49	Apr-14	80,004,824	8,770,494	1,947,986	2,735,548	243,834	91,348	859,906
50	May-14	72,797,761	8,753,968	1,677,586	2,570,877	278,676	60,100	834,558
51	Jun-14	65,496,579	8,748,960	1,896,743	2,745,066	222,008	77,286	789,365
52	Jul-14	58,726,694	8,761,953	1,468,373	2,681,396	235,911	145,745	732,128

Final Payment Date: August 15, 2014

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2010-B

Original Pool Characteristics

Closing Date	August 4, 2010	Scheduled Weighted Average Life(3)	2.46 years
Cutoff Date	July 1, 2010	Weighted Average Months After Origination (Seasoning)	5.0 months
Number of Receivables	70,892	Percentage New Vehicle(2)	87.19%
Initial Pool Balance	$1,538,327,921	Percentage Car(2)(4)	26.38%
Principal Balance		Percentage Light Truck(2)(4)	37.82%
Average	$21,700	Percentage Utility(2)(4)	33.40%
Highest	$97,286	Percentage Other(2)(4)	2.39%
Lowest	$252	Percentage of Top 10 Makes/Models(2)	77.70%
Original Amount Financed		Ford F-150	21.15%
Average	$25,828	Ford Escape	10.38
Highest	$120,138	Ford Edge	8.99
Lowest	$1,344	Ford Fusion	8.66
Annual Percentage Rate (APR)		Ford F-250	5.98
Weighted average(1)	4.44%	Ford Focus	5.73
Highest	29.49%	Ford Mustang	5.66
Lowest	0.00%	Ford F-350	4.12
APR greater than or equal to 20 percent(2)	0.26%	Ford Explorer	3.66
Original Term		Ford Expedition	3.37
Weighted average(1)	60.7 months	Percentage in Top 5 States(2)(5)	39.29%
Original term greater than 60 months(2)	39.71%	Texas	13.34%
Longest	72 months	California	8.34
Shortest	6 months	Michigan	6.98
Remaining Term		Florida	6.18
Weighted average(1)	55.7 months	Ohio	4.45
Remaining term greater than 60 months(2)	35.37%	Weighted average(1) FICO® score(6) at origination	717
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	694

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jul-10	$1,476,272,953	$436	$28,157,929	$5,298,191	$–	$–	$–
2	Aug-10	1,420,306,271	75,909	23,805,072	7,737,140	526,135	–	–
3	Sep-10	1,369,553,531	314,310	20,252,849	7,710,093	702,683	144,368	–
4	Oct-10	1,324,702,223	815,659	15,482,823	7,894,802	606,811	332,842	85,533
5	Nov-10	1,282,393,162	1,191,389	12,691,013	8,534,404	810,679	335,203	232,597
6	Dec-10	1,241,972,065	1,737,311	11,090,722	10,527,189	851,262	308,377	225,412
7	Jan-11	1,204,834,518	2,138,795	9,672,389	10,894,340	1,334,758	297,934	400,081
8	Feb-11	1,168,041,871	2,466,324	9,925,620	9,545,836	960,912	522,242	458,615
9	Mar-11	1,124,122,930	2,979,317	14,165,283	9,058,049	691,167	528,877	476,441
10	Apr-11	1,085,869,580	3,301,664	12,233,537	8,710,113	1,162,167	388,660	497,215
11	May-11	1,047,415,378	3,728,435	11,600,762	11,341,918	899,323	415,180	620,566
12	Jun-11	1,009,659,791	4,048,264	11,463,044	10,707,132	1,187,221	281,870	661,308
13	Jul-11	973,882,709	4,474,116	11,002,373	10,193,076	1,297,912	502,488	604,555
14	Aug-11	934,302,582	4,954,078	13,601,790	11,983,643	1,135,150	555,695	616,750
15	Sep-11	896,823,859	5,479,391	12,703,190	11,367,771	1,169,294	509,288	590,443
16	Oct-11	861,094,448	6,074,900	11,286,096	13,267,269	1,168,341	319,500	668,434
17	Nov-11	826,384,228	6,495,369	11,066,480	12,293,138	1,443,125	407,182	707,864
18	Dec-11	792,799,796	7,153,876	9,951,044	12,906,221	1,076,717	274,457	832,707
19	Jan-12	758,407,629	7,551,665	11,239,790	13,314,279	1,327,927	496,166	816,203
20	Feb-12	724,602,388	7,965,953	10,810,537	10,153,105	1,018,300	565,975	878,853
21	Mar-12	689,927,306	8,255,986	12,372,201	11,416,248	1,119,367	384,617	974,902
22	Apr-12	657,405,162	8,403,564	11,431,572	11,845,717	1,497,924	414,635	985,910
23	May-12	624,429,341	8,527,519	11,745,704	13,115,649	1,405,134	374,095	1,089,600
24	Jun-12	593,688,349	8,818,282	10,679,342	11,922,228	1,387,446	357,656	1,161,934
25	Jul-12	562,039,296	9,036,679	11,204,568	12,757,442	1,353,450	494,434	1,349,274
26	Aug-12	530,425,283	9,344,578	11,352,774	11,439,929	1,187,050	448,055	1,212,387
27	Sep-12	503,329,472	9,687,088	9,220,584	10,530,067	1,050,559	366,977	1,261,530
28	Oct-12	474,945,414	9,916,343	8,829,706	11,493,972	1,236,980	269,631	1,245,182
29	Nov-12	448,897,961	10,137,288	8,440,281	11,441,471	1,334,594	447,896	1,176,935
30	Dec-12	424,586,707	10,302,547	7,808,498	13,148,339	1,262,691	449,779	1,253,316
31	Jan-13	399,897,801	10,496,065	8,055,562	11,027,768	1,146,735	452,570	1,266,128
32	Feb-13	376,378,024	10,697,435	7,807,795	8,943,613	825,059	260,324	1,239,077
33	Mar-13	353,060,656	10,921,505	7,674,866	6,553,620	608,877	200,030	1,168,027
34	Apr-13	330,533,613	10,959,224	7,761,520	8,053,672	1,041,645	261,114	1,183,753
35	May-13	308,929,546	11,083,222	7,496,611	8,495,058	849,064	185,484	1,180,475
36	Jun-13	290,704,102	11,066,891	6,509,411	8,130,513	807,909	229,266	1,105,153
37	Jul-13	272,061,873	11,143,427	6,455,928	8,808,837	972,348	267,222	1,187,445
38	Aug-13	254,798,114	11,296,832	5,746,075	7,200,826	942,611	264,210	1,165,116
39	Sep-13	238,857,504	11,436,210	4,880,429	7,221,855	1,015,604	244,931	1,248,241
40	Oct-13	222,949,962	11,538,998	4,709,715	6,293,165	817,378	298,039	1,217,682
41	Nov-13	208,874,221	11,690,207	3,879,518	7,022,220	820,246	310,867	1,210,556
42	Dec-13	194,870,044	11,833,913	3,523,255	7,820,452	858,386	256,191	1,281,586
43	Jan-14	181,133,715	11,904,536	3,597,890	6,238,575	700,275	184,037	1,349,493
44	Feb-14	168,523,746	11,928,834	3,004,846	4,504,516	579,603	208,675	1,347,708
45	Mar-14	154,901,801	11,922,128	3,913,718	4,806,924	436,980	111,824	1,397,246
46	Apr-14	142,413,744	11,995,607	3,329,200	4,294,214	478,737	154,389	1,259,527
47	May-14	130,608,068	12,019,976	3,220,048	4,424,525	447,190	138,102	1,254,396
48	Jun-14	119,739,398	12,032,143	2,714,231	4,418,542	406,105	131,082	1,232,706
49	Jul-14	108,945,860	11,992,428	2,690,632	4,357,311	401,603	115,340	1,238,016
50	Aug-14	98,925,810	11,977,007	2,616,998	3,763,091	417,999	75,825	1,222,755
51	Sep-14	89,210,906	11,979,104	2,310,745	3,357,318	438,619	115,534	1,218,047

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2011-A

Original Pool Characteristics

Closing Date	January 28, 2011	Scheduled Weighted Average Life(3)	2.48 years
Cutoff Date	January 1, 2011	Weighted Average Months After Origination (Seasoning)	4.7 months
Number of Receivables	55,496	Percentage New Vehicle(2)	86.84%
Initial Pool Balance	$1,219,072,241	Percentage Car(2)(4)	24.11%
Principal Balance		Percentage Light Truck(2)(4)	47.23%
Average	$21,967	Percentage Utility(2)(4)	26.50%
Highest	$96,053	Percentage Other(2)(4)	2.16%
Lowest	$254	Percentage of Top 10 Makes/Models(2)	79.71%
Original Amount Financed		Ford F-150	29.23%
Average	$26,006	Ford Fusion	8.12
Highest	$137,769	Ford Escape	7.82
Lowest	$1,544	Ford Edge	7.25
Annual Percentage Rate (APR)		Ford F-250	6.72
Weighted average(1)	4.72%	Ford Focus	5.55
Highest	29.99%	Ford F-350	4.53
Lowest	0.00%	Ford Mustang	4.36
APR greater than or equal to 20 percent(2)	0.23%	Ford Expedition	3.28
Original Term		Ford Explorer	2.85
Weighted average(1)	61.2 months	Percentage in Top 5 States(2)(5)	39.64%
Original term greater than 60 months(2)	38.74%	Texas	14.49%
Longest	72 months	California	8.40
Shortest	6 months	Florida	6.73
Remaining Term		Michigan	5.96
Weighted average(1)	56.5 months	Ohio	4.06
Remaining term greater than 60 months(2)	35.54%	Weighted average(1) FICO® score(6) at origination	718
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	699

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-11	$1,166,771,502	$975	$25,842,247	$4,788,209	$111,030	$–	$–
2	Feb-11	1,125,789,745	24,223	16,683,132	5,396,877	270,044	–	–
3	Mar-11	1,079,559,144	106,940	20,336,560	5,382,118	529,879	26,003	–
4	Apr-11	1,042,102,802	215,645	15,144,296	6,336,723	445,648	72,631	–
5	May-11	1,007,666,201	371,126	11,850,916	8,284,701	693,056	170,412	54,669
6	Jun-11	975,051,199	656,094	10,778,983	7,462,787	905,887	175,342	90,861
7	Jul-11	944,166,043	859,790	10,277,587	7,117,248	1,122,971	393,777	191,894
8	Aug-11	910,439,371	1,138,300	12,376,660	7,891,860	637,793	401,815	405,998
9	Sep-11	878,765,662	1,513,504	11,181,220	8,395,062	873,097	244,213	482,532
10	Oct-11	848,073,122	1,816,741	10,631,244	9,728,110	1,202,520	464,217	501,630
11	Nov-11	817,651,892	2,295,884	10,563,048	9,120,550	1,010,684	523,118	486,484
12	Dec-11	787,549,252	2,760,055	10,388,579	10,196,014	1,273,643	355,574	475,039
13	Jan-12	757,648,276	3,131,851	10,220,098	10,242,274	885,389	568,643	458,185
14	Feb-12	727,870,150	3,680,292	10,087,670	8,301,763	571,796	327,735	450,418
15	Mar-12	698,149,832	4,019,310	10,736,935	8,637,995	964,732	262,603	410,074
16	Apr-12	669,902,450	4,218,816	10,255,443	8,887,396	905,381	367,609	414,035
17	May-12	642,016,774	4,318,445	10,430,280	9,796,434	1,213,183	392,613	446,876
18	Jun-12	614,902,806	4,520,585	10,358,966	11,033,471	827,480	235,216	522,180
19	Jul-12	587,851,066	4,672,859	9,742,235	11,238,145	931,277	226,149	663,033
20	Aug-12	560,908,472	4,850,654	10,169,321	8,598,244	1,247,709	305,865	524,215
21	Sep-12	537,793,433	5,130,662	8,072,900	9,744,811	966,085	302,969	549,366
22	Oct-12	510,588,673	5,364,718	10,245,511	10,027,412	1,152,502	346,428	661,077
23	Nov-12	486,542,560	5,586,012	8,478,154	10,757,797	1,229,513	336,807	676,795
24	Dec-12	463,917,564	5,961,065	7,615,582	12,353,953	1,806,056	330,340	728,168
25	Jan-13	440,161,499	6,172,961	9,033,899	9,049,571	1,231,980	260,261	940,469
26	Feb-13	418,244,677	6,383,126	7,479,568	8,112,462	964,575	274,157	992,346
27	Mar-13	396,067,679	6,621,298	7,656,221	6,251,013	733,026	390,848	874,936
28	Apr-13	373,915,748	6,830,158	7,932,823	7,567,143	654,809	255,419	1,020,788
29	May-13	352,203,348	6,926,657	8,309,940	7,745,252	744,023	351,622	995,946
30	Jun-13	334,005,172	7,027,363	6,375,760	7,822,857	873,433	326,683	985,571
31	Jul-13	313,337,673	7,143,969	7,762,692	8,061,649	568,439	411,786	985,910
32	Aug-13	294,254,455	7,294,307	7,499,243	6,772,973	828,435	428,228	959,773
33	Sep-13	277,747,487	7,460,695	5,407,343	7,485,695	765,012	483,349	1,022,580
34	Oct-13	260,650,679	7,563,772	5,948,195	6,315,086	574,784	354,813	1,236,000
35	Nov-13	245,834,442	7,645,585	4,743,833	6,594,968	731,786	246,840	1,163,819
36	Dec-13	231,775,883	7,694,667	4,229,668	8,081,544	754,931	303,313	1,189,971
37	Jan-14	217,034,193	7,919,166	4,755,432	6,403,233	915,840	177,446	1,240,975
38	Feb-14	204,109,665	8,001,881	3,596,549	5,157,637	601,313	202,995	1,224,151
39	Mar-14	190,790,733	8,009,992	4,013,354	5,511,137	554,217	188,650	1,234,535
40	Apr-14	177,820,623	7,985,544	4,074,291	4,789,172	429,060	199,258	1,248,351
41	May-14	165,850,285	8,091,457	3,523,676	5,299,459	464,495	199,120	1,146,171
42	Jun-14	153,600,791	8,165,983	3,801,935	5,236,553	517,753	158,403	1,214,580
43	Jul-14	141,399,445	8,194,086	3,862,893	4,537,468	561,546	183,855	1,141,006
44	Aug-14	130,981,174	8,175,579	3,043,342	4,770,598	566,389	140,691	1,175,847
45	Sep-14	119,534,307	8,265,011	3,437,055	4,156,771	332,838	119,258	1,207,415

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2011-B

Original Pool Characteristics

Closing Date	July 26, 2011	Scheduled Weighted Average Life(3)	2.51 years
Cutoff Date	July 1, 2011	Weighted Average Months After Origination (Seasoning)	4.0 months
Number of Receivables	66,120	Percentage New Vehicle(2)	88.14%
Initial Pool Balance	$1,490,191,440	Percentage Car(2)(4)	23.56%
Principal Balance		Percentage Light Truck(2)(4)	49.70%
Average	$22,538	Percentage Utility(2)(4)	25.14%
Highest	$98,442	Percentage Other(2)(4)	1.60%
Lowest	$250	Percentage of Top 10 Makes/Models(2)	81.98%
Original Amount Financed		Ford F-150	29.39%
Average	$26,620	Ford Escape	9.36
Highest	$117,154	Ford Fusion	8.28
Lowest	$1,000	Ford F-250	7.69
Annual Percentage Rate (APR)		Ford Focus	5.91
Weighted average(1)	4.43%	Ford F-350	5.88
Highest	28.99%	Ford Edge	5.32
Lowest	0.00%	Ford Mustang	3.62
APR greater than or equal to 20 percent(2)	0.17%	Ford Expedition	3.30
Original Term		Ford Explorer	3.23
Weighted average(1)	61.1 months	Percentage in Top 5 States(2)(5)	38.96%
Original term greater than 60 months(2)	36.80%	Texas	15.28%
Longest	72 months	California	8.04
Shortest	6 months	Florida	6.74
Remaining Term		Michigan	4.86
Weighted average(1)	57.1 months	Illinois	4.04
Remaining term greater than 60 months(2)	33.44%	Weighted average(1) FICO® score(6) at origination	727
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	703

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jul-11	$1,424,589,485	$738	$32,670,445	$4,941,308	$–	$–	$–
2	Aug-11	1,364,751,973	31,299	28,262,949	7,458,931	372,932	–	–
3	Sep-11	1,312,053,802	151,608	23,614,750	8,749,199	333,462	66,491	–
4	Oct-11	1,263,004,066	406,897	20,855,073	10,287,301	772,505	75,105	46,670
5	Nov-11	1,221,569,911	753,403	14,760,342	9,906,001	742,889	229,893	44,959
6	Dec-11	1,182,045,800	1,054,662	13,450,865	11,733,836	887,745	182,799	186,053
7	Jan-12	1,143,916,500	1,420,252	12,284,900	10,542,338	930,079	256,623	219,506
8	Feb-12	1,105,747,273	1,716,299	12,520,078	8,706,640	672,365	395,457	214,629
9	Mar-12	1,065,389,681	2,043,001	14,840,171	10,047,989	730,064	203,646	386,937
10	Apr-12	1,028,823,966	2,284,239	12,220,567	10,245,308	1,007,620	236,330	357,608
11	May-12	989,975,929	2,518,585	14,777,865	11,969,562	1,225,202	181,162	506,394
12	Jun-12	954,941,040	2,683,619	12,314,163	11,001,421	1,222,384	443,678	424,076
13	Jul-12	918,431,525	2,954,085	12,879,686	12,649,167	1,086,830	329,719	663,478
14	Aug-12	882,564,579	3,303,436	13,079,047	12,164,051	1,269,871	237,693	651,259
15	Sep-12	851,155,658	3,571,645	11,241,430	11,799,348	1,109,372	340,141	675,493
16	Oct-12	816,597,708	3,898,747	11,964,933	13,817,419	1,359,085	323,722	783,476
17	Nov-12	785,483,898	4,198,200	10,403,489	12,526,294	1,578,413	373,994	833,478
18	Dec-12	755,795,054	4,474,320	10,236,725	15,441,434	2,087,221	519,362	742,597
19	Jan-13	723,372,981	4,947,292	12,201,425	13,545,489	1,540,386	469,841	838,678
20	Feb-13	692,828,489	5,271,125	11,063,801	11,240,655	1,125,086	437,321	854,654
21	Mar-13	660,461,132	5,558,625	12,557,045	7,786,455	887,281	355,872	921,740
22	Apr-13	629,250,482	5,683,124	11,910,164	10,409,319	1,188,732	281,044	992,028
23	May-13	598,756,130	5,889,869	11,473,069	11,301,538	966,051	345,187	871,843
24	Jun-13	570,925,248	6,064,265	11,293,796	10,800,395	825,194	293,008	782,071
25	Jul-13	542,208,649	6,213,644	10,501,610	12,230,163	1,324,586	409,991	805,551
26	Aug-13	515,236,405	6,406,702	10,247,740	10,226,587	1,434,616	272,243	925,386
27	Sep-13	489,182,434	6,633,269	9,759,425	12,068,776	1,350,120	393,147	917,976
28	Oct-13	462,700,011	6,931,110	9,338,020	9,713,347	1,312,132	352,111	960,263
29	Nov-13	439,383,008	7,100,215	7,912,515	9,664,344	1,297,257	431,314	1,036,373
30	Dec-13	415,439,027	7,358,676	8,429,844	11,735,977	1,322,161	353,781	1,038,451
31	Jan-14	392,453,177	7,561,134	7,181,167	9,725,028	961,504	262,504	973,482
32	Feb-14	371,820,363	7,581,783	6,113,154	7,575,932	768,617	347,739	942,350
33	Mar-14	349,621,313	7,663,182	7,532,710	7,854,403	845,197	363,734	1,030,669
34	Apr-14	328,100,958	7,726,495	7,965,312	7,083,420	807,815	233,934	1,115,780
35	May-14	308,029,723	7,801,432	6,954,547	7,957,124	738,188	196,902	1,101,781
36	Jun-14	288,902,698	7,923,667	6,198,252	7,985,681	1,041,362	187,591	1,125,157
37	Jul-14	269,911,446	7,986,384	6,525,877	7,182,614	574,953	261,178	1,126,181
38	Aug-14	252,791,949	8,152,610	5,514,035	6,615,864	911,548	125,158	1,121,325
39	Sep-14	236,024,574	8,285,410	5,153,451	6,342,707	727,433	141,053	1,093,591

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2012-A

Original Pool Characteristics

Closing Date	January 25, 2012	Scheduled Weighted Average Life(3)	2.57 years
Cutoff Date	January 1, 2012	Weighted Average Months After Origination (Seasoning)	3.6 months
Number of Receivables	73,859	Percentage New Vehicle(2)	87.98%
Initial Pool Balance	$1,647,026,559	Percentage Car(2)(4)	20.32%
Principal Balance		Percentage Light Truck(2)(4)	54.57%
Average	$22,300	Percentage Utility(2)(4)	23.16%
Highest	$98,959	Percentage Other(2)(4)	1.95%
Lowest	$252	Percentage of Top 10 Makes/Models(2)	83.02%
Original Amount Financed		Ford F-150	32.25%
Average	$26,848	Ford F-250	9.10
Highest	$110,000	Ford Escape	8.45
Lowest	$1,022	Ford Fusion	7.32
Annual Percentage Rate (APR)		Ford F-350	6.80
Weighted average(1)	4.58%	Ford Focus	5.34
Highest	25.99%	Ford Edge	5.25
Lowest	0.00%	Ford Explorer	3.03
APR greater than or equal to 20 percent(2)	0.04%	Ford Mustang	2.79
Original Term		Ford Expedition	2.69
Weighted average(1)	61.7 months	Percentage in Top 5 States(2)(5)	36.75%
Original term greater than 60 months(2)	39.14%	Texas	16.21%
Longest	72 months	California	7.36
Shortest	6 months	Florida	5.72
Remaining Term		New York	3.77
Weighted average(1)	58.1 months	Michigan	3.69
Remaining term greater than 60 months(2)	36.41%	Weighted average(1) FICO® score(6) at origination	727
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	700

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-12	$1,556,723,906	$437	$49,979,193	$5,752,375	$93,481	$–	$–
2	Feb-12	1,489,317,805	7,287	33,892,430	6,853,656	275,471	–	–
3	Mar-12	1,419,539,245	200,352	36,853,806	8,263,000	468,928	–	–
4	Apr-12	1,358,461,680	312,617	31,371,622	8,805,367	525,823	141,110	–
5	May-12	1,307,741,697	571,822	21,195,861	9,397,870	906,275	63,336	105,263
6	Jun-12	1,263,254,817	901,206	17,196,290	10,242,861	844,965	185,971	91,247
7	Jul-12	1,219,891,218	1,119,241	15,879,193	12,765,448	1,146,677	200,369	207,246
8	Aug-12	1,175,806,738	1,480,471	16,787,919	11,608,891	1,287,363	305,548	245,415
9	Sep-12	1,138,943,696	1,743,145	13,151,917	12,441,864	1,225,385	445,477	238,968
10	Oct-12	1,097,031,380	2,129,563	15,489,033	13,418,457	1,264,921	327,034	202,700
11	Nov-12	1,058,508,144	2,660,688	13,993,994	12,733,471	2,023,229	557,882	290,483
12	Dec-12	1,021,915,993	3,085,893	13,380,211	14,653,966	1,800,299	688,522	462,585
13	Jan-13	983,574,122	3,642,124	14,307,464	13,172,574	1,372,418	472,437	653,796
14	Feb-13	948,080,641	4,003,668	13,007,887	11,690,405	1,323,069	350,708	604,720
15	Mar-13	911,593,258	4,312,768	13,567,942	10,163,112	1,087,990	310,898	682,151
16	Apr-13	874,301,097	4,761,012	14,684,228	11,733,517	1,344,759	417,110	732,063
17	May-13	838,846,609	4,989,039	13,167,495	12,516,175	1,134,727	536,037	788,940
18	Jun-13	805,995,496	5,216,351	13,350,125	12,407,657	1,293,094	563,479	851,844
19	Jul-13	769,758,832	5,618,744	14,681,686	13,652,988	1,499,549	692,435	767,913
20	Aug-13	735,606,943	5,902,598	13,803,226	12,696,619	1,409,539	344,181	727,094
21	Sep-13	703,798,261	6,133,537	12,193,300	14,336,414	1,349,057	625,321	797,131
22	Oct-13	671,452,967	6,424,825	12,214,648	12,286,991	1,492,929	494,387	941,873
23	Nov-13	641,847,313	6,884,977	10,816,365	12,036,781	1,662,782	536,027	1,001,681
24	Dec-13	611,886,105	7,239,711	11,165,382	13,773,235	1,530,801	410,579	1,147,659
25	Jan-14	581,713,436	7,680,385	10,859,402	12,838,862	1,654,095	409,550	1,059,718
26	Feb-14	555,079,904	7,943,774	8,539,604	9,411,435	1,146,766	525,308	993,633
27	Mar-14	525,893,020	8,137,381	11,024,575	11,627,635	1,127,130	487,039	1,042,347
28	Apr-14	498,100,408	8,338,474	10,368,708	9,251,578	1,064,622	562,213	1,071,238
29	May-14	471,930,448	8,458,083	9,739,902	9,951,891	989,050	416,216	1,104,838
30	Jun-14	446,079,073	8,718,099	9,166,499	9,973,535	1,320,808	425,395	1,159,416
31	Jul-14	419,684,025	8,944,139	9,899,019	8,981,349	863,899	500,212	1,039,739
32	Aug-14	395,976,531	9,130,555	8,938,859	9,069,561	845,293	371,225	1,100,876
33	Sep-14	372,506,306	9,280,128	8,192,525	8,526,055	917,230	268,902	1,098,535

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2012-B

Original Pool Characteristics

Closing Date	April 25, 2012	Scheduled Weighted Average Life(3)	2.56 years
Cutoff Date	April 1, 2012	Weighted Average Months After Origination (Seasoning)	4.2 months
Number of Receivables	98,738	Percentage New Vehicle(2)	87.43%
Initial Pool Balance	$2,078,954,742	Percentage Car(2)(4)	22.04%
Principal Balance		Percentage Light Truck(2)(4)	52.28%
Average	$21,055	Percentage Utility(2)(4)	23.63%
Highest	$93,754	Percentage Other(2)(4)	2.05%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	82.50%
Original Amount Financed		Ford F-150	30.88%
Average	$26,657	Ford F-250	8.64
Highest	$123,550	Ford Fusion	7.99
Lowest	$1,000	Ford Escape	7.99
Annual Percentage Rate (APR)		Ford F-350	6.40
Weighted average(1)	4.79%	Ford Edge	6.01
Highest	25.99%	Ford Focus	5.99
Lowest	0.00%	Ford Explorer	3.20
APR greater than or equal to 20 percent(2)	0.03%	Ford Mustang	2.99
Original Term		Ford Expedition	2.41
Weighted average(1)	62.2 months	Percentage in Top 5 States(2)(5)	38.15%
Original term greater than 60 months(2)	41.13%	Texas	16.52%
Longest	72 months	California	8.02
Shortest	6 months	Florida	5.92
Remaining Term		Illinois	3.99
Weighted average(1)	58.0 months	Michigan	3.70
Remaining term greater than 60 months(2)	37.95%	Weighted average(1) FICO® score(6) at origination	722
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	696

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Apr-12	$1,968,370,405	$1,661	$60,220,172	$6,907,502	$–	$–	$–
2	May-12	1,876,614,138	45,503	47,196,681	9,072,240	483,669	–	–
3	Jun-12	1,791,625,739	154,404	44,407,667	12,551,151	709,754	120,584	–
4	Jul-12	1,714,394,956	407,897	37,025,092	15,984,682	1,426,448	63,328	58,916
5	Aug-12	1,648,037,998	727,492	28,168,463	14,509,738	1,376,829	339,948	104,930
6	Sep-12	1,594,266,629	1,082,226	21,032,072	16,768,090	1,642,798	509,886	186,617
7	Oct-12	1,535,167,262	1,484,928	23,270,838	18,267,964	2,033,456	419,822	424,281
8	Nov-12	1,482,802,489	1,933,878	19,552,357	17,920,380	2,258,212	699,392	571,347
9	Dec-12	1,433,607,176	2,541,997	17,352,676	21,431,139	2,530,643	445,823	839,294
10	Jan-13	1,380,238,848	3,352,085	20,827,634	19,244,746	2,072,101	491,020	847,197
11	Feb-13	1,331,372,893	3,980,202	18,328,760	17,436,447	2,052,796	359,354	859,258
12	Mar-13	1,279,977,139	4,501,082	20,249,455	13,106,433	1,569,841	320,708	790,242
13	Apr-13	1,230,307,960	5,001,627	18,926,616	15,664,276	1,929,519	347,608	784,753
14	May-13	1,180,155,818	5,405,319	20,133,683	18,391,891	1,570,140	411,064	751,687
15	Jun-13	1,137,359,459	5,789,958	16,479,136	18,036,115	1,497,985	426,296	798,160
16	Jul-13	1,089,884,574	6,072,228	18,984,716	19,817,035	2,129,245	473,546	920,338
17	Aug-13	1,045,496,678	6,755,620	17,285,611	16,947,477	2,237,583	423,872	1,021,744
18	Sep-13	1,001,572,739	7,301,129	17,664,121	17,614,629	2,392,482	492,092	1,036,473
19	Oct-13	958,394,757	7,833,265	16,613,777	17,411,905	1,876,811	457,392	1,153,866
20	Nov-13	919,593,109	8,586,551	14,196,145	18,679,504	2,402,660	489,620	1,150,085
21	Dec-13	878,722,568	9,166,949	15,843,908	20,834,770	2,727,876	542,938	1,312,463
22	Jan-14	838,904,397	9,689,798	14,606,409	18,283,786	2,473,605	598,897	1,411,704
23	Feb-14	802,304,081	10,039,563	13,088,468	13,648,491	1,901,254	644,133	1,453,348
24	Mar-14	761,507,509	10,469,020	16,487,516	15,607,665	1,434,967	416,182	1,567,235
25	Apr-14	723,947,785	10,685,374	14,820,242	14,097,266	1,730,175	307,705	1,522,986
26	May-14	688,575,850	10,967,936	13,339,612	14,845,107	1,572,629	497,673	1,422,800
27	Jun-14	652,592,837	11,176,368	14,342,018	14,434,589	2,014,345	482,950	1,368,831
28	Jul-14	616,628,687	11,380,223	14,261,795	14,592,496	1,604,406	433,226	1,363,780
29	Aug-14	584,375,524	11,715,452	12,011,493	13,784,295	1,334,343	435,581	1,265,243
30	Sep-14	551,153,436	11,986,841	12,969,489	12,718,604	2,044,226	399,586	1,355,626

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2012-C

Original Pool Characteristics

Closing Date	July 25, 2012	Scheduled Weighted Average Life(3)	2.46 years
Cutoff Date	July 1, 2012	Weighted Average Months After Origination (Seasoning)	6.1 months
Number of Receivables	75,170	Percentage New Vehicle(2)	87.21%
Initial Pool Balance	$1,639,734,293	Percentage Car(2)(4)	24.32%
Principal Balance		Percentage Light Truck(2)(4)	48.50%
Average	$21,814	Percentage Utility(2)(4)	25.55%
Highest	$98,565	Percentage Other(2)(4)	1.63%
Lowest	$252	Percentage of Top 10 Makes/Models(2)	82.44%
Original Amount Financed		Ford F-150	28.79%
Average	$26,852	Ford Fusion	9.81
Highest	$100,366	Ford Escape	9.55
Lowest	$907	Ford F-250	7.59
Annual Percentage Rate (APR)		Ford F-350	6.11
Weighted average(1)	4.56%	Ford Edge	5.98
Highest	26.99%	Ford Focus	5.28
Lowest	0.00%	Ford Mustang	3.58
APR greater than or equal to 20 percent(2)	0.03%	Ford Explorer	3.18
Original Term		Ford Expedition	2.57
Weighted average(1)	62.3 months	Percentage in Top 5 States(2)(5)	38.12%
Original term greater than 60 months(2)	41.45%	Texas	16.13%
Longest	72 months	California	7.72
Shortest	6 months	Florida	6.06
Remaining Term		Michigan	4.22
Weighted average(1)	56.2 months	Illinois	3.99
Remaining term greater than 60 months(2)	33.54%	Weighted average(1) FICO® score(6) at origination	722
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	696

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jul-12	$1,560,494,097	$491	$42,285,016	$8,768,025	$105,689	$–	$–
2	Aug-12	1,490,895,847	43,716	35,529,469	10,156,006	606,521	–	–
3	Sep-12	1,433,025,109	171,132	28,074,594	9,925,442	637,722	99,339	1,841
4	Oct-12	1,371,698,324	440,024	28,905,118	12,412,085	896,424	190,531	43,901
5	Nov-12	1,323,245,951	743,655	18,937,693	11,817,872	994,156	364,209	119,293
6	Dec-12	1,277,988,046	1,267,430	16,868,150	15,070,833	1,729,681	146,292	182,872
7	Jan-13	1,230,993,412	1,750,240	18,052,625	14,079,746	1,349,199	333,673	186,439
8	Feb-13	1,187,452,520	2,103,596	15,988,232	11,486,458	1,357,858	128,416	326,989
9	Mar-13	1,142,804,159	2,458,143	16,953,302	9,836,962	1,368,199	157,068	263,961
10	Apr-13	1,097,811,501	2,823,721	17,723,263	11,364,743	1,520,343	338,576	427,226
11	May-13	1,053,828,510	3,163,662	17,140,945	13,565,629	1,375,878	319,347	331,061
12	Jun-13	1,014,528,646	3,572,980	15,425,296	12,616,439	1,167,289	353,833	347,918
13	Jul-13	971,939,737	3,921,073	16,815,327	14,945,719	1,427,417	339,446	465,556
14	Aug-13	932,632,571	4,151,078	15,765,056	13,831,026	1,795,477	407,466	425,637
15	Sep-13	894,588,950	4,544,377	14,396,779	14,785,732	2,191,553	568,228	457,990
16	Oct-13	855,783,669	5,112,343	14,491,751	13,157,634	1,803,136	588,448	622,396
17	Nov-13	822,187,130	5,674,813	11,725,555	13,706,511	1,711,621	623,935	668,067
18	Dec-13	786,581,316	6,164,869	12,868,761	15,138,311	2,131,745	482,838	827,162
19	Jan-14	751,140,711	6,673,975	12,767,131	12,943,582	1,889,470	712,296	803,434
20	Feb-14	719,076,563	6,934,017	11,021,943	10,827,509	891,905	416,180	1,185,558
21	Mar-14	683,793,882	7,227,555	13,397,222	13,024,948	986,074	427,479	1,132,089
22	Apr-14	650,891,616	7,316,396	12,189,643	10,802,771	1,295,722	282,036	1,124,913
23	May-14	619,075,499	7,519,334	12,003,688	11,903,776	1,454,955	465,905	972,078
24	Jun-14	587,696,062	7,893,013	11,784,102	11,904,405	1,342,948	302,662	903,747
25	Jul-14	556,349,639	8,125,616	11,972,313	11,483,637	1,432,899	434,957	895,741
26	Aug-14	527,659,355	8,372,723	10,710,512	11,555,982	1,235,514	378,241	1,003,797
27	Sep-14	498,516,352	8,655,214	11,117,473	11,194,770	1,054,626	420,808	1,050,792

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2012-D

Original Pool Characteristics

Closing Date	November 21, 2012	Scheduled Weighted Average Life(3)	2.47 years
Cutoff Date	November 1, 2012	Weighted Average Months After Origination (Seasoning)	6.4 months
Number of Receivables	51,209	Percentage New Vehicle(2)	87.31%
Initial Pool Balance	$1,096,048,240	Percentage Car(2)(4)	24.33%
Principal Balance		Percentage Light Truck(2)(4)	49.44%
Average	$21,403	Percentage Utility(2)(4)	24.55%
Highest	$95,000	Percentage Other(2)(4)	1.67%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	83.34%
Original Amount Financed		Ford F-150	28.93%
Average	$27,169	Ford Fusion	10.55
Highest	$95,000	Ford Escape	8.81
Lowest	$1,500	Ford F-250	8.72
Annual Percentage Rate (APR)		Ford F-350	6.39
Weighted average(1)	4.38%	Ford Edge	5.75
Highest	25.55%	Ford Focus	5.34
Lowest	0.00%	Ford Explorer	3.20
APR greater than or equal to 20 percent(2)	0.02%	Ford Mustang	3.02
Original Term		Ford Expedition	2.63
Weighted average(1)	62.8 months	Percentage in Top 5 States(2)(5)	38.86%
Original term greater than 60 months(2)	42.59%	Texas	16.34%
Longest	72 months	California	8.20
Shortest	6 months	Florida	6.35
Remaining Term		Michigan	4.00
Weighted average(1)	56.4 months	Illinois	3.96
Remaining term greater than 60 months(2)	36.43%	Weighted average(1) FICO® score(6) at origination	723
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	1 month	for original term greater than 60 months	696

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-12	$1,043,204,083	$6,879	$27,420,815	$5,046,044	$27,669	$–	$–
2	Dec-12	997,856,148	8,246	22,345,020	8,737,623	401,939	–	–
3	Jan-13	951,136,649	82,199	24,126,113	8,325,997	722,873	54,980	–
4	Feb-13	912,248,213	223,442	18,014,411	6,596,344	608,262	100,354	54,980
5	Mar-13	876,973,810	348,280	14,746,284	5,687,105	524,992	186,038	64,494
6	Apr-13	842,613,646	438,524	14,704,345	7,473,931	614,112	93,989	82,803
7	May-13	811,470,094	608,781	11,979,066	7,412,456	833,614	82,866	111,029
8	Jun-13	783,223,415	833,306	11,072,493	7,770,373	853,741	204,668	95,005
9	Jul-13	752,488,014	1,040,665	12,118,827	8,361,562	1,054,276	216,230	98,996
10	Aug-13	724,055,469	1,347,456	11,269,595	7,827,276	1,118,164	211,492	99,869
11	Sep-13	695,877,426	1,658,080	11,371,514	9,053,108	915,632	280,594	175,779
12	Oct-13	668,069,785	2,017,484	10,453,088	8,361,395	676,803	354,695	262,051
13	Nov-13	643,941,746	2,329,311	8,434,250	8,288,558	825,552	186,549	354,267
14	Dec-13	619,252,227	2,578,079	8,947,890	10,086,097	944,204	189,269	444,642
15	Jan-14	594,687,730	2,783,366	8,569,532	8,936,062	1,185,082	200,556	310,664
16	Feb-14	572,401,946	3,030,631	7,053,637	6,942,838	950,580	294,218	356,905
17	Mar-14	546,202,389	3,283,196	10,532,592	7,507,751	819,666	254,125	430,060
18	Apr-14	521,244,124	3,423,771	9,879,464	7,377,135	876,989	417,057	450,332
19	May-14	497,532,006	3,628,107	9,522,835	8,042,809	854,267	174,150	663,667
20	Jun-14	473,684,823	3,830,145	9,960,669	8,384,191	1,107,783	333,970	613,097
21	Jul-14	450,501,349	4,003,214	9,290,590	8,379,943	702,159	253,150	783,970
22	Aug-14	428,686,282	4,283,619	8,684,769	8,069,871	691,313	153,152	803,577
23	Sep-14	406,781,228	4,516,113	8,709,754	7,788,450	771,143	246,536	682,950

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-A

Original Pool Characteristics

Closing Date	February 26, 2013	Scheduled Weighted Average Life(3)	2.45 years
Cutoff Date	February 1, 2013	Weighted Average Months After Origination (Seasoning)	6.7 months
Number of Receivables	60,940	Percentage New Vehicle(2)	87.45%
Initial Pool Balance	$1,353,406,582	Percentage Car(2)(4)	21.78%
Principal Balance		Percentage Light Truck(2)(4)	52.19%
Average	$22,209	Percentage Utility(2)(4)	24.44%
Highest	$94,999	Percentage Other(2)(4)	1.59%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	83.83%
Original Amount Financed		Ford F-150	29.83%
Average	$27,234	Ford F-250	9.41
Highest	$98,895	Ford Fusion	8.14
Lowest	$1,149	Ford Escape	7.56
Annual Percentage Rate (APR)		Ford F-350	7.35
Weighted average(1)	4.52%	Ford Edge	6.16
Highest	27.58%	Ford Focus	5.47
Lowest	0.00%	Ford Explorer	4.52
APR greater than or equal to 20 percent(2)	0.03%	Ford Mustang	2.77
Original Term		Ford Expedition	2.62
Weighted average(1)	62.5 months	Percentage in Top 5 States(2)(5)	37.84%
Original term greater than 60 months(2)	40.86%	Texas	16.56%
Longest	72 months	California	7.80
Shortest	6 months	Florida	6.17
Remaining Term		Michigan	3.71
Weighted average(1)	55.8 months	Illinois	3.59
Remaining term greater than 60 months(2)	34.26%	Weighted average(1) FICO® score(6) at origination	726
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	1 month	for original term greater than 60 months	700

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Feb-13	$1,288,347,668	$774	$34,710,072	$5,799,762	$39,225	$–	$–
2	Mar-13	1,226,568,252	30,765	32,938,487	4,967,758	278,640	–	–
3	Apr-13	1,167,502,656	108,764	32,016,621	6,738,885	420,356	54,335	–
4	May-13	1,114,452,415	322,935	26,965,890	7,910,892	581,669	182,171	54,335
5	Jun-13	1,073,435,931	491,389	18,466,775	9,297,490	358,741	177,607	113,447
6	Jul-13	1,031,218,740	666,987	17,388,065	10,278,010	637,481	165,124	70,936
7	Aug-13	992,161,081	912,028	16,263,792	8,933,371	579,333	88,399	70,667
8	Sep-13	955,318,799	1,169,362	14,541,779	10,965,813	721,904	216,115	70,198
9	Oct-13	917,826,556	1,418,445	14,696,892	9,740,526	717,769	144,035	177,988
10	Nov-13	884,875,028	1,769,354	12,134,155	9,926,634	998,318	223,230	211,504
11	Dec-13	850,123,578	1,962,334	13,694,061	13,357,872	1,332,386	184,424	325,619
12	Jan-14	816,501,680	2,334,362	11,932,206	9,825,905	1,525,872	262,621	346,985
13	Feb-14	785,254,451	2,682,663	11,006,337	8,403,871	889,648	293,201	348,190
14	Mar-14	751,530,315	3,095,291	13,007,997	9,952,000	802,712	144,746	418,817
15	Apr-14	718,498,616	3,300,219	13,325,528	9,526,895	740,295	179,019	305,839
16	May-14	688,314,490	3,370,208	11,622,585	9,823,567	1,169,867	123,356	410,817
17	Jun-14	657,881,094	3,652,033	11,408,228	10,596,426	1,004,110	304,385	340,412
18	Jul-14	627,161,226	3,847,134	11,983,418	10,460,529	733,430	210,855	519,174
19	Aug-14	598,842,301	4,043,269	11,616,069	9,742,134	866,603	162,698	568,060
20	Sep-14	569,504,786	4,177,650	11,722,277	9,087,707	995,359	218,230	596,704

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-B

Original Pool Characteristics

Closing Date	May 21, 2013	Scheduled Weighted Average Life(3)	2.45 years
Cutoff Date	May 1, 2013	Weighted Average Months After Origination (Seasoning)	6.8 months
Number of Receivables	60,549	Percentage New Vehicle(2)	87.63%
Initial Pool Balance	$1,353,141,753	Percentage Car(2)(4)	21.40%
Principal Balance		Percentage Light Truck(2)(4)	51.62%
Average	$22,348	Percentage Utility(2)(4)	25.69%
Highest	$94,028	Percentage Other(2)(4)	1.28%
Lowest	$250	Percentage of Top 10 Makes/Models(2)	82.70%
Original Amount Financed		Ford F-150	29.37%
Average	$27,389	Ford F-250	9.29
Highest	$96,767	Ford Escape	9.15
Lowest	$1,275	Ford Fusion	7.38
Annual Percentage Rate (APR)		Ford F-350	6.92
Weighted average(1)	4.46%	Ford Edge	5.75
Highest	24.04%	Ford Focus	5.40
Lowest	0.00%	Ford Explorer	4.50
APR greater than or equal to 20 percent(2)	0.02%	Ford Mustang	2.68
Original Term		Ford Taurus	2.25
Weighted average(1)	62.4 months	Percentage in Top 5 States(2)(5)	37.34%
Original term greater than 60 months(2)	40.84%	Texas	16.46%
Longest	72 months	California	7.77
Shortest	6 months	Florida	5.89
Remaining Term		Michigan	3.63
Weighted average(1)	55.6 months	Illinois	3.58
Remaining term greater than 60 months(2)	35.16%	Weighted average(1) FICO® score(6) at origination	724
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	697

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-13	$1,281,573,899	$950	$40,715,722	$5,961,249	$114,637	$–	$–
2	Jun-13	1,221,662,337	9,511	33,660,871	7,790,018	458,802	–	–
3	Jul-13	1,158,715,997	23,907	35,303,616	8,458,805	637,963	73,982	–
4	Aug-13	1,108,085,504	182,123	25,514,492	8,912,311	449,887	84,358	13,232
5	Sep-13	1,065,295,308	387,108	18,563,051	9,823,012	1,283,762	78,331	97,590
6	Oct-13	1,023,980,607	644,366	16,576,535	8,566,377	908,031	288,929	92,320
7	Nov-13	988,597,184	1,101,723	12,868,433	9,201,502	1,030,003	149,577	142,803
8	Dec-13	952,386,872	1,399,124	13,118,936	12,020,022	1,283,421	257,760	170,002
9	Jan-14	916,216,992	1,708,005	13,827,191	10,584,702	1,548,007	215,046	289,836
10	Feb-14	883,092,912	2,026,929	11,672,091	9,321,742	1,186,340	284,576	184,344
11	Mar-14	846,370,258	2,327,205	14,120,513	10,546,119	1,008,126	243,130	349,786
12	Apr-14	811,693,387	2,462,153	14,070,235	9,184,743	1,223,503	296,671	381,392
13	May-14	778,427,966	2,725,585	13,252,664	9,772,489	1,002,468	281,244	473,033
14	Jun-14	745,249,692	3,011,471	13,270,240	10,546,103	1,220,149	330,113	467,847
15	Jul-14	712,466,831	3,213,425	13,036,047	10,098,719	932,338	417,237	568,973
16	Aug-14	682,154,944	3,518,175	11,453,249	9,378,398	965,344	247,351	641,415
17	Sep-14	650,858,221	3,694,603	12,389,211	9,235,879	1,051,478	220,741	720,289

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-C

Original Pool Characteristics

Closing Date	July 30, 2013	Scheduled Weighted Average Life(3)	2.44 years
Cutoff Date	July 1, 2013	Weighted Average Months After Origination (Seasoning)	6.9 months
Number of Receivables	60,201	Percentage New Vehicle(2)	87.30%
Initial Pool Balance	$1,363,983,257	Percentage Car(2)(4)	21.35%
Principal Balance		Percentage Light Truck(2)(4)	51.92%
Average	$22,657	Percentage Utility(2)(4)	25.48%
Highest	$93,433	Percentage Other(2)(4)	1.26%
Lowest	$254	Percentage of Top 10 Makes/Models(2)	82.72%
Original Amount Financed		Ford F-150	29.58%
Average	$27,720	Ford F-250	9.21
Highest	$95,613	Ford Escape	8.84
Lowest	$1,569	Ford Fusion	7.42
Annual Percentage Rate (APR)		Ford F-350	7.13
Weighted average(1)	4.39%	Ford Edge	5.53
Highest	27.39%	Ford Focus	5.35
Lowest	0.00%	Ford Explorer	4.77
APR greater than or equal to 20 percent(2)	0.02%	Ford Mustang	2.66
Original Term		Ford Expedition	2.22
Weighted average(1)	62.5 months	Percentage in Top 5 States(2)(5)	38.55%
Original term greater than 60 months(2)	41.32%	Texas	16.81%
Longest	72 months	California	8.05
Shortest	7 months	Florida	6.07
Remaining Term		Illinois	3.87
Weighted average(1)	55.6 months	Michigan	3.75
Remaining term greater than 60 months(2)	34.58%	Weighted average(1) FICO® score(6) at origination	723
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	695

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jul-13	$1,291,321,396	$556	$41,479,238	$7,383,266	$102,913	$–	$–
2	Aug-13	1,232,715,035	24,974	31,327,801	7,398,172	448,139	–	–
3	Sep-13	1,177,865,086	138,257	28,431,982	7,678,620	587,024	133,868	–
4	Oct-13	1,127,231,587	361,002	24,331,348	7,978,521	582,911	106,011	81,307
5	Nov-13	1,087,320,830	640,922	15,815,942	9,190,833	761,172	84,128	80,857
6	Dec-13	1,048,391,457	869,952	14,307,298	11,479,808	1,209,543	222,791	141,916
7	Jan-14	1,009,985,263	1,160,169	14,162,827	10,720,586	1,337,094	311,193	204,235
8	Feb-14	973,570,312	1,512,660	13,022,841	8,185,584	872,853	516,077	175,956
9	Mar-14	935,721,515	1,891,104	14,162,845	10,218,088	648,597	226,780	406,479
10	Apr-14	898,529,623	2,140,413	14,676,666	8,489,945	762,930	175,414	289,297
11	May-14	862,786,173	2,377,102	13,947,994	9,960,723	887,891	176,502	258,618
12	Jun-14	827,485,888	2,508,360	14,126,494	9,376,370	1,008,133	373,720	315,149
13	Jul-14	791,649,387	2,815,279	14,673,676	10,504,508	976,505	132,208	409,426
14	Aug-14	759,255,175	3,080,203	12,890,112	11,902,520	714,494	227,283	355,076
15	Sep-14	725,665,880	3,280,070	13,585,635	10,300,945	1,199,834	95,236	384,413

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2013-D

Original Pool Characteristics

Closing Date	November 26, 2013	Scheduled Weighted Average Life(3)	2.43 years
Cutoff Date	November 1, 2013	Weighted Average Months After Origination (Seasoning)	7.3 months
Number of Receivables	67,609	Percentage New Vehicle(2)	87.37%
Initial Pool Balance	$1,526,999,131	Percentage Car(2)(4)	22.32%
Principal Balance		Percentage Light Truck(2)(4)	50.50%
Average	$22,586	Percentage Utility(2)(4)	25.86%
Highest	$97,657	Percentage Other(2)(4)	1.33%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	82.02%
Original Amount Financed		Ford F-150	29.15%
Average	$27,466	Ford Escape	9.37
Highest	$102,540	Ford F-250	9.09
Lowest	$1,200	Ford Fusion	7.60
Annual Percentage Rate (APR)		Ford F-350	6.89
Weighted average(1)	4.29%	Ford Edge	5.96
Highest	24.04%	Ford Focus	5.33
Lowest	0.00%	Ford Explorer	3.86
APR greater than or equal to 20 percent(2)	0.03%	Ford Mustang	2.53
Original Term		Ford Expedition	2.24
Weighted average(1)	62.6 months	Percentage in Top 5 States(2)(5)	37.78%
Original term greater than 60 months(2)	41.37%	Texas	16.28%
Longest	72 months	California	7.86
Shortest	6 months	Florida	6.04
Remaining Term		Michigan	3.81
Weighted average(1)	55.3 months	Illinois	3.79
Remaining term greater than 60 months(2)	32.36%	Weighted average(1) FICO® score(6) at origination	726
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	696

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-13	$1,457,560,682	$475	$36,871,758	$8,076,919	$34,666	$–	$–
2	Dec-13	1,392,743,914	45,511	32,826,926	10,641,820	741,984	–	–
3	Jan-14	1,330,496,242	136,586	31,643,424	9,720,349	804,134	63,535	–
4	Feb-14	1,277,531,609	383,218	24,369,441	8,455,022	620,563	209,920	32,449
5	Mar-14	1,225,042,769	650,687	22,905,196	10,258,127	756,400	40,158	189,963
6	Apr-14	1,178,593,047	844,003	18,824,192	9,002,209	1,034,324	33,661	150,325
7	May-14	1,134,305,440	1,095,646	17,692,617	10,393,590	780,480	254,657	158,927
8	Jun-14	1,090,843,308	1,309,409	17,124,629	10,252,137	1,111,462	195,460	298,926
9	Jul-14	1,047,621,542	1,561,605	17,084,955	10,940,840	1,060,755	216,424	334,031
10	Aug-14	1,007,813,922	1,962,112	15,418,635	11,680,023	1,125,356	160,168	242,825
11	Sep-14	967,176,233	2,241,834	15,550,198	10,502,966	1,370,685	334,174	327,009

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2014-A

Original Pool Characteristics

Closing Date	January 22, 2014	Scheduled Weighted Average Life(3)	2.43 years
Cutoff Date	January 1, 2014	Weighted Average Months After Origination (Seasoning)	7.3 months
Number of Receivables	72,484	Percentage New Vehicle(2)	88.27%
Initial Pool Balance	$1,646,197,310	Percentage Car(2)(4)	21.56%
Principal Balance		Percentage Light Truck(2)(4)	51.14%
Average	$22,711	Percentage Utility(2)(4)	26.11%
Highest	$93,814	Percentage Other(2)(4)	1.19%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	82.51%
Original Amount Financed		Ford F-150	29.15%
Average	$27,761	Ford Escape	9.62
Highest	$118,272	Ford F-250	9.46
Lowest	$1,064	Ford Fusion	7.42
Annual Percentage Rate (APR)		Ford F-350	7.19
Weighted average(1)	4.23%	Ford Edge	5.94
Highest	25.29%	Ford Focus	5.24
Lowest	0.00%	Ford Explorer	3.74
APR greater than or equal to 20 percent(2)	0.02%	Ford Expedition	2.40
Original Term		Ford Mustang	2.35
Weighted average(1)	62.7 months	Percentage in Top 5 States(2)(5)	38.30%
Original term greater than 60 months(2)	40.99%	Texas	16.56%
Longest	72 months	California	8.26
Shortest	6 months	Florida	6.30
Remaining Term		Michigan	3.75
Weighted average(1)	55.3 months	Pennsylvania	3.43
Remaining term greater than 60 months(2)	32.26%	Weighted average(1) FICO® score(6) at origination	728
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	697

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-14	$1,560,243,447	$762	$47,677,086	$7,565,710	$38,837	$–	$–
2	Feb-14	1,492,885,350	21,296	33,339,044	7,727,085	339,782	–	–
3	Mar-14	1,420,413,207	126,672	38,779,290	8,431,297	713,939	–	–
4	Apr-14	1,357,637,010	283,444	31,187,074	7,726,051	510,153	40,962	–
5	May-14	1,305,479,788	482,342	22,366,015	10,631,553	761,649	37,064	19,952
6	Jun-14	1,255,224,980	715,337	20,739,096	10,488,940	1,473,161	169,274	19,952
7	Jul-14	1,205,158,817	888,299	20,894,073	10,640,127	1,094,209	400,504	56,494
8	Aug-14	1,159,885,000	1,201,396	18,403,460	11,186,909	993,566	303,099	264,415
9	Sep-14	1,113,954,716	1,503,385	18,303,071	11,497,431	1,086,915	280,937	255,878

See page A-1 for footnotes

Ford Credit Auto Owner Trust 2014-B

Original Pool Characteristics

Closing Date	June 24, 2014	Scheduled Weighted Average Life(3)	2.28 years
Cutoff Date	June 1, 2014	Weighted Average Months After Origination (Seasoning)	10.9 months
Number of Receivables	81,628	Percentage New Vehicle(2)	88.78%
Initial Pool Balance	$1,648,176,733	Percentage Car(2)(4)	24.31%
Principal Balance		Percentage Light Truck(2)(4)	48.03%
Average	$20,191	Percentage Utility(2)(4)	26.59%
Highest	$94,877	Percentage Other(2)(4)	1.07%
Lowest	$254	Percentage of Top 10 Makes/Models(2)	80.94%
Original Amount Financed		Ford F-150	26.66%
Average	$28,013	Ford Escape	9.44
Highest	$106,854	Ford Fusion	8.73
Lowest	$1,366	Ford F-250	8.66
Annual Percentage Rate (APR)		Ford F-350	6.68
Weighted average(1)	4.02%	Ford Focus	6.07
Highest	24.49%	Ford Edge	5.92
Lowest	0.00%	Ford Explorer	3.87
APR greater than or equal to 20 percent(2)	0.02%	Ford Expedition	2.60
Original Term		Ford Mustang	2.31
Weighted average(1)	63.1 months	Percentage in Top 5 States(2)(5)	38.88%
Original term greater than 60 months(2)	42.82%	Texas	15.66%
Longest	72 months	California	8.61
Shortest	6 months	Florida	6.44
Remaining Term		Illinois	4.19
Weighted average(1)	52.2 months	Michigan	3.98
Remaining term greater than 60 months(2)	29.50%	Weighted average(1) FICO® score(6) at origination	726
Longest	72 months	Weighted average(1) FICO® score(6) at origination
Shortest	2 months	for original term greater than 60 months	697

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month		Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-14	$1,568,535,771	$20,432	$39,344,985	$7,867,745	$–	$–	$35,126
2	Jul-14	1,493,031,958	66,904	36,260,453	9,261,125	423,449	–	–
3	Aug-14	1,423,565,840	186,407	34,412,016	9,192,247	609,185	–	–
4	Sep-14	1,359,355,846	391,753	28,555,363	10,573,290	873,544	234,589	–

See page A-1 for footnotes

Ford Credit Auto Owner Trusts

Asset Backed Notes

Ford Credit Auto Receivables Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page 7 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.

The issuing entities:

A new trust will be formed to be the issuing entity for each securitization transaction.

The assets of each trust will include:

•                              a pool of retail installment sale contracts secured by new and used cars, trucks and utility vehicles,

•                              collections on the receivables represented by those contracts,

•                              security interests in the financed vehicles,

•                              proceeds from claims on related insurance policies, and

•                              any other property identified in the prospectus supplement.

Each trust will issue asset-backed securities consisting of notes in one or more classes.

The notes:

•                              will be asset-backed securities payable only from the assets of the trust,

•                              may benefit from one or more forms of credit or payment enhancement, and

•                              will be debt obligations of the trust.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2014

READING THIS PROSPECTUS

AND A PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes to be issued by the Ford Credit Auto Owner Trusts, some of which may not apply to notes issued by a particular trust.

You should only rely on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the Securities and Exchange Commission, or “SEC” for any particular offering of notes.

This prospectus begins with the following brief introductory sections:

•                  Summary — provides an overview of the terms of the notes.

•                  Risk Factors — describes some of the risks of investing in the notes.

The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue the notes.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement.  The Table of Contents contains references to key topics.

An index of defined terms is at the end of this prospectus.

SUMMARY

This summary provides an overview of the most important terms of the notes.  It does not contain all of the information that may be important to you.  To understand fully the terms of the notes, you should read this prospectus, especially the “Risk Factors” beginning on page 7, and the prospectus supplement completely.

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Receivables Two LLC is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.

Issuing Entity

The depositor will form a separate issuing entity, or “trust,” for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.  Initially, the depositor will be the beneficiary of the trust.

Indenture Trustee and Owner Trustee

The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for the notes.

The Notes

The trust will issue one or more classes of notes under an indenture between the trust and the indenture trustee.

The terms of the notes will be described in the prospectus supplement, including, for each class of notes, its:

•                  principal amount,

•                  interest rate or method of determining the interest rate, and

•                  final scheduled payment date.

The notes of one class may differ from the notes of another class in some respects, including:

•                  the timing and priority of payments, and

•                  whether interest and principal payments may be delayed or further subordinated upon the occurrence of specific events of default and the related consequences.

The priority of payments among the different classes of notes will be described in the prospectus supplement.

The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.

For a more detailed description of the features of the notes you should read “Description of the Notes” in this prospectus and the prospectus supplement.

Trust Assets

The primary asset of the trust will be a pool of retail installment sale contracts secured by new and used cars, trucks and utility vehicles.  These contracts are the “receivables” and the vehicles securing them are “financed vehicles.”  The purchasers of the financed vehicles who are responsible for making payments on the receivables are the “obligors.”

Ford Credit regularly purchases from motor vehicle dealers retail installment sale contracts that meet its credit underwriting standards.  For each securitization transaction, Ford Credit, as the sponsor, will sell a pool of receivables it has selected to the depositor and the depositor will then immediately sell those receivables to the trust.  The prospectus supplement will describe the criteria used to select the receivables.

In addition to the receivables, the trust assets will include:

•                  collections on the receivables applied on or after the cutoff date,

•                  funds and investments held in bank accounts of the trust,

•                  security interests in the financed vehicles,

•                  proceeds from claims on any insurance policies covering the financed vehicles or the obligors, and

•                  all of the trust’s rights under the transaction documents, including any credit or payment enhancements.

For a more detailed description of the trust assets, you should read “Receivables” in this prospectus and the prospectus supplement.

Credit and Payment Enhancement

The prospectus supplement will describe the features designed to protect noteholders against losses on the receivables and consequent delays or defaults in payments on the notes.  These features are called credit enhancement and may include:

•                  reserve accounts,

•                  excess spread,

•                  overcollateralization,

•                  yield supplement discount arrangements for low-APR receivables, or

•                  subordination of other notes issued by the trust.

The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders.  These features are called payment enhancement and may include:

•                  interest rate swaps, caps or floors,

•                  surety bonds,

•                  letters of credit, or

•                  liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus.

Servicing of the Receivables

Ford Credit will act as the “servicer” for the receivables.  The servicer is responsible for collecting payments on the receivables, administering payoffs, defaults and delinquencies, and repossessing and liquidating financed vehicles.  Ford Credit will also act as custodian and maintain custody of the receivables files.  The trust will pay the servicer a monthly servicing fee specified in the prospectus supplement.

For a more detailed description of the servicing of the receivables, you should read “Servicing the Receivables and the Securitization Transaction” in this prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have the option to redeem the notes by purchasing all the receivables owned by the trust on any payment date that the pool balance is less than an amount specified in the prospectus supplement.  This option is referred to as the servicer’s “clean up call” option.  The prospectus supplement will describe how the clean up call option works, the purchase price for the receivables and any conditions to its exercise by the servicer.

For a more detailed description of the servicer’s clean up call option, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in the prospectus supplement.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

The trust’s tax counsel identified in the prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:

•                  the offered notes will be treated as debt, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus and the prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes could limit your ability to resell them

If a secondary market for your notes does not develop, it could limit your ability to resell them.  This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have any assets or sources of funds other than the receivables and related property it owns and any external credit or payment enhancement described in the prospectus supplement.  Any credit or payment enhancement is limited.  Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person.  If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Performance of the receivables is uncertain

The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, Ford Credit’s underwriting standards at origination, Ford Credit’s servicing and collection strategies and changes in Ford’s marketing programs.  Consequently, the performance of the receivables cannot be predicted with accuracy.

Market factors may reduce the value of used vehicles, which could result in losses on your notes

Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles.  The pricing of used vehicles is affected by supply and demand for those vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands.  In addition, decisions by Ford with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models.  Any adverse impact on the resale value for repossessed vehicles could result in increased losses on the related receivables and losses on your notes.

The timing of principal payments on your notes is uncertain

Faster than expected rates of prepayments on the receivables will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes.  Prepayments on the receivables may occur as a result of:

• prepayments of receivables by obligors in whole or in part,

• liquidations due to default,

• receipts of proceeds from claims on any physical damage, credit life or other insurance policies covering the financed vehicles or the obligors,

• purchases by the servicer of receivables modified by the servicer or impaired by the servicer, and

• purchases of ineligible receivables by either the depositor or Ford Credit.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including Ford-sponsored vehicle marketing incentives that require obligors to finance with Ford Credit but then the obligors pay off their accounts within the first few months of the contract term.  No prediction can be made as to the actual prepayment rates that will be experienced on the receivables.

If you receive principal payments on your notes earlier than expected due to prepayments on the receivables at a time when interest rates are lower than interest rates would otherwise have been had those prepayments not been made or had those prepayments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes.  Similarly, if principal payments on your notes are made later than expected due to slower than expected prepayments or payments on the receivables, you may lose reinvestment opportunities.  In addition, if the notes were purchased at a discount and prepayments are slower than expected, your yield may be reduced.  You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations” in this prospectus and the prospectus supplement.

Interests of other persons in the receivables or the related financed vehicles could reduce funds available to pay your notes

If another person acquires an interest in a receivable or a related financed vehicle that is superior to the trust’s interest, the collections on that receivable or the proceeds from the sale of that financed vehicle may not be available to make payments on your notes.  If the trust does not have a perfected security interest in a receivable or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted receivable may be adversely affected.  Another person could acquire an interest in a receivable or a financed vehicle that is superior to the trust’s interest if:

•                  the trust does not have a perfected security interest in the receivable or the financed vehicle because Ford Credit’s security interest in the receivable or in the financed vehicle was not properly perfected,

•                  the trust does not have a perfected security interest in the financed vehicle in some states because the servicer will not amend the certificate of title to identify the trust as the new secured party,

•                  the trust’s security interest in the receivable or the financed vehicle is impaired because holders of some types of liens, for instance tax liens or mechanic’s liens, may have priority over the trust’s security interest, or a financed vehicle is confiscated by a government agency, or

•                  the trust does not have a perfected security interest in the receivable because Ford Credit has not maintained physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract.

Subordination will cause some classes of notes to bear additional credit risk

The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as interest rate hedge counterparties.  If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes.  Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not be an Event of Default until its final scheduled payment date

The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date.  Failure to pay principal on a note will not be an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

The trust will pledge the receivables to the indenture trustee to secure payment of the notes.  The Controlling Class will be entitled to declare an event of default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest).  The Controlling Class may, in some circumstances, direct the indenture trustee to sell the receivables after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full.  If your notes cannot be paid in full with the proceeds of a sale of the receivables, you will suffer a loss.

The Controlling Class may terminate the servicer following a Servicer Termination Event and may waive Servicer Termination Events.

Holders of notes that are not part of the Controlling Class will have no right to take any of these actions.  Only the Controlling Class will have these rights.  The Controlling Class may have different interests from the holders of other classes of the notes and will not be required to consider the effect of its actions on the holders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes — Events of Default — Remedies Following Acceleration” and “Servicing the Receivables and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

The servicer’s ability to commingle collections with its own funds could result in reduced or delayed payments on your notes

The servicer will be required to deposit collections on the receivables in the trust’s collection account within two business days of applying them to the obligor’s account or on a monthly basis, depending on its credit ratings.  Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the receivables with its own funds.  If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed.

Delays in collecting payments could occur if Ford Credit is not the servicer

If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed.  This could cause payments on your notes to be delayed.  Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in this prospectus in “Servicing the Receivables and the Securitization Transaction — Resignation and Termination of the Servicer.”

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes

If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your notes.  A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables because the sale of the receivables to the depositor was not a “true sale” or the assets and liabilities of the depositor should be consolidated with those of Ford Credit for bankruptcy purposes.  If a court were to reach this conclusion, payments on your notes could be reduced or delayed due to:

•                  the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the financed vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of receivables by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust.  If a court were to conclude that the transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the receivables but the receivables would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could cause losses or delays in payments on your notes.

Any bankruptcy or insolvency proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the receivables is considered a “true sale.”  For example:

•                       as noted above, the “automatic stay” may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, including the right to replace Ford Credit as servicer or the right to require it to repurchase receivables based on a breach of a representation, and/or

• Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreement, and not be required to perform its obligations under those agreements.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Matters Relating to Bankruptcy” in this prospectus.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the depositor or the trust, although the expectation is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime that would otherwise apply to Ford Credit, the depositor and the trust.

If the FDIC were appointed as receiver for Ford Credit, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in this prospectus.

The servicing fee may be insufficient to attract a replacement servicer

If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the pool balance, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the receivables.  In particular, the amount of the servicing fee will decline each month as the pool balance declines, but the servicing costs on each account will remain essentially fixed.  This risk is greatest toward the end of a securitization transaction when the pool balance has declined significantly.  A delay or inability to find a replacement servicer would delay collection activities on the receivables and could delay payments and reports to the noteholders and the indenture trustee, have an adverse impact on amounts collected on defaulted receivables and ultimately lead to losses or delays in payments on your notes.

Ford Credit’s failure to repurchase receivables that do not comply with consumer protection laws could result in losses on your notes

If any receivable does not comply with U.S. federal and state consumer protection laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable.  Also, some of these laws may provide that the assignee of a consumer contract (such as the trust) is liable to the obligor for any failure of the contract to comply with these laws.  Ford Credit must repurchase receivables that do not comply in all material respects with applicable laws.  If Ford Credit fails to repurchase those receivables, you may experience losses or delays in payments on your notes.

For a more detailed description of consumer protection laws relating to the receivables, you should read “Some Important Legal Considerations — Legal Considerations Relating to the Contracts and the Financed Vehicles — Consumer Protection Laws” in this prospectus.

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through motor vehicle dealers throughout the world.  Ford Credit’s primary financing products are:

•                  Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•                  Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•                  Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•                  payments on retail installment sale contracts and leases that it purchases,

•                  interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•                  payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued.  Ford Credit will be the servicer of the receivables and the securitization transaction and the administrator for the trust.  Ford Credit will be responsible for structuring each securitization transaction and selecting the transaction parties.  Ford Credit will be responsible for paying the costs of forming the trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction costs.

Ford Credit purchases retail installment sale contracts from motor vehicle dealers in the United States in the ordinary course of its business and selects the pool of receivables for each securitization transaction.  The criteria used by Ford Credit to select the receivables for securitization will be described in the prospectus supplement.

Ford Credit will make representations about the characteristics of the receivables sold to the depositor and sold by the depositor to the trust.  If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.

For more information about the representations and repurchase obligations, see “Transfers of the Receivables” in the prospectus supplement.

General Securitization Experience

Ford Credit has been securitizing its assets since 1988.

Ford Credit’s securitization programs are diversified among asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related vehicles.  Ford Credit participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France), Mexico and most recently China.  Ford Credit has also participated in the securitization markets in Japan and Australia.

In the United States, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions.  In addition to selling receivables to trusts making registered public offerings or private placements of asset-backed securities, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other purchasers.

Ford Credit securitizes its assets because the market for securitization of financial assets provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

U.S. Securitization Program for Retail Installment Sale Contracts

Ford Credit has had an active publicly-registered securitization program for retail installment sale contracts since 1989 and has issued asset-backed securities in more than 65 transactions under this program.  The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program.  Ford Credit has never received a demand to repurchase or replace any of the receivables underlying the asset-backed securities offered in this program due to a breach of representations relating to the receivables.  Repurchases of receivables due to Ford Credit’s discovery of a breach of representations have been immaterial in this program.  None of the asset-backed securities offered in this program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.

Origination, Purchasing and Underwriting

Ford Credit purchases completed retail installment sale contracts entered into between retail customers and motor vehicle dealers for the sale and financing of vehicles.  When a customer purchases a vehicle from a dealer, the customer and the dealer agree on the purchase price of the vehicle and the acquisition of any insurance, service contracts and other products.  If the customer elects to finance the vehicle through the dealer, the customer and the dealer decide on the amount to be financed, term, payment terms and finance charge rate, or APR, on the retail installment sale contract.  The amount financed is the purchase price of the vehicle less any vehicle trade-in and/or down payment and cash payments from marketing programs offered by Ford and Ford Credit, plus taxes, insurance, service contracts, dealer installed accessories, outstanding balances on prior leases or trade-in vehicles and other fees and charges the dealer agrees to pay on behalf of the customer.  The customer also chooses the day of the month on which monthly payments will be due and the first payment date, which generally must be within 45 days of the date the contract is signed.  The dealer will determine if the customer is eligible for and will be using any marketing programs offered by Ford and Ford Credit that impact the terms of the retail installment sale contract, such as marketing programs that allow the customer to defer payments for a limited time before beginning to make monthly payments.

Each customer that elects to finance through the dealer completes a credit application.  If the dealer is requesting Ford Credit to purchase the retail installment sale contract, the dealer submits the credit application electronically to Ford Credit through web-based systems together with information about the proposed terms of the retail installment sale contract.  Upon receipt of a credit application, Ford Credit automatically obtains a credit report on the applicant from a national credit bureau, which includes a credit score and other information.  Ford Credit generally selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area.  In a limited number of cases, the applicant is a business entity and a credit score is not available as discussed in “—Commercial Accounts,” below, and in an even more limited number of cases, a credit score is not available because an applicant does not have a sufficient credit history.  Ford Credit also automatically obtains other information including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in some cases, other available credit information.

The first step Ford Credit takes upon receipt of an application is to classify the applicant based on whether the applicant is an individual or business entity, the applicant’s credit profile and whether the vehicle is new or used.  This classification determines the particular origination scoring model to be used.  Ford Credit’s proprietary origination scoring models assess the creditworthiness of the applicant using the information provided on the applicant’s credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data and other information obtained by Ford Credit.  The origination scoring models are statistical tools used to differentiate credit applicants based on their probability of fully paying the amounts due under their contracts.  The origination scoring models assign a proprietary risk score for each applicant that is used in Ford Credit’s evaluation process.  The origination scoring models update the applicant’s risk score in real time throughout the evaluation and purchasing process if any of the inputs to the score change.  Using the origination scoring models does not eliminate credit risk.

Ford Credit’s origination scoring models were developed internally using experience with its consumer portfolio databases of millions of contracts originated over several decades to identify key variables that predict an applicant’s probability of fully paying the amount due under the contract.  Ford Credit regularly reviews its origination scoring models to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its retail portfolio.  Ford Credit develops new origination scoring models for its consumer, commercial and commercial line of credit applicants on a regular cycle plan.  Ford Credit may make adjustments to improve the performance of the origination scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables.

If an individual applicant has sufficient recent credit history, the credit bureau data used in Ford Credit’s origination scoring models includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation.  FICO® is a registered trademark of Fair Isaac Corporation.  Ford Credit uses FICO® scores designed specifically for automotive financing.  The FICO® score measures the likelihood that an applicant will become severely delinquent, and it is a significant factor in Ford Credit’s consumer origination scoring models.  FICO® scores range from 250 to 900.

After all information is obtained and a proprietary risk score has been generated, Ford Credit evaluates the application to determine whether to approve it.  Ford Credit’s decision process is based on a judgmental evaluation of the creditworthiness of the applicant, the credit application, the proposed terms of the contract, credit bureau information, proprietary risk score and other information.  The evaluation emphasizes the applicant’s ability to pay and creditworthiness focusing on payment, affordability, customer credit and stability as key considerations.  The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

To support consistent credit and purchase decisions and the overall quality of its portfolio, as discussed in “—Portfolio Quality,” below, Ford Credit has established purchase standards and procedures including purchase quality guidelines and risk factor guidelines to be used by its credit analysts.  Purchase quality guidelines establish targets for the purchase of lower and marginal quality contracts and may be set at different levels for different geographic market areas.  Risk factor guidelines provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures such as payment to income and debt to income ratios, loan to value ratios, FICO® score, vehicle age and mileage on used vehicles and contract term.  Risk factor guidelines and purchase quality guidelines are not strict limits or requirements and the credit analysts evaluating the applications determine whether there may be other factors with respect to an applicant, that in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience, good residency and employment stability validated through appropriate investigation and eligibility for marketing programs offered by Ford and Ford Credit.

Ford Credit has established procedures for determination and verification of income, employment and residency status for less creditworthy applicants.  Ford Credit uses performance monitoring software to improve process discipline and consistency of decisions.  Notwithstanding these guidelines, procedures and software, the judgment of the credit analyst is the most important aspect of Ford Credit’s evaluation and decision process.

All credit applications are automatically entered into Ford Credit’s electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently.  The electronic decisioning process evaluates eligible credit applications and approves or rejects them using logic that replicates the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit’s experience has resulted in credit analyst approval or rejection.  Ford Credit regularly reviews its electronic decisioning strategy and adjusts it in response to market conditions and the performance of its portfolio or to expand or contract the percentage of applications evaluated through the electronic decisioning process.  These adjustments may result in an increase or a decrease in the percentage of credit applications approved or rejected electronically.   Applications not approved or rejected in the electronic decisioning process are automatically assigned to a credit analyst for further evaluation.  Failure to be approved through the electronic decisioning process does not mean that an application does not meet Ford Credit’s purchasing standards.  Many high quality applications are evaluated and approved by a credit analyst although they were not approved by the electronic decisioning process.

Upon receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit’s purchasing standards.  Each credit application is reviewed separately and the credit analyst makes an individual decision based on the analyst’s assessment of the strengths and weaknesses of the application and may work with the dealer to arrive at acceptable contract terms for applications that cannot be approved as originally submitted.  The credit analyst may condition approval on the addition of a qualified co-obligor or guarantor or on modifications to the financing terms, such as a higher cash down payment or a less expensive vehicle.  For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, Ford Credit may verify the identity, employment and other applicant information before the decision is made.

Each credit analyst is assigned a specific dollar approval level.  These levels are based on an applicant’s total outstanding balances with Ford Credit.  More experienced analysts are assigned higher approval levels.  More senior personnel review or approve any credit application that exceeds the analyst’s approval level.  More senior personnel also review or approve credit applications that contain specific characteristics or that have specific combinations of characteristics identified in Ford Credit’s risk factor guidelines.  Ford Credit’s credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve any credit application or purchase any contract that would not otherwise be approved or purchased through Ford Credit’s decision process.

Credit and purchase decisions are communicated to the dealer electronically.  Approvals and rejections made through the electronic decisioning process are communicated in seconds.  For credit applications not electronically approved or rejected, Ford Credit typically makes a decision within 20 minutes of receipt of an application.  Less creditworthy applicants may require additional investigation and take longer before a decision can be made.  Over 95% of Ford Credit’s decisions are made within one hour of receipt of an application.

For approved credit applications, dealers must submit retail installment sale contracts, whether completed in a tangible or electronic format, on forms approved by Ford Credit.  After the dealer submits a completed contract, Ford Credit personnel and its origination system confirm that the terms of the contract are consistent with the application approval and check for specific errors apparent in the disclosures made by the dealer, such as the calculation of the APR.  If the contract is consistent with the approval but contains minor errors, Ford Credit may purchase the contract and send a correction notice to the obligor, or obtain a signed modification from the obligor.  If the contract is not consistent with the approval or has more significant errors, Ford Credit returns it to the dealer for correction or a new contract.  Each dealer signs an assignment agreement representing that it made all required disclosures and all disclosures made by the dealer are correct.  For disclosures that Ford Credit cannot review because the error would not be apparent in the contract, it relies on the representations made by the dealer in the assignment agreement.  The assignment agreement requires the dealer to apply immediately for a title that includes Ford Credit’s lien.  Ford Credit tracks titles to determine if its lien has been noted.

As part of the approval process, Ford Credit establishes a “dealer discount rate” that is used to calculate Ford Credit’s purchase price for the contract.  This dealer discount rate is determined based on a combination of Ford Credit’s proprietary risk score and the applicant’s FICO® score and the term of the contract.  For commercial applicants that do not have a FICO® score, the dealer discount rate is determined exclusively by Ford Credit’s proprietary risk score.  If the contract APR exceeds the dealer discount rate by more than the limits established by Ford Credit, then Ford Credit either will not purchase the contract or will reduce the APR to meet Ford Credit guidelines.  In the case of low-APR contracts, the dealer discount rate will match the low APR established by Ford.  In some cases Ford Credit may approve an application for a contract with an APR lower than Ford Credit’s dealer discount rate.  These rate concessions generally are granted to allow dealers to offer lower APRs to qualified applicants who could obtain lower rates from other financing providers or to resolve a discrepancy in the originally quoted dealer discount rate.  Ford Credit also offers marketing programs where the dealer discount rate is determined primarily on the basis of specific applicant or contract characteristics rather than exclusively on the risk scores and credit scores.  These programs are generally offered to attract specific types of applicants or to promote sales of specific Ford vehicles.

Ford Credit pays the dealer a purchase price for the contract generally equal to the amount financed on the contract plus one or more of a set fee, a percentage of the amount financed and a portion of the finance charge on the contract.  The portion of the finance charge earned by the dealer is generally calculated using the difference between the dealer discount rate set by Ford Credit and the APR on the contract.

Ford Credit’s standard policy is to purchase contracts with terms up to 75 months.  Most contracts purchased by Ford Credit are for new Ford vehicles and most are with individuals who use the financed vehicle for personal use.  Ford Credit also purchases contracts for used vehicles, including certified pre-owned vehicles.  A certified pre-owned vehicle must satisfy manufacturer-established mileage limits, condition requirements and routine maintenance standards and typically is still covered by the manufacturer’s warranty.  Certified pre-owned vehicles are eligible for manufacturer sponsored incentive marketing programs.

Ford Credit classifies vehicles into categories.  The car category includes sedans, hatchbacks and coupes.  The light truck category includes vans, minivans and light pick-up trucks.  The truck category includes medium and heavy trucks with specialty bodies.  The utility category includes wagons, SUVs and cross-overs.

Contracts purchased by Ford Credit are either completed in tangible, paper form and are physically signed by the obligor or are completed in electronic form and are electronically signed by the obligor.  Ford Credit maintains possession of the tangible contracts in secured areas or facilities with limited access through a third party vendor.  The electronic contracts are stored in a specially-designed computer system maintained by a third party vendor that identifies Ford Credit as the owner and establishes Ford Credit’s “control” of the electronic contracts.

Purchased contracts and related documents are electronically imaged.  For electronic contracts, a separate image of the original contract is created for servicing purposes.  Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted.  Additional documents obtained during servicing are also added to the imaged file.

Commercial Accounts

Some of the retail contracts purchased by Ford Credit are for customers who are either business entities or individuals who use the financed vehicles for commercial purposes.  Commercial customers may have multiple vehicles financed with Ford Credit.  Ford Credit’s origination scoring models for commercial applicants that are business entities include factors relevant to businesses and data available through commercial credit bureaus.  Consumer credit bureaus do not provide data or FICO® scores for business entities.  While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO® scores.  Commercial credit bureau scores, when available, have been used in Ford Credit’s origination scoring models since the second quarter of 2008.  Commercial applications that include individuals as the applicant, co-applicant or guarantor are scored using origination scoring models that include the individual’s FICO® score.  Similar to purchase decisions for personal use applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial vehicles may have specialty bodies or equipment added and are often put to more demanding uses, which may reduce the resale value of the financed vehicle.  For these reasons, Ford Credit’s purchase standards are often different for commercial applicants, such as by requiring larger down payments and shorter terms.  A portion of commercial customers have lines of credit that allow the customer to finance multiple vehicles up to the approved amount under pre-established terms subject to some conditions.  Credit decisions for lines of credit are performed on at least an annual basis and include review of financial statements and may require guaranties of the contracts financed under the line of credit as a condition of approval.

The most significant difference between commercial contracts and other contracts is that commercial contracts may be included in a separate cross collateral agreement.  These agreements allow Ford Credit to enforce collection and repossession rights against some or all contracts and financed vehicles with the same customer even if payments for some contracts are current.  Payments or other amounts, such as repossession sale proceeds, received that relate to a specific contract generally are applied first to that contract.  Excess amounts collected for one contract may be applied to other contracts with the same customer to reduce losses.

Occasionally, Ford Credit will make a direct loan to a dealer to purchase a vehicle for dealership use, such as transporting parts or customers whose vehicles are being serviced.  Although Ford Credit generally underwrites these loans in the same manner as it underwrites other commercial contracts, they are documented in a note and security agreement directly between Ford Credit and the dealer rather than a retail installment sale contract purchased from the dealer.

Portfolio Quality

Ford Credit uses its purchasing standards to manage the overall quality of its portfolio of retail installment sale contracts.  More senior personnel regularly review the purchase decisions of credit analysts after a contract has been purchased to ensure the purchase decisions are consistent with Ford Credit’s purchasing standards and to monitor and ensure purchase quality.  In addition, a specific auditing group within Ford Credit performs regular audits to review the underwriting process and compliance with company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality contracts, and to provide ongoing training for credit analysts.  These reports are generated at a number of levels including total company, geographic region, business center, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its credit decisions and purchasing standards.  If external economic factors, credit loss or delinquency experience, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards and procedures, including purchase quality guidelines and risk factor guidelines, in order to change the quality of its portfolio or to achieve other goals and business objectives.

U.S. Servicing Experience

Ford Credit will service the receivables and the securitization transaction.  Ford Credit has been the servicer for its public retail securitization program since its inception in 1989.  None of the asset-backed securities in that program have experienced any losses or events of default.  There have not been any instances of material noncompliance with the servicing criteria in this program.

Ford Credit services all the receivables it originates, including receivables sold in securitizations and other structured financings.  Ford Credit uses technologies and has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all receivables.  These technologies, practices and procedures are described in “— Servicing and Collections” below.  Servicing personnel do not know if a receivable they are servicing has been sold in a securitization transaction.

Ford Credit’s servicing and collections systems maintain records for all receivables, track application of payments and maintain relevant information on the obligors and account status.  The systems also capture communications with obligors and allow management to review collection personnel activities.

Ford Credit will be responsible for all servicing functions for the receivables.  As is customary in the servicing industry, Ford Credit engages vendors, including affiliates, to perform some servicing processes.  These processes include processing monthly lockbox payments from customers, providing telephonic payment systems, monitoring notation of lien on title for financed vehicles, imaging customer documents, storing paper and electronic contracts, providing customer communications and notifications and early stage collections support and performing data entry and administrative functions.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to obligor accounts.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts.  Ford Credit uses web-based auctions and auction houses engaged by Ford to prepare and sell repossessed vehicles at auction.  These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established Ford Credit procedures.

As servicer of the securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General.  Ford Credit services the receivables from its centralized business centers and specialty servicing centers in the United States.  Ford Credit’s servicing operations are divided into three areas —

account services, collections and vehicle liquidations.  The account services area handles non-collection related customer requests.  The collections area has two main functions — early stage delinquency, which includes account maintenance and late stage delinquency, which focuses on loss prevention.  Ford Credit has a specialty service center for charged off accounts.  Ford Credit also has a centralized customer service center for inbound customer inquiries and early stage collections support.  Ford Credit uses specialty teams in its servicing operations for functions such as total loss insurance claims, vehicle skip tracing, multiple account customers, accounts with bankrupt customers and repossession reinstatements.  One or more of these functions may be located in a single center.

Ford Credit encourages obligors to make payments electronically, including through direct debit or telephonic or online payment systems.  Obligors may enroll in a variety of recurring and one-time automated clearinghouse or “ACH” programs that debit funds directly from their bank accounts.  Obligors who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.  Most banks convert checks into ACH items, which speeds up processing time.

Ford Credit applies almost all payments that are received prior to the designated processing time on each business day to an obligor’s account on the day payment is received.  By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account.  A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

Most of the receivables are paid without any additional servicing or collection efforts.  Ford Credit uses behavior scoring models to assess the probability of payment default for each receivable and implements collection efforts based on its determination of the credit risk associated with each obligor on the payment due date.  The behavior scoring models assess a number of variables including origination characteristics, customer history, payment patterns and periodically updated credit bureau information.  Based on data from the behavior scoring models, contracts are grouped by risk category for collection.  These categories determine how soon an obligor will be contacted after a payment becomes delinquent, how often the obligor will be contacted during the delinquency and how long the account will remain in early stage collections before it is transferred to late stage collections where a more experienced customer service representative follows the account until the delinquency is resolved.  Ford Credit develops new behavior scoring models on a regular cycle plan and regularly reviews the models to confirm the continued business significance and statistical predictability of the variables.  Ford Credit may make adjustments to improve the performances of the behavior scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of select variables.  Ford Credit’s collection operations are supported by workforce scheduling software, call monitoring software, auto dialing technology, collection systems and workflow operating systems.

Ford Credit will attempt to contact an obligor with a delinquent account to determine the reason for the delinquency and identify the obligor’s plans to resolve the delinquency.  Most delinquent accounts are resolved because the obligor makes the past due payment.  If the obligor cannot make the past due payment Ford Credit frequently will extend the contract to allow an obligor to continue to make the normal monthly payments or the obligor may request and process a payment extension online.  A payment extension defers one or more past due payments and moves the scheduled maturity date by the number of months extended.  The length of the payment extension is typically one month, however extensions of up to three months may be granted and multiple payment extensions may be given over the term of the contract.  Following a payment extension, the account generally is no longer considered delinquent.  Ford Credit will generally grant a payment extension if the obligor’s payment problem is temporary, the obligor has an income source for making the next payment and the obligor has made at least one payment since contract inception and at least six payments between payment extensions.  A payment extension that does not comply with these guidelines must be approved by appropriate personnel and exceptions to the guidelines are reviewed regularly by servicing managers.  When allowed by state law, Ford Credit usually collects a fee on extensions and additional interest will be earned on the extended contracts.

Alternatively, Ford Credit may rewrite a contract if the obligor cannot make the past due payments.  A rewrite is a refinancing of the obligor’s outstanding balance typically with a longer contract term and sometimes a different interest rate.  Ford Credit’s guidelines for granting rewrites include requirements that the obligor has a stable source of income and that all original parties remain on the contract and sign an amendment to the contract unless special approval is obtained.  Ford Credit may reschedule an obligor’s payments if the obligor makes a large prepayment or a large insurance payment is received.  A reschedule generally means a reduction of the amount of the monthly payment over the same contract term.

From time to time Ford Credit may offer promotional extensions to obligors whose contracts meet the eligibility criteria established by Ford Credit, including limits on delinquency.  For example, an extension of up to three months may be offered to obligors who live in an area affected by a natural disaster.  Ford Credit also may offer seasonal extensions and administrative extensions for one month.

An obligor may be allowed to change the monthly payment due date typically by not more than 30 days, if, for example, the day on which the obligor gets paid changes.  A due date change is not allowed for accounts more than 30 days delinquent.

Occasionally, a new obligor may assume the obligations under a retail installment sale contract with the original obligor either still liable or released from the terms of the contract.  In rare instances, substitution of the financed vehicle is permitted.

Ford Credit uses periodic management reports on delinquencies, extensions, rewrites and other measurements and operating audits to maintain control over the use of collection actions.  Ford Credit’s servicing policies and procedures may change over time.  Ford Credit regularly tests new servicing procedures on controlled portions of its receivables to develop and refine its servicing procedures.  Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the obligor.  If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.

Repossession and Charge Off.  Ford Credit makes reasonable efforts to collect on delinquent contracts and to keep contracts current.  Repossession is considered only after other collection efforts have failed.  While some obligors voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle.  On average, Ford Credit repossesses the financed vehicle when the account is between 55 and 70 days delinquent, but may repossess earlier or later depending on the risk of the account or other circumstances.  Following repossession, the obligor may redeem the vehicle and, in some states, may reinstate its contract under a mandatory reinstatement right before the vehicle is sold.  In order to minimize credit losses, Ford Credit may allow some obligors to reinstate their contracts even in states where the reinstatement right does not apply.

The vast majority of repossessed vehicles are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the contract.  Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds, which equals gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicle to auction.  On average, vehicles are sold at auction within 35 to 45 days of repossession.  A small number of repossessed vehicles are sold through other means.  For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.  Also, some vehicles with a limited resale market, such as some medium and heavy trucks and vehicles with specialty equipment, may be sold through a targeted bidding process to maximize proceeds from the sale.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the obligor.  In a limited number of cases, an obligor or a financed vehicle cannot be located after skip tracing and the remaining balance owed by the obligor is charged off as a skip account.  Ford Credit may charge off the remaining balance owed by the obligor if the cost of collection exceeds the balance owed by the obligor and will not pursue further collection of the contract.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off contracts.  Collection activities generally are continued until the contract is paid or settled in full, the contract is determined to be uncollectible due to bankruptcy of the obligor or for other reasons, the obligor dies without a collectible estate or the applicable statute of limitations expires.  Ford Credit may sell charged off contracts as a final effort to realize value.

Ford Credit may release the security interest in the financed vehicle to an insurer in order to receive proceeds from insurance covering the financed vehicle or following repossession of the vehicle, discounted settlement of the contract or abandonment of its rights in the financed vehicle, in each case according to its policies and procedures.

Bankruptcy Accounts.  When Ford Credit is notified that an obligor has filed for bankruptcy, the account is moved to its specialty service center for accounts with bankrupt obligors.  Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit Ford Credit from taking any collection action against the obligor or the financed vehicle without court approval.  In a Chapter 7 bankruptcy, the most common form of bankruptcy, the obligor is generally required to reaffirm its obligations, redeem the financed vehicle for a lump sum or return the financed vehicle.  If a contract is reaffirmed by the obligor, it will be returned to normal servicing.  In a Chapter 13 bankruptcy, the plan of reorganization usually requires the obligor to make payments over a two to five year period.  The payments required will be based on either the full contract balance or the value of the financed vehicle at the time of bankruptcy, depending on the time between the obligor’s purchase of the financed vehicle and the bankruptcy filing and whether the debt was incurred for personal or other use.  When the payments required under the plan of reorganization are completed, the obligor will receive a discharge from liability for any remaining balance under the contract.  Ford Credit will charge off any remaining balance.

DEPOSITOR

Ford Credit Auto Receivables Two LLC, or the “depositor,” is a Delaware limited liability company created in January 2001.  Ford Credit is the sole member of the depositor.  The depositor was created for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to trusts for securitization transactions.

The depositor will make representations about the characteristics of the receivables sold to the trust.  In addition, the depositor will represent that it owns the receivables free of any liens or claims.  If any of the depositor’s representations proves to have been untrue when made and the breach has a material adverse effect on any receivable, the depositor must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.  In addition, the depositor must enforce Ford Credit’s repurchase obligation described above under “Sponsor and Servicer — General.”  The prospectus supplement will contain a more detailed description of the representations made by the depositor and its obligation to repurchase receivables.

The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust assets.

The depositor will pay the administrator’s annual fees and indemnify the underwriters against specific civil liabilities as described in this prospectus in “Plan of Distribution.”  If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.

Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.  The depositor may also retain all or a portion of any class of notes issued by a trust.

ISSUING ENTITY

The depositor will create a separate issuing entity for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.

The purposes of the trust will be to:

•                  acquire and hold the receivables and other trust assets,

•                  issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•                  make payments on the notes,

•                  issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

•                  engage in other related activities to accomplish these purposes.

The trust may not engage in any other activities and may not invest in any other securities or make loans to any persons.

The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest in the trust (a) certifies that the amendment will not have a material adverse effect on the notes and (b) delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.  The trust agreement may also be amended with the consent of a majority of each class of notes outstanding (with each class voting separately, except that the Class A notes will vote together as a single class).

The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

Ford Credit will be the administrator of the trust under an administration agreement.  The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents. These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of events of default, preparing and filing reports with the SEC, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the sale and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The depositor will pay the administrator an annual administration fee.

The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee.  In specific circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of the Controlling Class, may terminate the administrator.  No resignation or termination of the administrator will become effective until a successor administrator is in place.

OWNER TRUSTEE

The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.

The owner trustee’s main duties will be:

•                  creating the trust by filing a certificate of trust with the Delaware Secretary of State,

•                  maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

•                  executing documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to begin, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent those amounts have not been paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the owner trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits to the reserve account are made.  Following an Event of Default, however, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or specific rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not paid by the trust, the depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

The trust agreement will terminate when:

•                  the last receivable has been paid in full, settled, sold or charged off and all collections have been applied, or

•                  the trust has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

INDENTURE TRUSTEE

The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

The indenture trustee’s main duties will be:

•                  holding the security interest in the receivables and other trust assets on behalf of the noteholders,

•                  administering the trust bank accounts,

•                  enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

•                  acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•                  acting as note paying agent to make payments from the trust bank accounts to the noteholders and others, and

•                  notifying the noteholders of an Event of Default.

Except in limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of the Controlling Class must, begin proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, begin foreclosure proceedings and, in some circumstances, sell the receivables.

The indenture trustee’s standard of care changes depending on whether an Event of Default has occurred.  Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the indenture trustee.  Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any interest rate hedge counterparties.

For a description of the rights and duties of the indenture trustee after an Event of Default and upon acceleration of the notes you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

The indenture trustee must mail an annual report to the noteholders if specific events stated in the Trust Indenture Act have occurred during the prior year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.

The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture.  The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties and pay any indemnities due to the indenture trustee, to the extent those amounts are not otherwise paid or reimbursed by the depositor or administrator.  The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the indenture trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits to the reserve account have been made.  Following an Event of Default, however, all indenture trustee fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the receivables.

The indenture trustee may resign at any time by notifying the trust.  The holders of a majority of the note balance of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or specific rating conditions.  No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place.  If not paid by the trust, the depositor will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.

RECEIVABLES

Trust Assets

The primary assets of the trust will be a pool of receivables consisting of retail installment sale contracts secured by new and used cars, trucks and utility vehicles.  On the closing date for a securitization transaction, Ford Credit will sell the receivables and other related assets to the depositor, and the depositor will sell the receivables and other related assets to the trust.  The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any interest rate hedge counterparties.

The trust assets will be:

•                  the receivables and collections on the receivables applied on or after the cutoff date,

•                  funds and investments in bank accounts of the trust,

•                  security interests in the financed vehicles,

•                  proceeds from claims on any insurance policies covering the financed vehicles or the obligors,

•                  rights under the transaction documents, including rights to any credit or payment enhancements described in the prospectus supplement,

•                  any rebates of costs or premiums on cancelled extended warranty protection plans, physical damage, credit life or disability insurance policies or similar products included in the amount financed, and

•                  all proceeds of the above.

Additional Information About the Receivables

The prospectus supplement will contain additional information about the receivables, including:

•                  the number, aggregate principal balance and average principal balance of the receivables,

•                  the weighted average APR, original and remaining terms,

•                  the scheduled weighted average life, and

•                  the geographic distribution, credit score distribution, make, model and vehicle type distribution, interest rate distribution and other composition characteristics for the receivables.

The “initial pool balance” for each trust will be the aggregate principal balance of the receivables on the cutoff date.  The “pool balance” as of the last day of any month will be the aggregate principal balance of the receivables on that day excluding purchased receivables.  The “principal balance” of a receivable as of the cutoff date or the last day of any month means the amount financed, less:

•                  collections applied to reduce the principal balance of the receivable, and

•                  any amounts charged off on the receivable.

Static Pool Information — Prior Securitized Pools

Ford Credit will provide static pool information about its prior securitized pools of retail installment sale contracts in an annex to the prospectus supplement.

Types of Receivables

All of the receivables will be simple interest receivables.  A “simple interest receivable” amortizes the amount financed or principal of the receivable over a series of payments.  Payments under a simple interest receivable are applied first to interest accrued to the date of payment and then to reduce the principal balance.  Each payment consists of interest and a portion of the principal.  The interest amount of any payment is calculated by multiplying the unpaid principal balance of the receivable by its APR and by the period elapsed (as a fraction of a calendar year) since the prior payment was paid.  The principal amount of any payment will be equal to the remainder of the payment.  A simple interest receivable may be prepaid without penalty.  The obligor will be required to pay interest on the receivable only to the date of prepayment.

If an obligor makes a payment before its scheduled due date, the portion of the payment allocable to interest will be less than it would have been had the payment been made as scheduled because less interest will have accrued, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an obligor makes a payment after its scheduled due date, the portion of the payment allocable to interest will be greater than it would have been had the payment been made as scheduled because more interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly less.

All of the receivables will require equal monthly payments.  The obligor pays a fixed monthly payment until the final scheduled payment date, at which time the amount of the final payment is increased or decreased as necessary to repay the then unpaid principal balance due to the timing of payments made over the term of the contract, payment extensions or partial prepayments.

SERVICING THE RECEIVABLES AND THE SECURITIZATION TRANSACTION

Servicing Duties

Under the sale and servicing agreement, the servicer’s main duties will be:

•                  collecting and applying all payments made on the receivables,

•                  investigating delinquencies,

•                  sending invoices and responding to inquiries of obligors,

•                  processing requests for extensions and modifications,

•                  administering payoffs, defaults and delinquencies,

•                  repossessing and then selling financed vehicles,

•                  maintaining accurate and complete accounts and computer systems for the servicing of the receivables,

•                  furnishing monthly investor reports and instructions to the indenture trustee, and

•                  providing the custodian with updated records for the receivable files.

Servicing Fees

The servicer will earn a servicing fee each month equal to 1% of the pool balance as of the first day of the month, unless another percentage is specified in the prospectus supplement.  In addition, the servicer will retain any late fees, extension fees and other administrative fees received from obligors and receive investment earnings on funds in the trust bank accounts.  If specified in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged off accounts.  The servicer will be entitled to reimbursement for fees and expenses paid to third parties related to the repossession and disposition of financed vehicles as well as for continued collection activities on charged off accounts.  The servicer may net these fees and expenses from collections deposited to the collection account.

Servicer Modifications and Obligation to Purchase Receivables

The servicer will follow its policies and procedures in servicing the receivables.  As part of its normal collection efforts, the servicer may waive or modify the terms of any receivable, including granting payment extensions and rewriting, rescheduling or amending any contract or waiving late fees, extension fees or other administrative fees.  The servicer will purchase a receivable from the trust if the servicer makes certain modifications including if it grants payment extensions resulting in the final payment date of the receivable being later than the final scheduled payment date of the most junior class of notes issued by the related trust.  The servicer will also purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled due dates of the receivable.  However, the servicer will not be obligated to replace any modified receivables, and the servicer will not be required to purchase any modified receivable if the modification was required by law or court order, including by a bankruptcy court.  Ford Credit’s servicing systems identify these types of modifications and will automatically purchase the modified receivable at the end of the month in which the modification is made.  The purchase price will be equal to the principal balance of the receivable plus 30 days of interest at the applicable APR prior to the modification, which will be deposited by the servicer to the collection account.  For modifications or waivers that do not result in a purchase of the receivable, Ford Credit does not expect that these changes or waivers will affect materially the cash flows on the receivables.

For more information about the servicer’s policies and procedures for servicing the receivables, including extensions and rewrites, you should read “Sponsor and Servicer — Servicing and Collections” in this prospectus.

The servicer must maintain perfection of the trust’s security interest in each receivable and Ford Credit’s security interest in the related financed vehicle until the receivable is paid in full or repurchased, except in limited circumstances.  For a charged off receivable, the servicer may release the security interest in a sale of charged off receivables and as permitted by the servicer’s policies and procedures.  If the servicer fails to maintain perfection of the trust’s security interest in the financed vehicle or otherwise impairs the rights of the trust or the noteholders in the receivable (other than according to its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month that a responsible person of the servicer obtained actual knowledge or was notified of the impairment, the servicer must purchase the receivable from the trust.  The purchase price will generally be the principal balance of the receivable plus 30 days of interest at the applicable APR, which will be deposited by the servicer to the collection account.

For more information about the servicer’s policies and procedures for releasing the security interest in the receivable, you should read “Sponsor and Servicer — Repossession and Charge Off” in this prospectus.

Trust Bank Accounts

For each trust, the servicer will establish a collection account and will deposit all collections on the receivables and the purchase price for any receivable purchased by the servicer in the collection account.  The servicer may also establish additional bank accounts, including a reserve account or accounts from which payments to the noteholders will be made.  All trust bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the collection account will be invested in highly rated short-term investments that mature on or before the payment date on which the collections are to be distributed.  Funds in a reserve account will be invested in these highly rated short-term investments.  Investment earnings on funds in the trust bank accounts will be paid to the servicer each month.  The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default.  The trust may invest the funds in the trust bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.

The servicer will have no access to the funds in the trust bank accounts.  Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the noteholders or to pay investment earnings to the servicer.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Deposit of Collections

On or before each payment date, the servicer will deposit all collections on the receivables for the prior month in the collection account.  In general, Ford Credit will deposit all collections in the collection account within two business days of applying them to the obligors’ accounts, except that net recoveries on charged off accounts will generally be deposited on a monthly basis.  If Ford Credit’s short-term unsecured debt is rated equal to or higher than “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by S&P, as applicable for each rating agency hired to rate the notes, and provided that no Servicer Termination Event has occurred, Ford Credit may deposit collections in the collection account on the business day before each payment date.  Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit collections and other amounts in the collection account each month net of the servicing fee payable to the servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.

Reporting Obligations of Servicer

Monthly Investor Report.  The servicer will prepare a monthly investor report containing information about payments to be made on the notes and the performance of the receivables, as described in the prospectus supplement.

Annual Compliance Reports.  The servicer will prepare or obtain a number of reports, statements or certificates for each trust as described in the prospectus supplement.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the trust and the indenture trustee and will maintain a receivables file for each receivable.  A receivables file will include originals or copies of the retail installment sale contract, credit application, certificate of title and other documents relating to the receivable, obligor and financed vehicle.  Each receivables file will be maintained separately, but will not be segregated from other similar receivables files or stamped or marked to reflect the sale to the trust while Ford Credit is servicing the receivables.

Delegation of Duties

While Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or affiliates of Ford.  The servicer or custodian may perform any of its duties through subcontractors.  No delegation or subcontracting will relieve Ford Credit of responsibility for its duties and Ford Credit will remain responsible for its duties.  Ford Credit will be responsible for paying the fees of any subcontractors it employs except for fees and expenses charged to obligor accounts or netted from collections.

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it is willful misconduct, bad faith or negligence in the performance of its duties.  The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability.  The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence in the performance of its duties as servicer.

Amendments to Sale and Servicing Agreement

The sale and servicing agreement may be amended without the consent of the noteholders if the depositor, the servicer or the issuing entity (a) certifies that the amendment will not have a material adverse effect on the notes and (b) delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.  The sale and servicing agreement may also be amended with the consent of a majority of each class of notes outstanding (with each class voting separately, except that the Class A notes will vote together as a single class).

No amendment to the sale and servicing agreement may, without the consent of all affected noteholders,

•                  change the amount, timing or priority of distributions required to be made to the noteholders,

•                  reduce the percentage of noteholders that are required to consent to an amendment, or

•                  change the amount required to be held in the reserve account.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer for the trust that will issue the notes unless it is no longer permitted to perform its duties under law.  No resignation will become effective until a successor servicer has assumed Ford Credit’s servicing obligations.

Each of the following events will be a “Servicer Termination Event” under the sale and servicing agreement:

•                  failure by the servicer to deposit any collections, payments or other amounts that continues for five business days after it receives notice of the failure from the owner trustee or the indenture trustee or a responsible person of the servicer learns of the failure, unless:

—           the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to remedy it, or

—           the failure relates to an amount no greater than 0.05% of the outstanding principal balance of notes issued by the trust and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of the failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.

•                  failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the notes and continues for 90 days after it receives notice of the failure from the owner trustee, the indenture trustee or the holders of at least 25% of the note balance of the Controlling Class,

•                  bankruptcy of the servicer, and

•                  any other event described in the prospectus supplement.

The holders of a majority of the note balance of the Controlling Class may waive any Servicer Termination Event.

As long as a Servicer Termination Event remains unremedied, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may terminate the servicer for the trust.  If a successor servicer is not appointed by the date indicated in the notice of termination, the indenture trustee automatically will become the successor servicer and will be entitled to the original servicer’s compensation arrangements.  If the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle receivables.  The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the sale and servicing agreement.

If a bankruptcy trustee or similar official is appointed for the servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from terminating the servicer.

The servicer will agree to cooperate to effect a servicing transfer and make available its records on payments on the receivables and the receivable files.  The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the receivables from Ford Credit and for any other purpose described in the prospectus supplement.  The use of the net proceeds from the sale of any notes issued by the trust after the original closing date will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes generally will be determined by the rate at which the principal balances of the receivables are paid.  An increase in prepayments on the receivables will decrease the weighted average life of the notes.  “Prepayments” on the receivables will occur in the following circumstances:

•                  Prepayments on receivables — obligors may prepay their retail installment sale contracts in full or in part at any time without penalty,

•                  Rebates for cancelled items — rebates on cancelled service contracts, insurance and similar products included in the amount financed of the receivable may be received,

•                  Defaults — liquidation proceeds on defaulted receivables may be received,

•                  Insurance proceeds — proceeds from claims on any insurance policies covering the financed vehicles or the obligors may be received,

•                  Repurchases of receivables by Ford Credit and the depositor — Ford Credit and the depositor may be required to repurchase ineligible receivables from the trust upon breaches of representations as described in the prospectus supplement in “Transfers of the Receivables — Obligation to Repurchase Receivables on Breach,”

•                  Purchases of receivables by the servicer — the servicer may be required to purchase receivables if the servicer fails to maintain the security interest of the trust in the financed vehicles or otherwise impairs the rights of the trust or the noteholders in the receivables or if the servicer makes modifications to the receivables as described in this prospectus in “Servicing the Receivables and the Securitization Transaction — Servicer Modifications and Obligation to Purchase Receivables,” and

•                  Clean up call option — the servicer will have the option to purchase the receivables from the trust on any payment date on which the pool balance has declined to the amount specified in the prospectus supplement.

No assurance can be made of the amount of principal payments that will be made on the notes on each payment date because that amount will depend primarily on the amount of principal payments, including prepayments, on the receivables during the prior month.

In Ford Credit’s experience, prepayments on retail installment sale contracts occur primarily when obligors decide to purchase new vehicles, obligors finance with Ford Credit to obtain specific Ford-sponsored vehicle marketing incentives that require Ford Credit financing and pay off their accounts within the first few months of the contract term, defaulted contracts are liquidated or insurance proceeds are received after the financed vehicle is determined to be a total loss.  Unlike other asset classes, such as residential mortgage loans, retail installment sale contracts for the purchase of cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.  The short-term nature and smaller principal amount of retail installment sale contracts makes the benefit of refinancing smaller.  In addition, the use of low APR financing to increase sales of new cars, trucks and utility vehicles limits the situations in which an obligor could take advantage of lower rates by refinancing.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read “Risk Factors – The timing of principal payments on your notes is uncertain” in this prospectus.

DESCRIPTION OF THE NOTES

The following summary describes some terms of the notes and the indenture.  The trust will issue one or more classes of notes under the indenture between the trust and the indenture trustee specified in the prospectus supplement.  A form of the indenture is included as an exhibit to the registration statement filed with the SEC, that includes this prospectus.

Fixed and Floating Rate Notes

Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement.  Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may specify a different day count basis.

Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread specified in the prospectus supplement.  The trust will appoint a calculation agent identified in the prospectus supplement to determine LIBOR for each interest period and each class of floating rate notes.  The calculation agent will determine LIBOR for each interest period on the second London business day before that interest period but the prospectus supplement may specify a different LIBOR determination date.  All determinations of LIBOR by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the noteholders.  Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may specify a different day count basis.

If the trust issues floating rate notes, it may enter into interest rate swaps, caps and/or floors with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes.  The material terms of these hedging arrangements and information about the interest rate hedge counterparties will be described in the prospectus supplement.

Principal and Interest Payments on the Notes

Each class of notes will have a stated principal amount and will bear interest at the interest rate specified in the prospectus supplement.  The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement.  Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes.  Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.

Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class.  One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call option to purchase the receivables.

The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the prior month).

Credit and Payment Enhancement

Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and payment enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of the notes.  If losses on receivables exceed the credit enhancement available, the noteholders will bear their allocable share of the loss, starting with the noteholders of the most junior class of notes outstanding.  The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.

“Credit enhancements” may include:

•                  A reserve account available to cover trustee fees and expenses, servicing fees, interest payments on the notes, priority principal payments and final principal payments if collections on the receivables were insufficient.  Any amounts remaining on deposit after payment of all fees and expenses owing by the trust and amounts owing on the notes and on any other securities issued by the trust will be released to the depositor.

•                  “Excess spread,” which is generally equal to the amount of interest collections and principal collections relating to the yield supplement discount remaining after paying trustee fees and expenses, servicing fees, senior amounts owing to any interest rate hedge counterparty, interest due on the notes and any required deposits in any reserve account.  The amount of excess spread will depend on factors such as APRs, the interest rates on the notes, prepayments, yield supplement overcollateralization amounts and losses.

•                  “Overcollateralization,” which is the amount by which the pool balance exceeds the note balance of the notes.

•                  Yield supplement discount arrangements for low APR receivables where the payments due under some low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

•                  Subordination of classes that causes more junior classes of securities to absorb losses before more senior classes.

•                  “Turbo” payments for a class of notes, where excess spread is used in addition to principal collections from the receivables to repay the principal of that class and no amounts are released to the holder of the residual interest until that class is paid.

“Payment enhancements” include:

•                  Interest rate swaps where the trust makes fixed payments on a monthly or other basis to an interest rate hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to an interest rate hedge counterparty and receives a payment on a monthly or other basis to the extent LIBOR or another referenced rate specified in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

•                  Third party payments, guarantees, surety bonds or letters of credit that would pay amounts specified in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.

Events of Default and Remedies

Events of Default.  Each of the following events will be an “Event of Default” under the indenture:

•                  failure to pay interest due on notes of the Controlling Class within the time period specified in the prospectus supplement,

•                  failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                  failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the Controlling Class, or

•                  bankruptcy or dissolution of the trust.

If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days.  Except in limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an Event of Default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the issuer knows of an Event of Default.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.

The holders of a majority of the note balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (a) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due only because of the acceleration of the notes) or (b) in respect of a covenant or provision of the Indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

The “Controlling Class” for a securitization transaction will be all outstanding classes voting as a single class, unless otherwise specified in the prospectus supplement.

Acceleration of the Notes.  If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.  If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

The holders of a majority of the note balance of the Controlling Class may rescind any declaration of acceleration if:

•                  notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•                  the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•                  all Events of Default (other than the nonpayment of amounts due only because of the acceleration of the notes) are cured or waived by the holders of a majority of the note balance of the Controlling Class.

Remedies Following Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of the holders of a majority of the note balance of the Controlling Class, may:

•                  file a lawsuit for the collection of the notes and enforce any judgment obtained,

•                  begin foreclosure proceedings on the receivables, and

•                  take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee, the noteholders and any interest rate hedge counterparties.

However, the indenture trustee is only permitted to sell the receivables if the following conditions are met, which depend on which Event of Default has occurred:

•                  If an Event of Default occurs because of the late payment of interest or principal of any note, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as they are received, except that the indenture trustee will sell the receivables if directed by the holders of a majority of the note balance of the Controlling Class.

•                  If an Event of Default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the receivables unless:

—           all of the noteholders of the Controlling Class consent to the sale,

—           the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties, or

—           the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of the holders of 66-2/3% of the note balance of the Controlling Class.

•                  If an Event of Default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the receivables unless:

—           all of the noteholders consent to the sale, or

—           the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties.

The indenture trustee will notify the noteholders at least 15 days before any sale of the receivables.  Any noteholder, the depositor, the servicer and any interest rate hedge counterparty may submit a bid to purchase the receivables and may purchase the receivables at any sale proceeding.

Payments Following Accelerations and Any Sale of the Receivables.  Following an acceleration of the notes or any sale of the receivables, any amounts collected by the indenture trustee will be paid according to the “post-acceleration” priority of payments described in the prospectus supplement.

Standard of Care of the Indenture Trustee Following an Event of Default.  If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the note balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an Event of Default and acceleration of the notes.

Limitation on Suits.  No noteholder will have the right to begin any legal proceeding for any remedy under the indenture unless:

•                  the noteholder has given notice to the indenture trustee of a continuing Event of Default,

•                  the holders of at least 25% of the note balance of the Controlling Class have requested the indenture trustee to begin the legal proceeding,

•                  the requesting noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•                  the indenture trustee has failed to begin the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•                  the holders of a majority of the note balance of the Controlling Class have not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the absolute right to begin at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and that right may not be impaired without the consent of the noteholder.

The indenture trustee and the noteholders will agree not to begin a bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties

Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document.

List of Noteholders

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•                  the indenture trustee has received all notes for cancellation or, with some limitations, funds sufficient to pay all notes in full,

•                  the trust has paid all other amounts payable by it under the transaction documents, and

•                  the trust has delivered an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•                  further protect the indenture trustee’s interest in the receivables and other trust assets subject to the lien of the indenture,

•                  add to the covenants of the trust for the benefit of the noteholders,

•                  transfer or pledge any trust assets to the indenture trustee,

•                  cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture, so long as it will not have a material adverse effect on the notes or the rights of any interest rate hedge counterparty, and

•                  modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.

Except as described below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (1) without the consent of the noteholders if (a) the administrator certifies that the amendment will not have a material adverse effect on the notes and (b) each rating agency (i) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes or (ii) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes or (2) with the consent of the holders of a majority of the note balance of the Controlling Class.  In each case, the indenture trustee must receive a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•                  change the provisions for amending the indenture or voting or consent under the indenture,

•                  change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial pool balance at which that option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•                  impair the right of noteholders to begin suits to enforce the indenture,

•                  change the definition of Controlling Class, or

•                  permit the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.

Residual Interest; Issuance of Additional Securities

The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make payments on the notes, or to make any other required payments or deposits according to the priority of payments described in the prospectus supplement.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:

•                  the depositor delivers an officer’s certificate that the issuance of the additional notes or certificates will not adversely affect in any material respect the interest of any noteholder, and

•                  the depositor delivers a legal opinion to the indenture trustee, the owner trustee and the rating agencies that the issuance of the additional notes or certificates will not (1) cause any outstanding note to be deemed sold or exchanged, (2) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or (3) adversely affect the treatment of the outstanding notes as debt, in each case, for federal income tax purposes.

The depositor may register the additional notes or certificates and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Investors who hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC’s rules and procedures.

Investors should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payments and tax withholding applicable to their purchase of the notes.  In particular, investors should note that DTC’s rules and procedures limit the ability of the issuer and the indenture trustee to make post-payable adjustments for principal and interest payments after a specified time period, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•                  the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•                  the administrator terminates the book-entry system through DTC, or

•                  after the occurrence of an Event of Default or a Servicer Termination Event, the holders of a majority of the note balance of the Controlling Class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the prior month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Computing the Outstanding Principal Amount of the Notes

The monthly investor report described in the prospectus supplement will include a note factor for each class of notes that can be used to compute the portion of the principal amount outstanding on that class of notes each month.  The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

SOME IMPORTANT LEGAL CONSIDERATIONS

Matters Relating to Bankruptcy

Sale of Receivables by Ford Credit to the Depositor.  The sale of the receivables by Ford Credit to the depositor will be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit will adversely affect the trust’s rights in the receivables.  Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will be a “true sale.” The depositor will have no recourse to Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.

On the closing date for the notes, Ford Credit and the depositor will receive a reasoned legal opinion that in a bankruptcy of Ford Credit:

•                  the receivables and the collections on the receivables would not be property of Ford Credit’s bankruptcy estate under U.S. federal bankruptcy laws, and

•                  the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositor or the trust.

This opinion will be subject to assumptions and qualifications and a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.

Structure of Depositor; Risk of Substantive Consolidation.  The depositor is organized as a special purpose entity and is restricted by its limited liability company agreement to activities designed to make it “bankruptcy-remote.” These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that the depositor will have any creditors.  This agreement also restricts the depositor from commencing a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers, including independent managers who are specifically instructed to take into account the interests of creditors of the depositor and the trusts created by the depositor, as well as the interests of the depositor, in any vote to allow the depositor to file for bankruptcy.  The limited liability company agreement also contains covenants meant to preserve the separate identity of the depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and the depositor.  The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself as liable for debts of the other and not commingle the depositor’s assets with the assets of Ford Credit or its affiliates.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to begin a bankruptcy proceeding against the depositor in connection with any obligations under the notes or the transaction documents.

On the closing date for a securitization transaction, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor so as to cause substantive consolidation of the assets and liabilities of the depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders.  This opinion will be subject to assumptions and qualifications, including an assumption that the depositor and Ford Credit comply with its limited liability company agreement.  A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Sale of Receivables by the Depositor to the Trust; Perfection of Security Interests.  The transfer of the receivables by the depositor to the trust will also be structured as a sale.  Similar to the sale by Ford Credit to the depositor, where Ford Credit is the sole member of the depositor, the depositor will retain an interest in the receivables it sells in the form of a residual interest in the trust.  This transfer may not be a “true sale” that removes the receivables from the bankruptcy estate of the depositor.  The depositor will grant a back-up security interest in the receivables to the trust and will file Uniform Commercial Code financing statements to perfect the trust’s ownership interest and security interest in the receivables.  The trust agreement contains provisions similar to those in the depositor’s limited liability company agreement designed to make it “bankruptcy-remote” by limiting the trust’s activities and requiring creditors to agree not to begin a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositor is a “true sale,” the depositor is not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor is not in bankruptcy, the trust’s perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is begun).  The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file Uniform Commercial Code financing statements to perfect and maintain the perfection of the security interest.

Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer.  The depositor does not intend to begin, and Ford Credit will agree that it will not cause the depositor to begin, a voluntary bankruptcy proceeding so long as the depositor is solvent.

The bankruptcy of the servicer will result in a Servicer Termination Event.  If no other Servicer Termination Event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the indenture trustee or the noteholders from terminating the servicer.

Payments made by Ford Credit or the depositor to repurchase receivables under the sale and servicing agreement may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy proceeding in respect of Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several respects.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on a particular company, including Ford Credit, the depositor or the trust, or the company’s creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust.  There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects.  There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  Ford Credit or the trust could, under some circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If Ford Credit were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by Ford Credit perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers.  In this case the receivables securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against Ford Credit.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws.  Based on these rules, the transfer of the receivables by Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•                                              that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•                                              that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company prior to the end of the applicable transition period of any future regulation, provided that the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will be a “true sale” between separate legal entities under applicable state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the receivables using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA.  However, there can be no assurance that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust.  In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, that accrued interest.

Security Interests in Receivables and Financed Vehicles

The sale and assignment of the receivables to the trust, the perfection of the security interests pledged in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state.  The retail installment sale contracts, both tangible and electronic, purchased by Ford Credit are “chattel paper” for purposes of the Uniform Commercial Code.  The sale, assignment and pledge of “chattel paper” may be perfected either by taking physical possession of tangible contracts and taking and maintaining “control” (within the meaning of the Uniform Commercial Code) of electronic contracts or by the filing of financing statements under the Uniform Commercial Code.

All retail installment sale contracts acquired by Ford Credit are assigned to Ford Credit by the dealer under the terms of an assignment agreement.  Each retail installment sale contract includes a grant by the obligor of a security interest in the financed vehicle.  Ford Credit either takes physical possession, in the case of tangible contracts, or takes and maintains “control”, in the case of electronic contracts, to obtain a perfected security interest in the contract against the dealer.  The tangible contracts are held by Ford Credit or by a third party vendor.  The electronic contracts are stored in a specially-designed computer system maintained by a third party vendor that identifies Ford Credit as the owner and establishes Ford Credit’s “control” of the electronic contracts.

The sale and assignment of the receivables from Ford Credit to the depositor and from the depositor to the trust and the pledge of the receivables from the trust to the indenture trustee, will be perfected, at each stage, by the filing of a financing statement under the Uniform Commercial Code.  Ford Credit will not transfer physical possession or “control” of the contracts to the trust or the indenture trustee, but will maintain possession and “control” and act as custodian for the trust and the indenture trustee.  Ford Credit will mark its accounting records and computer systems to reflect the assignment and pledge, but will not segregate the contracts that are in its possession or “control” and they will not be stamped or marked to reflect the sale and assignment to the trust or the pledge to the indenture trustee so long as Ford Credit is servicing the receivables.

Ford Credit follows procedures to perfect its security interest in the financed vehicle usually by notation of its lien on the certificate of title for the financed vehicle.  Generally, these procedures require the dealer to apply for a title that includes Ford Credit’s lien immediately after Ford Credit’s purchase of a contract.  The vehicle titling laws of most states also allow Ford Credit to retain possession of the certificate of title until the contract is paid in full.  The procedures to perfect Ford Credit’s lien on the financed vehicle depend on the actions of third parties, including dealers, vehicle owners and state and local motor vehicle registration authorities.  If Ford Credit obtains a validly perfected security interest in the financed vehicle on a timely basis, the trust, as assignee of the receivable, will also have the benefits of this security interest in most states.  To avoid the administrative burden and costs, no financed vehicles are re-registered to identify the trust as the new secured party on the certificate of title and the obligors will not be notified that their contracts have been sold.  If Ford Credit does not obtain a perfected security interest in the financed vehicle due to fraud, forgery, negligence or administrative error of any third party, its security interest and, therefore, that of the trust, could be subordinated to subsequent purchasers of the financed vehicle and subsequent lenders with a perfected security interest.  If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle following an obligor default would be adversely affected.  Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interest in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In most states, a perfected security interest in a financed vehicle continues for four months after the vehicle is moved to a new state from the state where it is registered and thereafter until the vehicle owner re-registers the vehicle in the new state.  Ford Credit, as secured party, must surrender possession if it holds the certificate of title to the financed vehicle, or would receive notice of surrender if its security interest is noted on the certificate of title.  In either case, Ford Credit would have the opportunity to continue its security interest in the financed vehicle in the new state.  Similarly, when an obligor sells a financed vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a lienholder and will have an opportunity to require repayment of the receivable before release of the lien.  Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interests in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

The trust’s security interest in the receivable or the financed vehicle may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.  In addition, if a financed vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement.  Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to purchase any receivable in these circumstances.

Legal Considerations Relating to the Contracts and the Financed Vehicles

Repossession; Notice of Sale and Cure Rights.  If an obligor defaults on its retail installment sale contract, the trust will have all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  These remedies include the right to perform self-help repossession unless it would be a breach of the peace or unless prohibited by state law.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle.  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If an obligor is in default on its contract, some states require that the secured party notify the obligor of the default and give the obligor a time period to cure the default prior to repossession.  In Ford Credit’s experience, this right to cure is exercised by only a limited number of defaulted obligors.

Upon repossession of a vehicle, the Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held.  The obligor has the right to redeem the vehicle prior to sale by paying the secured party the unpaid balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.  In some states, the obligor has the right to reinstate the contract by payment of past due amounts and other amounts instead of all amounts due under the contract.

Deficiency Judgments.  Ford Credit generally is required to apply the proceeds of sale of a repossessed vehicle to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable.  If the net proceeds from sale do not cover the full amount of the obligation, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit deficiency judgments.  Because a deficiency judgment is an unsecured personal judgment against the obligor for the shortfall, in many cases it is not useful to seek one.  If a deficiency judgment is obtained, it may be settled at a significant discount.

Consumer Protection Laws.  Numerous federal and state consumer protection laws impose substantial requirements upon dealers, finance companies, lenders and servicers involved in consumer finance, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions.  The most significant consumer protection laws regulating the receivables include the federal Truth-in-Lending Act and state motor vehicle retail installment sales acts that mandate financing disclosures that must be made to consumers; the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models; the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports and actions creditors must take to prevent identity theft; and the Gramm Leach Bliley Act and state privacy laws that require protection of specific consumer data and communication of privacy rights with consumers.  State motor vehicle retail installment sales acts and other state laws regulate fees, finance charges, collection processes and licensing requirements.  In some cases, these laws could affect the trust’s ability to enforce the receivables or subject the trust to claims and defenses of the obligor including claims the obligor may assert against the motor vehicle dealer who sold the financed vehicle.  In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances.  These equitable principles may relieve an obligor from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each receivable complies in all material respects with applicable requirements of law and that each receivable is not subject to claims or defenses of the obligor.  This representation is based on Ford Credit’s review of form contract terms, its review of completed contracts for errors apparent in the contract, and dealer representations of contract disclosure accuracy in agreements between Ford Credit and the dealer.  If an obligor has a claim against the trust for any violation of law with respect to a receivable, that violation would be a breach by Ford Credit and the depositor and if the breach has a material adverse effect on any receivable, Ford Credit and the depositor would have to repurchase the receivable unless the breach is cured in all material respects by the end of any applicable grace period.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, an obligor who enters military service after the origination of a retail installment sale contract may be entitled to relief on finance charges in excess of 6%, and Ford Credit must suspend any attempts to self-help repossess the vehicle.  Receivables with obligors who are in the military or who subsequently enter the military may be included in the receivables owned by the trust and neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to these laws.

Bankruptcy Limitations.  U.S. bankruptcy laws affect the ability of the trust to realize upon collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.  Neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to a bankruptcy proceeding after the cutoff date.

TAX CONSIDERATIONS

General

Below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  There can be no assurance that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective investors who:

•                  purchase notes in the initial distribution of the notes,

•                  are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•                  hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•                  a citizen or resident of the United States,

•                  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•                  an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this discussion, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership.  Partners are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Trusts

At the time that one or more classes of notes are issued by a trust, tax counsel to the depositor identified in the prospectus supplement will opine that, assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Except as specified in the related prospectus supplement, tax counsel will also opine that the offered notes will be treated as debt for U.S. federal income tax purposes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor.  Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to some noteholders.  For example, income to some tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt.  For a class or classes of offered notes, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the notes to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be treated as debt.  The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.  Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trust” above.

Treatment of Stated Interest.  The stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued according to the noteholder’s method of tax accounting.

Original Issue Discount.  If the prospectus supplement states that a class of notes is to be treated as issued with original issue discount, or “OID,” a holder of those notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, generally under a constant yield method.

Disposition of Notes.  If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder with respect to the note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  If the FATCA withholding tax, as described under "-Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities" below, does not apply, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•                  is signed under penalties of perjury by the beneficial owner of the note,

•                  certifies that the beneficial owner is not a U.S. noteholder, and

•                  provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN or W-8BEN-E, which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Under some circumstances, an IRS Form W-8BEN or W-8BEN-E can remain effective indefinitely.  The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or W-8BEN-E.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent.  However, in this case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•                  the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•                  in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities. After June 30, 2014, a 30% withholding tax generally will apply to payments of interest on, and after December 31, 2016, on gross proceeds from the disposition of, notes issued or significantly modified after June 30, 2014, that are made to foreign financial institutions and certain non-financial foreign entities. Withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or "FATCA," generally will not apply where payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA. The FATCA withholding tax applies regardless of whether a payment otherwise would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment. Prospective noteholders should consult their own tax advisors regarding the application and requirements of these information reporting and withholding provisions under FATCA and any applicable intergovernmental agreement for the implementation of FATCA.

State Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective investors are encouraged to consult their tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and some entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan.  Under ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•                  whether the investment is permitted under the plan’s governing documents,

•                  whether the fiduciary has the authority to make the investment,

•                  whether the investment is consistent with the plan’s funding objectives,

•                  the tax effects of the investment,

•                  whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of a trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•                  whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase, holding and/or disposition of the notes offered by this prospectus and the prospectus supplement.  Unless otherwise stated, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of an interest or participation in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan.  In this case, exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor.  Included among these exemptions are:

•                  prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•                  PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•                  PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•                  PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•                  PTCE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases, holds or disposes of notes of any class will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  However, these plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  Each plan that is subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of the plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a non-exempt violation of these similar laws or regulations.

PLAN OF DISTRIBUTION

The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement.  In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as stated in the prospectus supplement.

The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.  After the initial public offering of the notes, the public offering prices and the concessions may be changed.

The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date for a securitization transaction.

The depositor and Ford Credit will indemnify the underwriters against specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•                  over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•                  stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•                  syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•                  penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if begun, may be discontinued at any time.

LEGAL OPINIONS

Counsel for the trust, the depositor and the servicer identified in the prospectus supplement will review or provide legal opinions on legal matters relating to the notes, including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability.  Counsel for the underwriters identified in the prospectus supplement will review or provide legal opinions on legal matters relating to the notes and other matters for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-189385 under the Securities Act of 1933, for the notes offered by this prospectus.  You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

The servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF DOCUMENTS BY REFERENCE

The trust “incorporates by reference” some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to the notes unless exempt from the registration requirements of the Securities Act).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.

Requests for copies should be directed to:

Ford Credit Auto Receivables Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 0802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Fax number:  (313) 390-4133

INDEX OF DEFINED TERMS

clean up call	5	OID	48
Controlling Class	36	overcollateralization	35
credit enhancement	34	payment enhancement	35
depositor	22	plans	50
DTC	39	pool balance	27
ERISA	50	Prepayments	32
Event of Default	35	principal balance	27
excess spread	34	PTCE	51
FATCA	50	receivables	4
financed vehicles	4	responsible person	29
Ford	4	SEC	3
Ford Credit	4	servicer	5
initial pool balance	27	Servicer Termination Event	31
IRS	46	simple interest receivable	27
LIBOR	33	trust	4
obligors	4

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus.  Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on its date.  Ford Credit is not offering the notes in any state where their offer is not permitted.

Ford Credit Auto
Receivables Two LLC
Depositor

Ford Motor
Credit Company LLC
Sponsor and Servicer

Ford Credit Auto
Owner Trust 2014-C
Issuing Entity or Trust

$508,000,000 Class A-2 0.61%
Asset Backed Notes

$504,400,000 Class A-3 1.06%
Asset Backed Notes

$105,510,000 Class A-4 1.56%
Asset Backed Notes

$47,350,000 Class B 1.97%
Asset Backed Notes

$31,570,000 Class C 2.16%
Asset Backed Notes

PROSPECTUS SUPPLEMENT

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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